Exhibit 10.1

EXECUTION COPY

$50,000,000

CREDIT AGREEMENT

Dated as of January 5, 2017

Among

CLAIRE’S (GIBRALTAR) INTERMEDIATE HOLDINGS LIMITED

and CLAIRE’S GERMANY GMBH

as Borrowers,

CLAIRE’S SWITZERLAND GMBH

CLAIRE’S FRANCE S.A.S.

CLAIRE’S ACCESSORIES UK LTD

CLAIRE’S ACCESSORIES SPAIN, S.L.

CLAIRE’S HOLDINGS S.A. R.L.

CLAIRE’S HOLDING GMBH

CLAIRE’S LUXEMBOURG S.A. R.L.

CLAIRE’S EUROPEAN DISTRIBUTION LIMITED

CLAIRE’S EUROPEAN SERVICES LIMITED

CSI LUXEMBOURG S.A. R.L.

and CLAIRE’S FASHION PROPERTY CORP.

as Guarantors,

THE LENDERS PARTY HERETO,

BOTTICELLI LLC,

as Administrative Agent

and

CORTLAND CAPITAL MARKET SERVICES LLC,

as Collateral Agent

i

(continued)

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		Page
SECTION 9.24	Affiliate Lenders	114

SECTION 9.25	Appointment for Perfection; Disclosure	116

SECTION 9.26	Conflicts; German Loan Parties	116

v

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance

Exhibit B-1	Form of Guarantee Agreement

Exhibit B-2	Form of Security Agreement

Exhibit C	Form of Note

Schedule 1.01A	Immaterial Subsidiaries

Schedule 1.01B	Mortgaged Properties

Schedule 1.01C	Excluded Subsidiaries

Schedule 1.01D	Security Documents

Schedule 1.01E	Agreed Security Principles

Schedule 2.01	Commitments

Schedule 3.01	Organization and Good Standing

Schedule 3.04	Governmental Approvals

Schedule 3.06(a)	Subsidiaries

Schedule 3.06(b)	Subscriptions

Schedule 3.10	Taxes

Schedule 3.15	Intellectual Property

Schedule 3.16	Anti-Money Laundering Laws

Schedule 4.01	Closing Deliverables

Schedule 5.11	Post-Closing Deliverables

Schedule 6.01	Indebtedness

Schedule 6.02(a)	Liens

Schedule 6.04	Investments

Schedule 6.07	Transactions with Affiliates

Schedule 9.01	Notice Information

CREDIT AGREEMENT, dated as of January 5, 2017 (this “Agreement”), among CLAIRE’S (GIBRALTAR) INTERMEDIATE HOLDINGS LIMITED (“CGIH” or “Holdings”) and CLAIRE’S GERMANY GMBH, as borrowers (together with Holdings, each a “Borrower” and together, the “Borrowers”), CLAIRE’S SWITZERLAND GMBH, a limited liability company incorporated under the laws of Switzerland with registered office at c/o Curator & Horwath AG, Badenerstrasse 141, 8004 Zurich, Switzerland, CLAIRE’S FRANCE S.A.S., a société par actions simplifiée (joint-stock company) incorporated under the laws of France and having its registered office at 82, rue Beaubourg, 75003 Paris, France, registered with the Paris Trade and Companies Register (RCS) under the number 342 837 416, CLAIRE’S ACCESSORIES UK LTD, CLAIRE’S ACCESSORIES SPAIN, S.L., CLAIRE’S HOLDINGS S.A. R.L., a société à responsabilité limitée (private limited liability company) incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 412F, Route d’Esch, 1030, Luxembourg, registered with the Luxembourg Trade and Companies Register (RCS) under the number B133878 (“Luxco 1”), CLAIRE’S LUXEMBOURG S.A. R.L., a société à responsabilité limitée (private limited liability company) incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 17 , rue de Glesener, L-1631, Luxembourg, registered with the Luxembourg Trade and Companies Register (RCS) under the number B172269 (“Luxco 2”), CLAIRE’S EUROPEAN DISTRIBUTION LIMITED, CLAIRE’S EUROPEAN SERVICES LIMITED, CSI LUXEMBOURG S.A. R.L., a société à responsabilité limitée (private limited liability company) incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 17, rue de Glesener, L-1631, Luxembourg, registered with the Luxembourg Trade and Companies Register (RCS) under the number B 75751 (“Luxco 3”), CLAIRE’S FASHION PROPERTY CORP. and CLAIRE’S HOLDING GMBH, a limited liability company incorporated under the laws of Switzerland with registered office at Rhypark / Rheinweg 4, 8200 Schaffhausen, Switzerland, as guarantors (together with each other Person that becomes a party to a Security Document pursuant to Section 5.10(d), each, a “Guarantor” and collectively, the “Guarantors”), solely with respect to Section 5.12, CLAIRE’S (GIBRALTAR) HOLDINGS LIMITED (“CGHL”), as a party, the LENDERS party hereto from time to time (the “Lenders”), BOTTICELLI LLC, as administrative agent (in such capacity, the “Administrative Agent”) and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

WHEREAS, CGIH is a wholly owned subsidiary of CGHL, and CGHL is a wholly owned subsidiary of Claire’s Stores, Inc., a Florida corporation (“Claire’s Stores”);

WHEREAS, the Borrowers are party to that certain Amended and Restated Multicurrency Revolving Facility Agreement dated as of September 20, 2016 among the Borrowers and HSBC Bank PLC, as lender (the “Existing Revolving Credit Facility”);

WHEREAS, the Borrowers, the Lenders and the Agents (as defined below) have agreed to enter into this Agreement providing for, among other things, a $50 million term loan (the “Term Loan”) to be funded by the Lenders on the Closing Date (as defined below); and

WHEREAS, the proceeds of the Term Loan shall be used to repay the outstanding indebtedness of the Borrowers under the Existing Revolving Credit Facility in full and for other purposes set forth herein.

NOW, THEREFORE, subject to the conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I.

Definitions

SECTION 1.01    Defined Terms. As used in this Agreement (including the recitals hereto), the following terms shall have the meanings specified below:

“ABL Credit Agreement” shall mean that certain ABL Credit Agreement, dated as of August 12, 2016, among the Parent, Claire’s Stores, as borrower, the lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

“Additional Interest” shall have the meaning assigned to such term in Section 2.12.

“Additional Mortgage” shall have the meaning assigned to such term in Section 5.10(c).

“Administrative Agent” shall mean, initially, the Initial Lender (acting on behalf of itself) and if at any time there is more than one Lender (following an assignment by the Initial Lender of all or any portion of its Loans pursuant to Section 9.04), each Person appointed as a successor agent on behalf of the Lenders pursuant to Section 8.09.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Affiliate Lender” shall have the meaning assigned to such term in Section 9.24(a).

“Agents” shall mean, collectively, the Administrative Agent and the Collateral Agent.

“Agreed Security Principles” shall have the meaning set forth on Schedule 1.01E.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Anti-Money Laundering Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to Holdings, the Subsidiaries or their respective Affiliates related to terrorism financing or money laundering, including any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Prepayment Premium” shall mean, as of any date of determination, an amount equal to: (a) during the period from and after the Closing Date up to and including the first anniversary of the Closing Date, the Make-Whole Premium, (b) during the period after the first anniversary of the Closing Date up to and including the date that is 18 months after the Closing Date, 4.0% times the outstanding principal balance of the Loans being prepaid or repaid, and (c) during any period after the date that is 18 months after the Closing Date, 0%.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Approved Jurisdiction” shall mean a member state of the European Union, Turkey, Iceland, Lichtenstein, Albania, Serbia, Montenegro, Switzerland, Norway, Belarus and Georgia.

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets of Holdings or any Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and Holdings (if required by Section 9.04), in the form of Exhibit A to this Agreement or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to Holdings.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof accounted for as a liability at such time determined in accordance with GAAP.

“Cash Pooling Agreements” shall mean separately and together

(a)	the cash concentration and pooling service operated by HSBC Bank PLC pursuant to a cross border cash concentration and pooling services agreement dated 18 May 2010; and

(b)	the collective sterling net overdraft facilities provided by HSBC Bank PLC to the Borrowers (as defined therein) pursuant to facilities agreements dated 12 July 2012, 4 December 2012, 10 April 2014 and 1 July 2015 and each made between (1) HSBC Bank PLC and (2) the Borrowers (as defined therein) with a combined limit of GBP £100; and

(c)	the collective sterling net overdraft facilities provided by HSBC Bank PLC to the Borrowers (as defined therein), pursuant to facilities agreements dated 17 August 2012 and 15 May 2015 and each made between (1) HSBC Bank PLC and (2) the Borrowers (as defined therein) with a combined limit of EUR 100, under which the accounts collectively operate at a net credit position in each case and which do not, as part of the cash pooling arrangement, permit transfers between accounts of amounts in excess of the amount required to achieve a zero balance with respect to any account with a net debit position, such arrangements, “Cash Pooling Arrangements”, as in effect on the date hereof, as such agreements may be amended, supplemented, restated, replaced or otherwise modified; provided that such agreements shall (i) only give effect to Cash Pooling Arrangements as part of the ordinary course business operation of CGHL and its Subsidiaries, (ii) not provide for any overdraft facilities with a combined limit in excess of the amounts described in clauses (b) and (c) above and (iii) not provide for the incurrence of any Indebtedness by CGHL or any of its Subsidiaries other than Cash Pooling Arrangements.

“Cash Pooling Arrangements” shall have the meaning assigned to such term in the definition of “Cash Pooling Agreements.”

“CGHL” shall have the meaning assigned to such term in the recitals to this Agreement.

“CGHL Default” shall mean any “default” or “event of default” under any Indebtedness of CGHL or any of its subsidiaries (other than Holdings and the Subsidiaries) with a principal amount in excess of $5,000,000, which default either (i) results in such Indebtedness becoming due prior to its stated maturity date or (ii) enables or permits the holders or lenders thereof to cause such Indebtedness to become due or to require the prepayment, repurchase, redemption or defeasance thereof prior to its scheduled maturity date, in each case, with all applicable cure and grace periods having expired.

“CGHL Pledge Agreement” shall mean the Pledge Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time), by and between CGHL and the Collateral Agent in form and substance reasonably satisfactory to the Administrative Agent.

“CGIH” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

A “Change in Control” shall be deemed to occur if:

(a)    at any time, (i) Claire’s Stores shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of CGIH, (ii) a majority of the seats (other than vacant seats) on the Board of Directors of CGIH at any time be occupied by persons who were neither (A) nominated or approved by the Board of Directors of Claire’s Stores, CGHL or CGIH or a Permitted Holder, (B) appointed by directors so nominated or approved nor (C) appointed by a Permitted Holder, (iii) a “change of control” (or similar event) shall occur under any Material Indebtedness or any Permitted Refinancing Indebtedness in respect of any of the foregoing or any Disqualified Stock (to the extent the aggregate amount of the applicable Disqualified Stock exceeds $35 million) or (iv) CGHL shall fail to own directly, beneficially and of record, 100% of the issued and outstanding Equity Interests of CGIH; or

(b)    any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of CGIH.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Claire’s Stores” shall have the meaning assigned to such term in the preamble to this Agreement.

“Closing Date” shall mean the date on which the conditions precedent set forth in Article IV have been satisfied (or waived), which date shall be no later than January 5, 2017.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Collateral” shall mean the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Collateral Agent or any subagent for the benefit of the Lenders pursuant to any of the Security Documents.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Agent Fee Letter” means that certain fee letter, dated as of January 5, 2017, by and among the Collateral Agent and Holdings.

“Collateral Agreement” shall mean each of (i) the Guarantee Agreement and (ii) the Security Agreement.

“Collateral and Guarantee Requirement” shall mean the requirement that, subject, in each case, to the Agreed Security Principles and Section 5.11:

(a)    on or prior to the Closing Date (or such later date as the Administrative Agent may agree), the Collateral Agent shall have received (i) from each Loan Party, a counterpart of each Collateral Agreement in the form of Exhibits B-1 and B-2 to this Agreement, duly executed and delivered on behalf of such person and (ii) an acknowledgment and consent in form and substance satisfactory to the Administrative Agent, executed and delivered by each issuer of Pledged Collateral (as defined in the Security Agreement), if any, that is a Subsidiary of a Loan Party but is not a Loan Party;

(b)    on or prior to the Closing Date (or such later date as the Administrative Agent may agree), (A) the Collateral Agent shall have received a pledge of all the issued and outstanding Equity Interests of each Subsidiary of the Loan Parties (other than Excluded Subsidiaries), and (B) the Collateral Agent (or a bailee on behalf of the Collateral Agent) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)    on or prior to the Closing Date (or such later date as the Administrative Agent may agree), the Collateral Agent shall have received from each Loan Party each of the Security Documents and each other document, filing or deliverable set forth on Schedule 1.01D, each in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent;

(d)    in the case of any person that becomes a Wholly Owned Subsidiary of Holdings (other than an Excluded Subsidiary or an Immaterial Subsidiary) after the Closing Date, within fifteen (15) Business Days of the formation or acquisition thereof (or such later date as the Administrative Agent may agree), the Collateral Agent shall have received a supplement to each Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Wholly Owned Subsidiary;

(e)    after the Closing Date, within fifteen (15) Business Days after the date of acquisition or formation thereof (or such later date as the Administrative Agent may agree), (i)(A) all the outstanding Equity Interests of any person that becomes a Subsidiary after the Closing Date (other than an Immaterial Subsidiary) and (B) all the Equity Interests (other than in respect of an Immaterial Subsidiary) that are acquired by a Loan Party after the Closing Date, shall have been pledged pursuant to a Security Document governed by the law of the jurisdiction of organization of such Subsidiary or the Subsidiary thereof, as applicable and (ii) the Collateral Agent (or a bailee on behalf of the Collateral Agent) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(f)    except as otherwise contemplated by any Security Document or as set forth on Schedule 5.11, on or before the Closing Date (or such later date as the Administrative Agent may agree), all documents and instruments required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(g)    on or before the date that is sixty (60) days after the Closing Date (or such later date as the Administrative Agent may agree), the Administrative Agent shall have received evidence of the insurance required by the terms of this Agreement and the Mortgages (if any); and

(h)    after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10, and (ii) upon reasonable request by the Administrative Agent, evidence of compliance with any other requirements of Section 5.10.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make a Loan on the Closing Date pursuant to Section 2.01. The amount of each Lender’s Commitment is set forth on Schedule 2.01. The aggregate amount of the Lenders’ Commitments is $50,000,000.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consolidated Debt” at any date shall mean the sum of (without duplication) the principal or face amount, regardless of whether GAAP would require a different amount to be recited on the balance sheet of Holdings and the Subsidiaries, of all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money, Disqualified Stock and Indebtedness in respect of the deferred purchase price of property or services of Holdings and the Subsidiaries, in each case, as determined on a consolidated basis on such date.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(i)    any net after tax extraordinary gains or losses or income or expense or charge (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to new product lines, plant shutdown costs, curtailments or modifications to pension and post retirement employee benefit plans, excess pension charges, acquisition integration costs, facilities opening costs, and expenses or charges related to any offering of Equity Interests or debt securities of Claire’s Stores or any Parent Entity, any Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), in each case, shall be excluded,

(ii)    any net after tax income or loss from abandoned, closed or discontinued operations and any net after tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(iii)    any net after tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Borrowers) shall be excluded,

(iv)    any net after tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Swap Agreements or other derivative instruments resulting from fair-value accounting required by the applicable standards under GAAP shall be excluded,

(v)    (A) the equity interest in the Net Income for such period of any person that is not a subsidiary of such person or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any person in excess of the amounts included in clause (A),

(vi)    Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(vii)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any acquisition consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(viii)    any non-cash impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles, including key money amortization, arising pursuant to GAAP shall be excluded;

(ix)    any non-cash expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,

(x)    expenses associated with additional accruals and reserves that were established or adjusted within twelve months after February 28, 2012 and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,

(xi)    non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standards under GAAP and related interpretations shall be excluded,

(xii)    to the extent otherwise included in Consolidated Net Income any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Swap Agreements for currency exchange risk, shall be excluded,

(xiii)    (i) the non-cash portion of “straight-line” rent expense shall be excluded, (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (iii) the non-cash amortization of tenant allowances shall be excluded and (iv) cash received from landlords for tenant allowances shall be included,

(xiv)    an amount equal to the amount of any Restricted Payments actually made to any parent or equity holder of such person in respect of such period shall be included as though such amounts had been paid as income taxes directly by such person for such period, and

(xv)    any (a) one-time non-cash compensation charges, (b) costs and expenses after February 28, 2012 related to employment of terminated employees (including but not limited to change of control payments, “gross up” payments under Code Sections 280G and 4999 and the acceleration of options) or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on February 28, 2012 of officers, directors and employees, in each case of such person or any of its Subsidiaries, shall be excluded.

“Consolidated Total Assets” shall mean, as of any date, the consolidated total assets of Holdings and the Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Holdings as of such date.

“Constituent Document” means with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the charter, articles of incorporation, certificate of incorporation, constitution, articles of formation, deed of foundation, memorandum, certificate of formation or certificate of limited partnership of such Person, (b) the bylaws, articles of association, operating agreement, partnership agreement, joint venture agreement or governing agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Equity Interests of such Person.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Debt Fund Affiliate Lender” shall mean entities managed by the Fund or funds advised by its affiliated management companies that are primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in any Parent Entity, CGHL, the Borrowers or the Subsidiaries has the right to make any investment decisions.

“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, scheme of arrangement or similar debtor relief Laws of the United States or other applicable jurisdictions (including without limitation Gibraltar, England and Wales, Germany, Switzerland, France, Luxembourg and the Cayman Islands), from time to time in effect.

“Deed of Postponement” means that certain Deed of Postponement, dated as of the date hereof, by and among inter alios Holdings as an “Original Obligor” and HSBC Bank PLC as the “Account Bank.”

“Deed of Release” means that certain Deed of Release, dated as of the date hereof, by and among inter alios the Borrowers as “Released Parties” and HSBC Bank PLC as the “Secured Party.”

“Default” shall mean any event or condition which, but for the giving of notice, lapse of time or both would constitute an Event of Default.

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) either mandatorily or at the option of the holders thereof, is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the earlier of (x) the Final Maturity Date and (y) the date on which the Loans and all other Obligations that are accrued and payable are repaid in full; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Holdings or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by Holdings in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” shall mean lawful money of the United States of America.

“EBITDA” shall mean, with respect to Holdings and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of Holdings and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xiii) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i)    provision for Taxes based on income, profits or capital of Holdings and the Subsidiaries for such period, including, without limitation, state, franchise and similar Taxes and foreign withholding Taxes (including any penalties and interest related to such Taxes or arising from Tax examinations),

(ii)    Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of Holdings and the Subsidiaries for such period (net of interest income of Holdings and the Subsidiaries for such period),

(iii)    depreciation and amortization expenses of Holdings and the Subsidiaries for such period including the amortization of intangible assets, key money expense, deferred financing fees and capitalized software expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,

(iv)    any expenses or charges (other than depreciation or amortization expense as described in the preceding clause (iii)) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to the Obligations and (y) any amendment or other modification of the Obligations or other Indebtedness,

(v)    [reserved],

(vi)    restructuring charges or reserves,

(vii)    any other non-cash charges; provided, that, for purposes of this subclause (vii) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period and any other item specifically identified in the definition of “Consolidated Net Income” or in this definition of “EBITDA”),

(viii)    [reserved],

(ix)    any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Loan Parties,

(x)    the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid to the Fund or any Fund Affiliate (or any accruals related to such fees and related expenses) during such period; provided, that such amount shall not exceed in any four quarter period the sum of (i) the greater of $6 million and 2.0% of EBITDA for such four quarter period, plus any reasonable out of pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods, plus (ii) the amount of deferred fees (to the extent such fees would otherwise have been permitted to be included in clause (i) if paid, but were not included in such clause (i)), plus (iii) 2.0% of the value of transactions permitted hereunder and entered into by the Parent and its subsidiaries with respect to which the Fund or any Fund Affiliate provides any of the aforementioned types of services, plus (iv) the payment of the present value of all amounts payable pursuant to any agreement described in this subclause (x) of this clause (a) in connection with the termination of such agreement,

(xi)    non-cash stock compensation expense including GAAP charges associated with any long-term incentive plan now in effect or later established,

(xii)    any non-cash charges associated with any income or loss from disposed, abandoned, discontinued operations or store closures to the extent not already captured in clause (ii) of the definition of “Consolidated Net Income”, and

(xiii)    (i) fees and expenses incurred or paid by the Loan Parties directly or indirectly in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, including all fees and expenses incurred in connection with the refinancing of the Existing Revolving Credit Facility and (ii) Exchange Transaction Expenses,

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of Holdings and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Embargoed Person” shall mean (i) any country or territory that is the subject of a sanctions program administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or (ii) any party that (w) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC, (x) is a “designated national” pursuant to OFAC’s Cuban Assets Control Regulations (31 C.F.R. 515.305), (y) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of a sanctions program administered by OFAC or (z) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other requirement of law.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any applicable law (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, release or threatened release of, or exposure to, any hazardous material or to occupational health and safety matters (to the extent relating to the environment or hazardous materials).

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Offer” shall mean, collectively, (x) the exchange of Senior Secured Second Lien Notes, Senior Unsecured Notes and Senior Subordinated Notes for new five-year term loans of Claire’s Stores and certain of its subsidiaries, senior secured term loans of CLSIP LLC, an indirect wholly-owned subsidiary of Claire’s Stores, and senior term loans of CGHL, (y) entry into the definitive loan documentation for the Existing Revolving Credit Facility and (z) entry into definitive loan documentation for (i) the Second Amended and Restated Credit Agreement of Claire’s Stores and certain of its subsidiaries, dated as of August 12, 2016 and effective as of September 20, 2016, with Credit Suisse AG, Cayman Islands Branch, as administrative agent thereunder, (ii) the ABL Credit Agreement of Claire’s Stores and certain of its subsidiaries, dated as of August 12, 2016 and effective as of September 20, 2016, with Credit Suisse AG, Cayman Islands Branch, as administrative agent thereunder and (iii) the $40,000,000 Credit Agreement of CGHL, dated as of August 12, 2016 and effective as of September 20, 2016, with Credit Suisse AG, Cayman Islands Branch, as administrative agent thereunder.

“Exchange Transactions” shall mean, collectively, the transactions consummated in connection with the Exchange Offer.

“Exchange Transaction Expenses” shall mean any fees or expenses incurred or paid by Holdings or any of the Subsidiaries, or any direct or indirect Parent Entity, directly or indirectly in connection with the Exchange Transactions and the transactions contemplated thereby including, without limitation, any payments which are accelerated or increased by reason of the consummation of the transactions.

“Excluded Subsidiary” means each Subsidiary listed on Schedule 1.01C.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) any income Taxes imposed on (or measured by) its net income (however denominated or franchise Taxes imposed in lieu of net income Taxes) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or any other jurisdiction as a result of such recipient engaging in a trade or business in such jurisdiction for tax purposes, (b) any branch profits Tax or any similar Tax that is imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender making a Loan, (x) except in the case of a Lender that is an assignee pursuant to a request by Holdings under Section 2.19, any withholding Tax that is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to such Loan (or designates a new lending office) except to the extent that such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to any withholding Tax pursuant to Section 2.17(a) or Section 2.17(c) or (y) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.17(e), Section 2.17(f) or Section 9.04(i) with respect to such Loan, and (d) any Taxes imposed under FATCA.

“Existing Revolving Credit Facility” shall have the meaning assigned to such term in the recitals to this Agreement.

“Extraordinary Receipts” shall mean any cash received by Holdings or any of its Subsidiaries (and not consisting of proceeds described in Section 2.11(a) or (b) or other debt issuances permitted hereunder) consisting of proceeds of property and casualty insurance (other than proceeds from business interruption insurance) and condemnation awards (and payments in lieu thereof).

“Fair Market Value” shall mean, with respect to any asset or property, the price which could be negotiated in an arms’-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“FATCA” shall mean Sections 1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code) as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller (or the equivalents in the relevant jurisdictions) of such person.

“Final Maturity Date” shall mean January 31, 2019.

“Foreign Plan Event” shall mean, with respect to any Foreign Pension Plan of any Loan Party or any of their respective subsidiaries located within Gibraltar, Germany, Switzerland, France, the United Kingdom, the Cayman Islands or Luxembourg, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to timely make or, if applicable, accrue in accordance with normal accounting practices, any material amount of employer or employee contributions required by applicable law or by the terms of such Foreign Pension Plan, (c) the receipt of a notice by a Governmental Authority to terminate any such Foreign Pension Plan or giving notice to appoint a trustee or similar official to administer any such Foreign Pension Plan, or giving notice of insolvency in respect of such

Foreign Pension Plan, in each case, as would be material to the Loan Parties and the subsidiaries, (d) the incurrence of any liability, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect resulting from the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any material liability by any Loan Party or any of their respective subsidiaries, or the imposition on any Loan Party or any of their respective subsidiaries of any material fine, excise tax or penalty resulting from any noncompliance with any applicable law or (f) a final determination that any Loan Party or any of their respective subsidiaries are responsible for a material deficit or funding shortfall in a Foreign Pension Plan.

“Foreign Pension Plan” shall mean any employee pension benefit plan that is required to be funded and maintained under applicable law or any mandatory or non-mandatory insurances or contractual agreements regarding any payments or fringe benefits in addition to the salary.

“French Security Documents” means all Security Documents governed by French law and “French Security Document” means any of them.

“French Transaction Security” means any security assumed and accepted by or through the Collateral Agent or the Secured Parties, as the case may be, pursuant to any French Security Document and held or administered by the Collateral Agent on behalf of or in trust for the Secured Parties hereunder and any addition or replacement or substitution thereof.

“Fund” shall mean Apollo Management VI, L.P. and other affiliated co-investment partnerships.

“Fund Affiliate” shall mean (i) each Affiliate of the Fund and (ii) any individual who is a partner or employee of Apollo Management, L.P. or the Fund.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02; provided that any reference to the application of GAAP in Sections 3.10(b), 3.12, 5.03, 5.07 and 6.02(e) to a Subsidiary (and not as a consolidated Subsidiary of Holdings) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Subsidiary.

“German Security Documents” means all Security Documents governed by German law and “German Security Document” means any of them.

“German Tax Code” means Abgabenordnung as of January 1, 1977.

“German Transaction Security” means any security assumed and accepted by or through the Collateral Agent or the Secured Parties, as the case may be, pursuant to any German Security Document and held or administered by the Collateral Agent on behalf of or in trust for the Secured Parties hereunder and any addition or replacement or substitution thereof.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligations, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit, bank guarantee or other letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Guarantee Agreement” shall mean the Guarantee Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time), among each Loan Party and the Collateral Agent in the form of Exhibit B-1.

“Guarantor” shall have the meaning assigned to such term in the preamble to this Agreement.

“Holdings” shall mean CGIH.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of Holdings most recently ended, have assets with a value in excess of

2.5% of the Consolidated Total Assets or revenues representing in excess of 2.5% of total revenues of Holdings and the Subsidiaries on a consolidated basis for the applicable Test Period, and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of Holdings’ most recently ended, did not have assets with a value in excess of 5.0% of Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of Holdings and the Subsidiaries on a consolidated basis for the applicable Test Period. Each Immaterial Subsidiary as of the Closing Date shall be set forth in Schedule 1.01A.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and bank guarantees, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above) and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities (i) with a term not exceeding 364 days arising in the ordinary course of business and consistent with past practice or (ii) that would not constitute indebtedness on a balance sheet prepared in accordance with GAAP, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP or (E) deferred rent expense. The Indebtedness of any person shall include the Indebtedness of any partnership or joint venture in which such person is a general partner or joint venture partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Ineligible Institution” shall mean (i) the persons identified in writing to, and acceptable to (in its sole discretion), the Administrative Agent by Holdings prior to the Closing Date, and (ii) bona fide competitors of Holdings and the Subsidiaries as may be identified in writing to the Administrative Agent by Holdings from time to time thereafter in order to update such list, with the written consent of the Administrative Agent, by delivery of a notice thereof to the Administrative Agent setting forth such person or persons (or the person or persons previously identified to the Administrative Agent that are to be no longer considered “Ineligible Institutions”).

“Initial Lender” shall have the meaning assigned to such term in the preamble hereto.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of such person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by Holdings and the Subsidiaries with respect to Swap Agreements, and interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Holdings to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Interest Payment Date” shall mean each January 15, April 15, July 15 and October 15, provided, that if any such date is not a Business Day, the Interest Payment Date shall be the next Business Day after such date.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b).

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04.

“lending office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Loan Documents” shall mean this Agreement, the Guarantee Agreement, the Security Documents, the Collateral Agent Fee Letter, the Deed of Postponement, the Deed of Release and any Note issued under Section 2.09(d).

“Loan Parties” shall mean, collectively, the Borrowers and the Guarantors.

“Loans” shall mean, collectively, the Term Loans made by the Lenders pursuant to Section 2.01.

“Local Time” shall mean New York City time.

“Luxembourg Loan Parties” shall mean Luxco 1, Luxco 2 and Luxco 3 (each as defined in the Preamble).

“Luxembourg Security Agreements”: shall mean, collectively, (i) the Luxembourg Accounts Pledge Agreement; (ii) the Luxembourg Receivables Pledge Agreement; and (iii) the Luxembourg Share Pledge Agreement.

“Luxembourg Accounts Pledge Agreement” means each Luxembourg law accounts pledge agreement entered in connection with this Agreement between: (i) a Luxembourg Loan Party as pledgor and (ii) the Administration Agent as administrative agent and pledgee, creating a first-ranking accounts pledge (gage de premier rang) over all bank accounts of the Luxembourg Loan Party opened with the banks (or other financial institutions) incorporated in Luxembourg, together with the acknowledgement of the relevant Luxembourg account bank of the pledge created thereunder.

“Luxembourg Receivables Pledge Agreement” means a Luxembourg law receivables pledge agreement entered in connection with this Agreement between: (i) Luxembourg Loan Parties as pledgors; and (ii) the Administration Agent as administrative agent and pledgee, creating a first-ranking pledge (gage de premier rang) over all accounts receivable of the Luxembourg Loan Parties.

“Luxembourg Share Pledge Agreement” means each Luxembourg law share pledge agreement entered in connection with this Agreement between: (i) the immediate parent of each Luxembourg Loan Party as pledgor; and (ii) the Administration Agent as administrative agent and pledgee; and (iii) such Luxembourg Loan Party, creating a first-ranking pledge (gage de premier rang) over 100% of shares in such Luxembourg Loan Party.

“Make-Whole Premium” shall mean, as of any date of determination, an amount equal to the excess of:

(a)    the “present value” as of the date of such payment of (i) 104% of the principal amount of the Loans being prepaid on such date (including, without limitation, the amount of the Financing Fee that is capitalized as interest), plus (ii) all interest payments which would have accrued, from the date of such payment through the Final Maturity Date, on the principal amount of the Loans being repaid on such date, such interest to be calculated on such amount at a rate of 12.00% per annum, over

(b)    the principal amount of the Loans (including, without limitation, the amount of the Financing Fee that is capitalized as interest) being prepaid;

provided that the Make-Whole Premium may in no event be less than zero. For purposes of this definition “present value” with respect to clause (a)(i) and (a)(ii) shall be computed using a discount rate, applied quarterly, equal to the Treasury Rate as of such prepayment date plus 50 basis points.

“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of Claire’s Stores, Holdings and the Subsidiaries, as the case may be, on the Closing Date together with (x) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of Claire’s Stores or Holdings, as the case may be, was approved by a vote of a majority of the directors of Claire’s Stores or Holdings, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (y) executive officers and other management personnel of Claire’s Stores, Holdings and the Subsidiaries, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of Holdings, such Subsidiary or Claire’s Stores, as the case may be.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or condition of Holdings and the Subsidiaries, taken as a whole, or the validity or enforceability of any of the material Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Contract” shall mean any contract with a member of the NA Group that is material to the business or operations of Holdings or any Subsidiary and to which Holdings or any Subsidiary is a party, including, without limitation, licenses of intellectual property.

“Material Indebtedness” shall mean Indebtedness (other than Loans or intercompany Indebtedness among any of Holdings and any of the Subsidiaries) of CGHL or any of its subsidiaries or Holdings or any Subsidiary in an aggregate principal amount exceeding $5 million.

“Material Subsidiary” shall mean any Subsidiary other than Immaterial Subsidiaries.

“Maturity Date” shall mean the earliest of (a) the date on which the outstanding Loans and accrued and unpaid Obligations with respect thereto become due and payable pursuant to Section 7.01 or any other provision of this Agreement and (b) the Final Maturity Date.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean, collectively, each Real Property owned in fee by any Loan Party that is set forth on Schedule 1.01B and each additional Real Property encumbered by a Mortgage pursuant to Section 5.10.

“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to any Mortgaged Property, each in form reasonably satisfactory to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“NA Group” shall mean Claire’s Stores and each subsidiary of Claire’s Stores other than CGHL, Holdings and the Subsidiaries.

“NA Group Default” shall mean any “default” under any Indebtedness of Claire’s Stores or any of its subsidiaries (other than CGHL, Holdings and the Subsidiaries) with a principal amount in excess of $25,000,000, which default either (i) results in such Indebtedness becoming due prior to its stated maturity date or (ii) enables or permits the holder or lenders thereof to cause such Indebtedness to become due or to require the prepayment, repurchase, redemption or defeasance thereof prior to its scheduled maturity date, in each case, with all applicable cure and grace periods having expired.

“Net Cash Proceeds” shall mean (i) with respect to any Asset Sale by, or any Extraordinary Receipt received by, Holdings or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Holdings or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 6.02 on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Asset Sale (other than Indebtedness under this Agreement), (B) customary out-of-pocket fees and expenses related thereto incurred by Holdings or such Subsidiary in connection therewith, (C) transfer taxes paid or payable to any taxing authorities by Holdings or such Subsidiary in connection therewith, and (D) other taxes paid or reasonably estimated to be paid in connection with such Asset Sale (after taking into account any tax credits or deductions and any tax sharing arrangements) in connection therewith; and (ii) with respect to the issuance or incurrence of any Indebtedness by Holdings or any of its Subsidiaries, or the sale or issuance by Holdings or any of its Subsidiaries of any shares of its Equity Interests, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Holdings or such Subsidiary in connection therewith, after deducting therefrom only (A) customary out-of-pocket fees and expenses related thereto incurred by Holdings or such Subsidiary in connection therewith, and (B) taxes paid or payable by Holdings or such Subsidiary in connection therewith; in each case of clause (i) and (ii) to the extent, but only to the extent, that the expenses or taxes so deducted are (1) actually paid to a person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of Holdings or any of its Subsidiaries, (2) paid within the first anniversary of such transaction, (3) reduced by any and all refunds of such taxes (and amounts credited against such taxes), and (4) properly attributable to such transaction or to the asset that is the subject thereof.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Note” shall mean a promissory note of the Borrowers in substantially the form of Exhibit C.

“Notes Offering Memorandum” shall mean the Offering Memorandum, dated September 6, 2012, in respect of additional Senior Secured First Lien Notes.

“Obligations” shall mean (a) the due and punctual payment by the Loan Parties of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrowers, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Loan Parties to any of the Agents or Lenders under this Agreement and each of the other Loan Documents, including the Applicable Prepayment Premium to the extent applicable, obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of the Loan Parties under or pursuant to this Agreement and each of the other Loan Documents, and shall include the obligations under Section 8.10.

“Other Connection Taxes” means, with respect to any Lender or Agent, Taxes imposed as a result of a present or former connection between such Lender or Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overhead Expenses” shall have the meaning assigned to such term in the definition of “Permitted Foreign Cash Transfer”.

“Parallel Obligations” shall have the meaning assigned to such term in Section 8.10.

“Parent” shall mean Claire’s, Inc., a Delaware corporation.

“Parent Entity” shall mean any direct or indirect parent of Holdings.

“Participant” shall have the meaning assigned to such term in Section 9.04(d).

“Permitted Business Acquisition” shall mean any acquisition in the ordinary course of the Loan Parties’ business (including the acquisitions of stores, leases for stores or other operating assets) of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (iv) to the extent required by Section 5.10, any person acquired in such acquisition shall be merged into a Loan Party or become, upon consummation of such acquisition, a Loan Party; (v) such acquired business, assets or Persons are located or organized in an Approved Jurisdiction; (vi) the aggregate amount of such acquisitions and investments (x) made for cash consideration following the Closing Date shall not exceed $5,000,000 or (y) made for non-cash consideration following the Closing Date shall not exceed $15,000,000.

“Permitted Foreign Cash Transfer” shall mean any payment or other transfer of cash by Holdings:

(a)

to any member of the NA Group (collectively, “Permitted Transferees” and each a “Permitted Transferee”) in respect of (i) (x) overhead, legal, accounting and other professional fees and expenses (collectively, “Overhead Expenses”) of any Permitted Transferee and (y) fees and expenses (other than Overhead Expenses) in connection with the maintenance of any Permitted Transferee’s existence or any Permitted Transferee’s indirect ownership of Holdings and the Subsidiaries, in an aggregate amount for all such amounts in clauses (x) and (y) not to exceed (A) $250,000 in any fiscal month plus (B) the aggregate amount of the unused portion of the aggregate amounts set forth in clause (A) with respect to all prior fiscal months after the Closing Date, provided, that any such payments pursuant to this clause (a)(i) shall not exceed $1,000,000 in any fiscal month, and (ii) Taxes then due and owing (or that will be due and owing promptly following receipt of the payment or transfer) of (x) Holdings and the Subsidiaries or (y) any Permitted Transferee; provided, that, in the case of subclauses (i) and (ii), no Default, Event of Default or NA Group Default shall have occurred and be continuing;

(b)	to CGHL in respect of, or to pay, regularly scheduled non-default interest, fees and expenses then due and owing under Indebtedness of CGHL existing as of the Closing Date and any Permitted Refinancing Indebtedness in respect thereof (collectively with the items described in clause (b) of Section 6.06, “CGHL Expenses”); provided, that, with respect to such payments under this clause (b), (i) no Default, Event of Default or CGHL Default shall have occurred and be continuing and (ii) such payments shall be made solely by way of an intercompany loan; or

(c)	(i) to any Permitted Transferee or to CGHL for distribution by CGHL to any Permitted Transferee (including, without limitation, for payments of principal and interest then due and owing under Indebtedness of the NA Group, payments of other fees and expenses of the NA Group and other general corporate purposes) or (ii)(A) to CGHL in respect of, or to pay, regularly scheduled non-default interest, fees and expenses then due and owing under Indebtedness of CGHL incurred after the Closing Date and any Permitted Refinancing Indebtedness in respect thereof and (B) to CGHL for payments of principal then due and owing under Indebtedness of CGHL; provided, that (x)(A) in the case of payments pursuant to subclause (c)(i), no Default, Event of Default, CGHL Default or NA Group Default shall have occurred and be continuing and (B) in the case of payments pursuant to subclause (c)(ii), no Default, Event of Default or CGHL Default shall have occurred and be continuing, (y) both before and after giving effect to such transfer (A) Holdings and the Subsidiaries shall have Unrestricted Cash of at least $7,000,000 and (B) the Loan Parties shall have Unrestricted Cash Collateral of at least $2,000,000 and (z) the Total Net Secured Leverage Ratio of Holdings and the Subsidiaries on a Pro Forma Basis after giving effect to such transfer shall be less than or equal to 2.00:1.00; provided, further, that payments pursuant to this clause (c) shall be made solely by way of an intercompany loan.

“Permitted Holder” shall mean each of (i) the Fund and the Fund Affiliates, and (ii) the Management Group.

“Permitted Investments” shall mean:

(a)    direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(b)    time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250.0 million and whose long term debt, or whose parent holding company’s long term debt, is rated A by S&P or A by Moody’s;

(c)    repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)    commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrowers) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 1 (or higher) according to Moody’s, or A 1 (or higher) according to S&P;

(e)    securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;

(f)    shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)    money market funds that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5 billion;

(h)    time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Borrowers and the Subsidiaries, on a consolidated basis, as of the end of the Borrowers’ most recently completed fiscal year; and

(i)    instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) except with respect to Section 6.01(i), the weighted average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to the shorter of (i) the weighted average life to maturity of the Indebtedness being Refinanced and (ii) the weighted average life to maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the Final Maturity Date were instead due on the date that is one year following the Final Maturity Date, (c) the stated final maturity of such Permitted Refinancing Indebtedness is not earlier than the earlier of (x) the final stated maturity of the Indebtedness being Refinanced or (y) 91 days following the Final Maturity Date; (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced and (e) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced; provided further, that such Permitted Refinancing Indebtedness shall be (i) on terms not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced or (ii) on terms which are consistent with market terms at such time for such Indebtedness.

“Permitted Transferee” shall have the meaning assigned to such term in the definition of “Permitted Foreign Cash Transfer”.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Platform” shall have the meaning assigned to such term in Section 9.17(a).

“Pledged Collateral” shall have the meaning assigned to such term in the Security Agreement and the CGHL Pledge Agreement.

“Preferred Stock” shall mean any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDA, effect shall be given to any Asset Sale, any acquisition, Investment, disposition, merger, amalgamation, consolidation (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, and any restructurings of the business of Holdings or any of the Subsidiaries (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period, (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Receivables Financing, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of Holdings and may include, for the applicable Reference Period, adjustments to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the relevant pro forma event and projected by Holdings in good faith to be realized within 12 months after such pro forma event (including, to the extent applicable, the Exchange Transactions). Holdings shall deliver to the Administrative Agent a certificate of a Financial Officer of Holdings setting forth such demonstrable or additional operating expense reductions and other operating improvements, synergies or cost savings and information and calculations supporting them in reasonable detail.

For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“PSC Register” means “PSC Register” within the meaning of section 790C(10) of the Companies Act 2006.

“Qualified Equity Interests” shall mean any Equity Interests other than Disqualified Stock.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by Holdings or any of the Subsidiaries, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Required Lenders” shall mean, at any time, Lenders having a majority in aggregate principal amount of outstanding Loans under this Agreement.

“Responsible Officer” of any person shall mean director or any executive officer or Financial Officer of such person and any other officer or similar official thereof in each case responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payment” shall have the meaning assigned to such term in Section 6.06.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“Sale and Lease Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean the “Secured Parties” as defined in the Security Agreement.

“Security Agreement” shall mean the Security Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time), among each Loan Party and the Collateral Agent in the form of Exhibit B-2.

“Security Documents” shall mean the Mortgages, each Collateral Agreement, the CGHL Pledge Agreement, the Swiss Collateral Documents, the German Security Documents, the Luxembourg Security Agreements, the French Security Documents, each of the security agreements and other instruments and documents listed on Schedule 1.01D and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10 or Section 5.11.

“Senior Secured Debt” at any date shall mean (i) the aggregate principal amount of Consolidated Debt of Holdings and the Subsidiaries outstanding at such date that consists of, without duplication, (A) Indebtedness that in each case is then secured by a Lien and (B) other Indebtedness of the Subsidiaries referenced in Consolidated Debt, less (ii) the aggregate amount of Unrestricted Cash and Permitted Investments of Holdings and the Subsidiaries on such date.

“Senior Secured First Lien Notes” shall mean up to $1,125 million aggregate principal amount of Claire’s Stores’ 9.00% Senior Secured First Lien Notes due 2019 issued pursuant to the Senior Secured First Lien Notes Indenture and outstanding on the Closing Date.

“Senior Secured First Lien Notes Indenture” shall mean the Indenture dated as of February 28, 2012 under which the Senior Secured First Lien Notes were issued, among Claire’s Stores and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“Specified Collateral Value” shall mean, as of any date of determination, the sum of (i) the aggregate book value of accounts receivable (including any bills of exchange) owned by the Loan Parties or any Subsidiary (excluding receivables owing from a member of the NA Group, CGHL or an Affiliate to such Loan Party or Subsidiary) plus (ii) the aggregate book value of Inventory owned by the Loan Parties and the Subsidiaries plus (iii) the aggregate amount of prepaid expenses of the Loan Parties and the Subsidiaries, in an amount not to exceed $10,000,000 at such time plus (iv) the aggregate amount of Unrestricted Cash and Permitted Investments of Holdings and the Subsidiaries.

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(e).

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of Holdings (which, for the avoidance of doubt, includes each Loan Party other than Holdings).

“Subsidiary Loan Parties” shall mean (a) each Wholly Owned Subsidiary of Holdings (other than any Excluded Subsidiary) and (b) each Wholly Owned Subsidiary of Holdings that becomes, or is required to become, a Guarantor after the Closing Date pursuant to Section 5.10(d).

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Claire’s Stores, the Borrowers or any of the Subsidiaries shall be a Swap Agreement.

“Swiss Account Pledge Agreements” means, collectively, the Swiss Claire’s Switzerland Account Pledge Agreement, Swiss Claire’s Holding Account Pledge Agreement and the Swiss CSI Luxembourg Account Pledge Agreement.

“Swiss Assigned Claims” means, collectively, the Swiss Claire’s Switzerland Assigned Claims and the Swiss Claire’s Holding Assigned Claims.

“Swiss Bank Accounts” means, collectively, the Swiss Claire’s Switzerland Bank Accounts, the Swiss Claire’s Holding Bank Accounts and the Swiss CSI Luxembourg Bank Accounts.

“Swiss Borrower” means any Borrower organized under the laws of Switzerland or, if different, deemed resident in Switzerland for Swiss Withholding Tax purposes.

“Swiss Claire’s Holding Account Pledge Agreement” means that certain Bank Account Pledge Agreement, dated as of the date hereof, between Claire’s Holding GmbH, as pledgor, and the Collateral Agent, acting for itself (including as creditor of the Parallel Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of the other Lenders as secured parties, in form and substance acceptable to the Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time, regarding the Swiss Claire’s Holding Bank Accounts.

“Swiss Claire’s Holding Assigned Claims” means the Assigned Claims (as defined in the Swiss Claire’s Holding Receivables Assignment Agreement).

“Swiss Claire’s Holding Bank Accounts” means the Pledged Assets (as defined in the Swiss Claire’s Holding Account Pledge Agreement).

“Swiss Claire’s Holding Pledged Equity Interests” means the Pledged Assets (as defined in the Swiss Claire’s Holding Share Pledge Agreement).

“Swiss Claire’s Holding Receivables Assignment Agreement” means that certain Receivables Assignment Agreement, dated as of the date hereof, between Claire’s Holding GmbH, as pledgor, and the Collateral Agent, as secured party acting for itself and for the account of the Lenders as beneficiaries, in form and substance acceptable to the Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time, regarding the Swiss Claire’s Holding Assigned Claims.

“Swiss Claire’s Holding Share Pledge Agreement” means that certain Share Pledge Agreement, dated as of the date hereof, between Claire’s Holdings S.à r.l., as pledgor, and the Collateral Agent, acting for itself (including as creditor of the Parallel Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of the other Lenders as secured parties, in form and substance acceptable to the Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time, regarding the Swiss Claire’s Holding Pledged Equity Interests.

“Swiss Claire’s Switzerland Account Pledge Agreement” means that certain Bank Account Pledge Agreement, dated as of the date hereof, between Claire’s Switzerland GmbH, as pledgor, and the Collateral Agent, acting for itself (including as creditor of the Parallel Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of the other Lenders as secured parties, in form and substance acceptable to the Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time, regarding the Swiss Claire’s Switzerland Bank Accounts.

“Swiss Claire’s Switzerland Assigned Claims” means the Assigned Claims (as defined in the Swiss Claire’s Switzerland Receivables Assignment Agreement).

“Swiss Claire’s Switzerland Bank Accounts” means the Pledged Assets (as defined in the Swiss Claire’s Switzerland Account Pledge Agreement).

“Swiss Claire’s Switzerland Pledged Equity Interests” means the Pledged Assets (as defined in the Swiss Claire’s Switzerland Share Pledge Agreement).

“Swiss Claire’s Switzerland Receivables Assignment Agreement” means that certain Receivables Assignment Agreement, dated as of the date hereof, between Claire’s Switzerland GmbH, as pledgor, and the Collateral Agent, as secured party acting for itself and for the account of the Lenders as beneficiaries, in form and substance acceptable to the Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time, regarding the Swiss Claire’s Switzerland Assigned Claims.

“Swiss Claire’s Switzerland Share Pledge Agreement” means that certain Share Pledge Agreement, dated as of the date hereof, between Claire’s Holding GmbH, as pledgor, and the Collateral Agent, acting for itself (including as creditor of the Parallel Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of the other Lenders as secured parties, in form and substance acceptable to the Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time, regarding the Swiss Claire’s Switzerland Pledged Equity Interests.

“Swiss CSI Luxembourg Account Pledge Agreement” means that certain Bank Account Pledge Agreement, dated as of the date hereof, between CSI Luxembourg S.à r.l., as pledgor, and the Collateral Agent, acting for itself (including as creditor of the Parallel Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of the other Lenders as secured parties, in form and substance acceptable to the Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time, regarding the Swiss CSI Luxembourg Bank Accounts.

“Swiss CSI Luxembourg Bank Accounts” means the Pledged Assets (as defined in the Swiss CSI Luxembourg Account Pledge Agreement).

“Swiss Code of Obligations” means the Swiss Code of Obligations of 30 March 1911, as amended and restated from time to time.

“Swiss Collateral” means, collectively, the Swiss Pledged Equity Interests, the Swiss Bank Accounts and the Swiss Assigned Claims.

“Swiss Collateral Documents” means, collectively, the Swiss Share Pledge Agreements, the Swiss Account Pledge Agreements and the Swiss Receivables Assignment Agreements.

“Swiss Guarantor” means any Guarantor organized under the laws of Switzerland or, if different, deemed resident in Switzerland for Swiss Withholding Tax purposes.

“Swiss Guidelines” means, together, the guideline “Interbank Loans” of 22 September 1986 (S-02.123) (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), the guideline “Syndicated Loans” of January 2000 (S-02.128) (Merkblatt “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen” vom Januar 2000), the guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), the guideline “Bonds” of April 1999 (S-02.122.1) (Merkblatt “Obligationen” vom April 1999), the circular letter No. 34 “Customer Credit Balances” of 26 July 2011 (1-034-V-2011) (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), the circular letter No. 15 of 7 February 2007 (1-015-DVS-2007) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss Federal Withholding Tax and Swiss Federal Stamp Taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der

Verrechnungssteuer und der Stempelabgaben” vom 7. February 2007); all as issued, and as amended or replaced from time to time, by the Swiss Federal Tax Administration (SFTA) or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Swiss Non-Bank Rules” means the Swiss Ten Non-Bank Rule, the Swiss Twenty Non-Bank Rule, as well as any similar rule which is to be complied with in order to avoid that the Loans may be classified as bonds or other instruments bearing interest that is subject to Swiss Withholding Tax or in order to avoid that a Swiss Obligor be assimilated to a bank for Swiss Withholding Tax purposes.

“Swiss Obligor” means a Swiss Borrower or a Swiss Guarantor.

“Swiss Pledged Equity Interests” means, collectively, the Swiss Claire’s Switzerland Pledged Equity Interests and the Swiss Claire’s Holding Pledged Equity Interests.

“Swiss Qualifying Bank” means (i) any bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen) as amended from time to time; or (ii) any person or entity acting on its own account which is licensed as a bank by the banking laws in force in its jurisdiction of incorporation and any branch of a legal entity, which is licensed as a bank by the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and authority of decision making, all within the meaning of the Swiss Guidelines.

“Swiss Receivables Assignment Agreements” means, collectively, the Swiss Claire’s Switzerland Receivables Assignment Agreement and the Swiss Claire’s Holding Receivables Assignment Agreement.

“Swiss Share Pledge Agreements” means, collectively, the Swiss Claire’s Switzerland Share Pledge Agreement and the Swiss Claire’s Holding Share Pledge Agreement.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of creditors (within the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time) under this Agreement which are not Swiss Qualifying Banks must not, at any time, exceed ten (10), if and as long as a violation of this rule results in Swiss Withholding Tax consequences for a Swiss Obligor, in each case in accordance with the meaning of the Swiss Guidelines.

“Swiss Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Swiss Qualifying Banks, of a Swiss Obligor under all outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement and intra-group loans (if and to the extent intra-group loans are not exempt in accordance with art. 14a of the Swiss Federal Ordinance on withholding tax dated 19 December 1966), loans, facilities and/or private placements (including under this Agreement) must not, at any time, exceed twenty (20), if and as long as a violation of this rule results in Swiss Withholding Tax consequences for the Swiss Obligor; in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Withholding Tax” means the tax imposed based on the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer) as amended from time to time together with the related ordinances, regulations and guidelines.

“Switzerland” means the Swiss Confederation.]

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, withholdings or similar charges (including ad valorem charges) imposed by any Governmental Authority and any and all interest, penalties and additions related thereto, including, without limitation, taxes as defined in Section 3 of the German Tax Code (Abgabenordnung).

“Term Loan” shall have the meaning assigned to such term in the recitals to this Agreement.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Loan Parties then most recently ended (taken as one accounting period).

“Total Net Secured Leverage Ratio” shall mean, on any date, the ratio of (a) Senior Secured Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of Holdings and the Subsidiaries most recently ended as of such date; provided, that EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Treasury Rate” shall mean as of any prepayment date, the yield to maturity as of such prepayment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the prepayment date to the Final Maturity Date; provided, however, that if the period from the prepayment date to the Final Maturity Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one- twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

“U.K. Debenture” shall mean the Debenture, dated as of the date hereof, by and between Claire’s Accessories UK Ltd and the Collateral Agent.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code.

“Unrestricted Cash” shall mean cash and cash equivalents of Holdings or any of the Subsidiaries that would not appear as “restricted” on a balance sheet of Holdings or any of the Subsidiaries.

“Unrestricted Cash Collateral” shall mean cash held in deposit accounts of the Loan Parties that would not appear as “restricted” on a balance sheet of Holdings or such Loan Party and that is subject to a first priority or first ranking perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties; provided, that cash held in deposit accounts of the Loan Parties shall be deemed for the purposes of calculating “Unrestricted Cash Collateral” to be subject to a first priority or first ranking perfected security interest prior to being so granted and/or perfected to the extent such deposit accounts are intended to be subject to a first priority or first ranking perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties in accordance with Section 5.10 or Section 5.11 hereof until the expiration of the period of time contemplated by Section 5.10 or Section 5.11, as applicable.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“VAT” means any tax imposed by Switzerland’s Federal Law of June 12, 2009 concerning Value Added Tax (SR 641.20), and any national legislation implementing that directive, together with any legislation supplemental thereto, and any other tax of a similar nature and all penalties, cost and interest related thereto.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02    Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements hereof and thereof. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if Holdings notifies the Administrative Agent that Holdings requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Holdings that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Without limitation of the immediately preceding sentence, any lease arrangements that are not (or, if entered into after the Closing Date, would not have been) Capital Lease Obligations as of the Closing Date but subsequently become Capital Lease Obligations whether as a result of (x) any changes in GAAP or (y) any changes in the terms of such arrangements required in connection with the ordinary course renewal or extension thereof, shall not constitute Capital Lease Obligations under any provision or for any other purposes of this Agreement. Notwithstanding anything in this Agreement, to the extent any Loan Party determines in good faith that any notice, certificate or other deliverable hereunder shall contain or constitute “material non-public information” (“MNPI”), Holdings shall so advise the Administrative Agent and if elected in writing by the Administrative Agent shall either redact or not deliver any such information determined to be MNPI (and the Loan Parties shall be deemed to be in compliance with any operative provision of this Agreement in relation thereto).

SECTION 1.03 Luxembourg terms. In this Agreement, where it relates to a company incorporated under the laws of Luxembourg, a reference to: (i) a “winding-up”, “administration”, “dissolution” or “receivership” includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally; (ii) a “receiver”, “administrative receiver”, “administrator” or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur or curateur; (iii) a “security interest” includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of real security or agreement or arrangement having a similar effect and any transfer of title by way of security; (iv) a person being “unable to pay its debts” includes that person being in a state of cessation of payments (cessation de paiements); (v) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés); and (iv) a director includes an administrateur.

SECTION 1.04    French Terms. In this Agreement, with respect to a Loan Party incorporated in France, a reference to:

(a)    a “composition”, “compromise”, “assignment” or similar “arrangement with any creditor” includes a “procédure de conciliation” and “mandate ad hoc” under articles L. 611-3 et seq. of the French Commercial Code (Code de commerce);

(b)    “compulsory manager”, “liquidator”, “receiver”, “administrator”, “administrative receiver”, includes an “administrateur judiciaire”, “mandataire ad hoc”, “conciliateur”, “liquidateur” or other similar officer;

(c)    a “guarantee” includes any “cautionnement”, “aval” or any “garantie” which is independent from the debt for which it relates;

(d)    a “lease” includes any “bail” or an “opération de crédit-bail”;

(e)    a “reorganisation” includes any contribution of part of its business in consideration of shares (“apport partiel d’actifs”), any demerger (“scission”) implemented in accordance with articles L. 236-1 to L. 236-24 of the French Commercial Code (Code de commerce) or any merger which includes any “fusion” implemented in accordance with articles L. 236-1 to L. 236-24 of the French Commercial Code (Code de commerce) or any operation of “transfert universel de patrimoine”;

(f)    a “Security” includes any type of security (“sûreté réelle”), transfer by way of security, trust (“fiducie”) or any other agreement or arrangement having a similar effect;

(g)    a person being “unable to pay its debts” includes that person being in a state of “cessation des paiements”; and

(h)    a “wind-up”, “dissolution”, “administration” or “bankruptcy” includes a “redressement judiciaire”, “cession totale ou partielle de l’entreprise”, “liquidation judiciaire”, “procédure de sauvegarde financière accélérée”, “procédure de sauvegarde accélérée” or “procédure de sauvegarde” under articles L. 620-1 et seq. of the French Commercial Code (Code de commerce).

ARTICLE II.

The Credits

SECTION 2.01    Commitments. Upon the terms and subject to the conditions set forth herein, each Lender agrees to make a Loan in Dollars to the Borrowers on the Closing Date in an amount equal to such Lender’s Commitment. Once repaid, the Term Loan may not be reborrowed. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

SECTION 2.02    [Reserved].

SECTION 2.03    [Reserved].

SECTION 2.04    Procedure for Borrowing. On the Closing Date, each Lender shall make available to the account of the Administrative Agent, an amount in immediately available funds equal to its Commitment. Upon receipt of the funds to be made available by the Lenders, the Administrative Agent shall disburse such funds by depositing the requested amounts into the account(s) specified by Holdings to the Administrative Agent.

SECTION 2.05    [Reserved].

SECTION 2.06    [Reserved].

SECTION 2.07    [Reserved].

SECTION 2.08    [Reserved].

SECTION 2.09    Repayment of Loans; Evidence of Debt.

(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)    The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(d)    Any Lender may request that Loans made by it be evidenced by a Note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form of Exhibit C. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(e)    The outstanding unpaid principal balance and all accrued and unpaid interest on the Loans shall be due and payable on the Maturity Date.

SECTION 2.10    Fees. The Borrowers shall pay to the Collateral Agent, for its own account, the fees described in the Collateral Agent Fee Letter, on the terms, in the amount and at the times set forth therein.

SECTION 2.11    Prepayment of Loans.

(a)    Immediately upon any Asset Sale by Holdings or any of its Subsidiaries pursuant to Section 6.05 (a), (f) or (i), but, if applicable, subject to the reinvestment right set out in clause (d) below, the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by Holdings or such Subsidiary in connection with such Asset Sale to the extent that the aggregate amount of such Net Cash Proceeds received by all Loan Parties and the Subsidiaries (and not otherwise paid to the Administrative Agent as a prepayment of the Loans) shall exceed, for all such Asset Sales in any fiscal year of the Borrowers, $5,000,000.

(b)    Upon the issuance or incurrence by Holdings or any of its Subsidiaries of any Indebtedness (other than Indebtedness permitted pursuant to Section 6.01), the Borrowers shall prepay the outstanding amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.

(c)    Upon the receipt by Holdings or any of its Subsidiaries of any Extraordinary Receipts, but subject to the reinvestment right set out in clause (d) below, the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by Holdings or such Subsidiary, in connection with such Extraordinary Receipt to the extent that the aggregate amount of the Net Cash Proceeds received by all Loan Parties and the Subsidiaries (and not otherwise paid to the Administrative Agent as a prepayment of the Loans) shall exceed, for all such Extraordinary Receipts in any fiscal year of Holdings and the Subsidiaries, $5,000,000.

(d)    Notwithstanding the foregoing, in connection with the receipt of Net Cash Proceeds from (A) Extraordinary Receipts and (B) Asset Sales pursuant to Section 6.05(f) or (i) (but, for the avoidance of doubt, not Section 6.05(a)), such Net Cash Proceeds shall not be required to be applied to the prepayment of the Loans on such date to the extent Holdings notifies the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrowers’ intention to use any portion of such proceeds, within 365 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Subsidiaries (and with respect to Net Cash Proceeds received by a Loan Party, useful in the business of such Loan Party) or to make Permitted Business Acquisitions and other Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale or Extraordinary Receipt giving rise to such proceeds was contractually committed, such portion of such proceeds shall not constitute Net Cash Proceeds except to the extent not, within 365 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 365 days period but within such 365 days period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such 365 days period shall constitute Net Cash Proceeds as of such date without giving effect to this proviso).

(e)    The Borrowers shall have the right at any time and from time to time to prepay the Loans in whole or in part, in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000.

(f)    Prior to any prepayment of the Loans, Holdings shall notify the Administrative Agent in writing not later than 2:00 p.m., Local Time, one (1) Business Day before the scheduled date of such prepayment, which notice shall be irrevocable except to the extent conditioned on a refinancing of all or any portion of the Loans. Each prepayment of Loans shall be applied to the Loans such that each Lender receives its ratable share of such prepayment (based upon the respective Loans held by the Lenders at the time of such prepayment). Prepayments of Loans shall be accompanied by accrued interest on the amount repaid and, as liquidated damages and compensation for the costs of makeup funds available hereunder solely with respect to prepayments of Loans pursuant to Sections 2.11(b) and 2.11(e), the Applicable Prepayment Premium. The Borrowers agree that the amount of the Applicable Prepayment Premium is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticalities of determining actual damages resulting from an early prepayment of the Loans.

SECTION 2.12    Additional Interest. The Borrowers agree to pay additional interest to each Lender until the first anniversary of the Closing Date (the “Additional Interest”) in an aggregate amount equal to 3.00% per annum of the aggregate principal amount of such Lender’s ratable share of Loans outstanding as of the Closing Date. The Additional Interest shall be paid as capitalized interest quarterly to the Lenders (in quarterly amounts equal to 0.75% of the aggregate principal amount of such Lender’s ratable share of Loans outstanding as of the Closing Date) and added to the principal balance of the Loans on the Interest Payment Dates occurring on April 15, 2017, July 15, 2017, October 15, 2017 and January 15, 2018.

SECTION 2.13    Interest.

(a)    The Loans shall bear interest at a rate per annum equal to 12.00% per annum. Accrued interest on the Loans shall be payable in arrears on each Interest Payment Date, commencing with the Interest Payment Date occurring on April 15, 2017, and upon the Maturity Date; provided, that (x) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (y) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(b)    Automatically and for so long as any Event of Default shall have occurred and be continuing under Section 7.01(b), (c), (h) or (i) (or at the election, after notice to Holdings, of the Administrative Agent or Required Lenders for so long as any other Event of Default shall have occurred and be continuing) (i) all Loans shall bear interest after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or (ii) in the case of any other amount

(including, but not limited to, fees to be paid under the Loan Documents), such amount shall bear interest at a rate per annum equal to 2% plus the rate applicable to Loans as provided in paragraph (a) of this Section.

(c)    All interest hereunder shall be computed on the basis of a year of 365 days or 366, as applicable, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)    Minimum Interest.

(i)    By entering into this Agreement, the Parties have assumed in good faith that the interest payable hereunder is not and will not become subject to any deduction on account of Swiss Withholding Tax. Nevertheless, in the event that Swiss Withholding Tax should be imposed on any interest payable under this Agreement or another Loan Document and should it be unlawful for a Swiss Obligor to comply with Section 2.17(a) for any reason (where this would otherwise be required by the terms of Section 2.17(a)) then:

(a)    the applicable interest rate in relation to that interest payment shall be (1) the interest rate which would have applied to that interest payment (as provided for in this Section 2.13) in the absence of this paragraph (d), divided by (2) one (1) minus the rate at which the relevant deduction on account of Swiss Withholding Tax is required to be made (where the rate at which such deduction is required to be made is for this purpose expressed as a fraction of (1) rather than as a percentage);

(b)    that Swiss Obligor shall: (i) pay the relevant interest at the adjusted rate in accordance with paragraph (A) above and (ii) make the deduction on account of Swiss Withholding Tax on the interest so recalculated and remit such amount to the applicable Governmental Authority; and

(c)    all references to a rate of interest payable by a Swiss Obligor in respect of each relevant Loan shall be construed accordingly.

SECTION 2.14    [Reserved].

SECTION 2.15    [Reserved].

SECTION 2.16    [Reserved].

SECTION 2.17    Taxes.

(a)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except where required by applicable law. If any applicable withholding agent shall be required by applicable law to deduct any Taxes from such payments, then (i) to the extent the deduction is an account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    Each Loan Party shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes payable by the Administrative Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party under any Loan Document and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17 and Section 2.13(d)(i)(b)(ii)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender shall be conclusive absent manifest error.

(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority and as soon as practicable following the making of any payment pursuant to Section 2.13(d)(i)(b)(ii), such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Any Lender that is entitled to an exemption from or reduction of withholding Tax or backup withholding Tax with respect to payments under any Loan Document shall deliver to Holdings (with a copy to the Agents), to the extent such Lender is legally eligible to do so, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law, or as may reasonably be requested by Holdings or the Administrative Agent to permit such payments to be made without such withholding tax or at a reduced rate. In addition, each Lender shall deliver such forms, if legally eligible to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify Holdings and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate (or any other form of certification adopted by the United States of America or other taxing authorities for such purpose).

(f)    Without limiting the generality of Section 2.17(e) above:

(A)    If a payment made to a Lender under any Loan Document would be subject withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Holdings and the Agents at the time or times prescribed by law and at such time or times reasonably requested by Holdings or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Holdings or the Administrative Agent as may be necessary for Holdings and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(B)    Each Lender that is a United States Person shall deliver to Holdings and the Administrative Agent two executed originals of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party and upon the expiration of any form previously delivered by such Lender.

(C)    Notwithstanding any other provision of this Section 2.17, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally eligible to deliver.

(g)    If the Agents or Lender has received a refund (in cash or as an offset against other Taxes payable) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17 or pursuant to Section 2.13(d)(i)(b)(ii), it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 or pursuant to Section 2.13(d)(i)(b)(ii)with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of the Agents, such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent, such Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent, such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender in the event the Administrative Agent, such Lender is required to repay such refund to such Governmental Authority. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems in good faith to be confidential) to the Loan Parties or any other person.

(h)    Any payments by any Loan Party under any Loan Document which (in whole or in part) constitute consideration for a supply or otherwise serve for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable in connection therewith. If, in connection with any payments by any Loan Party under any Loan Document, VAT is chargeable to the Lender, such Loan Party shall promptly pay to the Lender, an amount equal to the amount of such VAT (and the Lender shall, promptly following a request therefore by the Borrower, provide an appropriate VAT invoice to the Borrower). For the avoidance of doubt and without duplication, where any Loan Party is required under any Loan Document to reimburse the Lender for any costs or expenses, that Loan Party shall also at the same time pay and indemnify the Lender against all VAT and any stamp duty, registration or other similar tax payables, in each case incurred in connection with the entry into, performance or enforcement of any Loan Document.

SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)    Unless otherwise specified, the Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.17, or otherwise) prior to 2:00 p.m., Local Time. The Borrowers shall make each such payment on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent or the Collateral Agent, as applicable, to the applicable account designated to Holdings by the Administrative Agent or the Collateral Agent, as applicable, except that payments pursuant to Sections 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, then unless otherwise provided with respect to such payment, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent from the Borrowers to pay fully all amounts of principal, interest and fees then due from the Borrowers hereunder, such funds shall be applied first, to all fees and expenses then due and payable to the Agents, second, to all fees and expenses then due and payable to the Lenders, third, to accrued and unpaid interest on the Loans until paid in full, fourth, to the aggregate outstanding principal amount of the Loans until paid in full, fifth, to all other outstanding Obligations until paid in full, and sixth, to the Borrowers or otherwise in accordance with applicable law.

(c)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Loan Party or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)    [Reserved].

(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19    Mitigation Obligations; Replacement of Lenders.

(a)    If any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender with respect to Indemnified Taxes pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    If the Loan Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender with respect to Indemnified Taxes pursuant to Section 2.17, then the Borrowers may, at their sole expense and effort, upon notice by Holdings to such Lender and the Administrative Agent, require such

Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) Holdings shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, Applicable Prepayment Premium accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Loan Parties (in the case of all other amounts including, without limitation, the Applicable Prepayment Premium) and (iii) in the case of any such assignment resulting from a claim for payments required to be made with respect to Indemnified Taxes pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.

(c)    If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrowers shall have the right (unless such Non-Consenting Lender grants such consent) at their sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans to one or more assignees reasonably acceptable to the Administrative Agent; provided, that: (a) all Obligations of the Borrowers owing to such Non-Consenting Lender being replaced including, without limitation, any Applicable Prepayment Premiums, fees and expenses, shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrowers, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within three Business Days after Borrower Representative’s request, compliance with Section 9.04 shall not be required to effect such assignment.

ARTICLE III.

Representations and Warranties

On the Closing Date, each Borrower represents and warrants to each of the Lenders that:

SECTION 3.01    Organization; Powers. Except as set forth on Schedule 3.01, each of the Loan Parties and each of the Material Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or in any foreign jurisdiction where an equivalent status exists, enjoys the equivalent status under the laws of such foreign jurisdiction of organization outside of the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) in the case of the Loan Parties, has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow and otherwise obtain credit hereunder.

SECTION 3.02    Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions contemplated hereby (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by such Loan Party and (b) will not (i) violate (A) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by laws of any such Loan Party, (B) any provision of law, statute, rule or regulation, any applicable order of any court or any rule, regulation or order of any Governmental Authority, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (C) any provision of any Material Indebtedness to which any such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any Material Indebtedness, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

SECTION 3.03    Enforceability. This Agreement has been duly executed and delivered by Holdings and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms (except with respect to the U.K. Debenture as it relates to any security interest therein taken over Equity Interests in any Subsidiary that is not organized under the laws of England and Wales), subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.04    Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with this Agreement, except for (a) such as have been made or obtained and are in full force and effect, (b) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (c) filings or other actions listed on Schedule 3.04.

SECTION 3.05    Financial Statements. (a) (i) The summary condensed consolidated financial information of CGIH (a) as of and for the fiscal year ended, January 31, 2016, and (ii) as of and for the three months ended October 29, 2016, which in each case has been derived from consolidating schedules to Claire’s Stores’ consolidated financial statements as of the same date and for the same period, copies of which have heretofore been furnished to each Lender, were prepared in accordance with GAAP consistently applied throughout the period covered thereby and present fairly in all material respects the consolidated financial position of CGIH and its Subsidiaries as at such date and the consolidated results of operations and cash flows of CGIH and its Subsidiaries for the fiscal period then ended (subject, in the case of clause (ii), to normal year-end audit adjustments and the absence of footnotes).

(b)    Since October 29, 2016 there have been no events, developments or circumstances that have had, or could reasonably be expected to have, neither individually or in the aggregate, a Material Adverse Effect.

SECTION 3.06    Subsidiaries.

(a)    Schedule 3.06(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings other than Immaterial Subsidiaries and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary.

(b)    As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than directors’ qualifying shares) of any nature relating to any Equity Interests of Holdings or any of the Subsidiaries.

SECTION 3.07    Litigation; Compliance with Laws.

(a)    There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrowers, threatened in writing against or affecting the Loan Parties or the Subsidiaries or any business, property or rights of any such person which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)    None of the Loan Parties or the Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate), any law, rule or regulation (including any zoning, building, ordinance, code or approval, or any building permit) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.08    Investment Company Act. None of the Loan Parties or the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.09    Use of Proceeds. The Borrowers will use the proceeds of the Loans (a) to repay outstanding indebtedness and any other obligation due and arising under the Existing Revolving Credit Facility in full, (b) to pay fees, costs and expenses incurred in connection with this Agreement and (c) for general corporate purposes.

SECTION 3.10    Tax Returns. Except as set forth on Schedule 3.10:

(a)    Each of the Loan Parties and the Subsidiaries has filed or caused to be filed all material Tax returns required to have been filed by it and each such material Tax return is true and correct in all material respects;

(b)    Each of the Loan Parties and the Subsidiaries has timely paid or caused to be timely paid all material Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other material Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all material Taxes due) with respect to all periods or portions thereof ending on or before the Closing Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which such Loan Party or any of such Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP); and

(c)    As of the Closing Date, with respect to Holdings and each of the Subsidiaries, there are no claims being asserted in writing with respect to any material Taxes.

SECTION 3.11    Employee Benefit Plans. The Loan Parties and the Subsidiaries are in compliance with (i) all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of the jurisdiction of such entity and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.12    Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against any of the Loan Parties or any of the Subsidiaries; (b) the hours worked and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of applicable labor law dealing with fair labor standards; and (c) all payments due from any of the Loan Parties or any of the Subsidiaries or for which any claim may be made against any of the Loan Parties or any of the Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a

Material Adverse Effect, the making of the Loans will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which any of the Loan Parties or any of the Subsidiaries (or any predecessor) is a party or by which any of the Loan Parties or any of the Subsidiaries is bound.

SECTION 3.13    Insurance. As of the Closing Date, all material insurance maintained by or on behalf of the Loan Parties and the Subsidiaries is in full force and effect.

SECTION 3.14    No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.15    Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect and as set forth in Schedule 3.15, (a) each of the Loan Parties and each of the Subsidiaries owns, or possesses the right to use, all of the patents, registered trademarks, registered service marks or trade names, registered copyrights or mask works, domain names, applications and registrations for any of the foregoing that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person.

SECTION 3.16    Anti-Money Laundering and Economic Sanctions Laws. None of the Loan Parties, the Subsidiaries or any of their respective Affiliates and none of the respective officers, directors or agents of such Loan Party, Subsidiary or Affiliate has violated or is in violation of any applicable Anti-Money Laundering Laws. No Loan Party nor any of its Subsidiaries or its Affiliates nor any director, officer, employee, agent, Affiliate or representative of such Loan Party, Subsidiary or Affiliate (each, a “Specified Person”) is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is any Loan Party, any Subsidiary nor any of their respective Affiliates located, organized or resident in a country or territory that is the subject of Sanctions.

No Specified Person will use any proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Person for the purpose of financing the activities of or with any Person or in any country or territory that, at the time of funding, is an Embargoed Person.

Except to the extent conducted in accordance with applicable Law, no Loan Party any Subsidiary nor any of their respective Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Sanctions or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

Except as otherwise disclosed in Schedule 3.16, to the Borrowers’ knowledge, within the past five years, each of the Loan Parties and the Subsidiaries is in compliance in all respects with and has not committed any violation of applicable law or regulation, permit, order or other decision or requirement having the force or effect of law or regulation of any governmental entity concerning the importation of products, the exportation or re-exportation of products (including technology and services), the terms and conduct of international transactions and the making or receiving of international payments, including, as applicable, the Tariff Act of 1930, as amended, and other laws, regulations and programs administered or enforced by U.S. Customs and Border Protection and U.S. Immigration and Customs Enforcement, and their predecessor agencies, the Export Administration Act of 1979, as amended, the Export Administration Regulations, the International Emergency Economic Powers Act, as amended, the Trading With the Enemy Act, as amended, the Arms Export Control Act, as amended, the International Traffic in Arms Regulations, Executive Orders of the President regarding embargoes and restrictions on transactions with designated entities, the embargoes and restrictions administered by the U.S. Office of Foreign Assets Control, the anti-boycott laws administered by the U.S. Department of Commerce and the anti-boycott laws administered by the U.S. Department of the Treasury.

SECTION 3.17    Anti-corruption Laws. None of the Loan Parties, the Subsidiaries nor any director, officer, agent, employee or Affiliate of such Loan Party or such Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any other applicable anti-corruption laws. The Loan Parties, the Subsidiaries and their respective Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and the FCPA and will maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

SECTION 3.18    Federal Reserve Regulations.

(a)    Neither the Loan Parties nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.19    Solvency.

(a)    As of the Closing Date, immediately after giving effect to the making of the Loans on the Closing Date, (i) the fair value of the assets of the Loan Parties and the Subsidiaries on a consolidated basis, exceeds the debts and liabilities, direct, subordinated, contingent or otherwise, of the Loan Parties and the Subsidiaries on a consolidated basis, (ii) the present fair saleable value of the property of the Loan Parties and the Subsidiaries on a consolidated basis is greater than the amount that will be required to pay the probable liability of the Loan Parties and the Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Loan Parties and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) the Loan Parties and the Subsidiaries on a consolidated basis do not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b)    Holdings and the Borrowers do not intend to, nor does Holdings or any Borrower believe that it or any of the Subsidiaries will incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of their Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.20    Disclosure.

(a)    All written information concerning the Loan Parties and the Subsidiaries (other than information of a general economic or industry nature) that was made available to the Lenders or the Administrative Agent by or on behalf of Holdings and the Subsidiaries in connection with the Transactions or this Agreement on or before the Closing Date, or that will be made available in connection with the Transactions or this Agreement following the Closing Date, when taken as a whole, did not (or will not), when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

SECTION 3.21    Security Interest in Collateral. Subject to the Agreed Security Principles, the agreed periods set forth in the Collateral and Guarantee Requirement and Section 5.11 hereof, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent for the benefit of itself and the other Secured Parties (except with respect to the U.K. Debenture as it relates to any security interest therein taken over Equity Interests in any Subsidiary that is not organized under the laws of England and Wales), and such Liens constitute (or shall constitute, within such applicable time periods) first priority perfected Liens on the Collateral (subject to Permitted Liens) securing the Obligations, in each case, as and to the extent set forth therein.

SECTION 3.22    Compliance with Swiss Non-Bank Rules. Each Swiss Obligor is in compliance with the Swiss Non-Bank Rules, provided that a Swiss Obligor shall not be in breach of this representation and warranty if its number of creditors is exceeded solely by reason of a failure by one or more Lenders to comply with the transfer requirements set forth in Section 9.04(i). For the purpose of its compliance with this Section 3.22, each Swiss Obligor shall assume that the number of Lenders under this Agreement which are not Swiss Qualifying Banks is at any time ten (10) (even if such number is effectively less at any time).

SECTION 3.23    Financial Assistance. The Loan Parties shall comply in all respects with section 678 and 679 of the Companies Act 2006 and any equivalent legislation in other jurisdictions including in relation to the Security Documents and payment of amounts due under this Agreement.

SECTION 3.24    Centre of Main Establishments. For the purposes of the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), the centre of main interest (as that term is used in Article 3(1) of the Regulation of each Loan Party, is in its jurisdiction of incorporation.

SECTION 3.25    PSC Register. Each Loan Party incorporated in England and Wales shall:

(a)    notify the Collateral Agent if it has issued any warning notice or restrictions notice under Schedule 1B of the Companies Act 2006 in respect of any shares which are subject to the Security Documents which has not been withdrawn and, if available provide to the Administrative Agent and Collateral Agent a copy of any such warning notice or restrictions notice; and

(b)    following an Event of Default:

(i)    promptly notify the Administrative Agent and the Collateral Agent of its intention to issue, or its receipt of, any warning notice or restrictions notice under Schedule 1B of the Companies Act 2006 in respect of any shares which are subject to the Security Documents; and

(ii)    promptly provide to the Administrative Agent and Collateral Agent a copy of any such warning notice or restrictions notice,

in each case before it issues, or after it receives, any such notice.

For the purposes of withdrawing any restrictions notice or for any application (or similar) to the court under Schedule 1B of the Companies Act 2006, each Loan Party shall provide such assistance as the Collateral Agent may reasonably request in respect of any shares which are subject to the Security Documents and provide the Collateral Agent with all the information, documents and evidence that it may reasonable request in connection with the same, in each case to the extent it is able to do under applicable law and without any Responsible Officer being required to act contrary to its legal duties.

ARTICLE IV.

Conditions of Lending

SECTION 4.01    Closing Date. The obligations of the Lenders to make Loans shall become effective on the first date on which:

(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of each party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)    The Administrative Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a favorable written opinion (or opinions) of each of Morgan, Lewis & Bockius LLP, special New York counsel, Hassans International Law Firm, special Gibraltar counsel, and local counsel in each other jurisdiction of organization of each Loan Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such matters relating to the Loan Documents as the Lenders shall reasonably request.

(c)    The Administrative Agent shall have received from each Loan Party each of the items referred to in clauses (i) through (iii) below:

(i)    a certificate of a Responsible Officer of such person dated as of the Closing Date and certifying:

(A)    as to the accuracy and completeness of each of the corporate and organizational documents set forth for such Loan Party on Schedule 4.01, dated as of a recent date (where applicable under applicable foreign law) and attached to such certificate, including, as applicable (and where available under applicable local law), each such Loan Party’s (1) Constituent Document as on file with any Governmental Authority in its jurisdiction of organization or formation, as applicable, certified as of a recent date by such Governmental Authority, together with, if applicable (and where available under applicable local law), certificates from such Governmental Authority attesting to the good standing and/or tax status of such Loan Party in such jurisdiction, (2) by-laws, articles of association or equivalent governing agreement and (3) authorizing resolutions or written consents of such Loan Party’s board of directors, managers or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party, in each case certified by such Responsible Officer as being complete and correct copies of such documents as in effect on the date of such certification and on the date on which the resolutions or written consents referred to in clause (3) were adopted,

(B)    as to the incumbency and specimen signature of each Responsible Officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(C)    as to the absence of any pending proceeding for the dissolution or liquidation of such person;

(ii)    a certificate of the secretary or equivalent Responsible Officer of such Loan Party as to the incumbency and specimen signature of each Responsible Officer executing the certificate pursuant to clause (i)(B) above; and

(iii)    such other documents as the Administrative Agent or the Lenders on the Closing Date may reasonably request (including without limitation, tax identification numbers and addresses).

(d)    No later than three business days in advance of the Closing Date, the Agents shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, requested by it in writing at least five business days in advance of the Closing Date.

(e)    The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(f)    Subject to the Agreed Security Principles, the limitations in the Collateral and Guarantee Requirement and Section 5.11, the conditions in the Collateral and Guarantee Requirement to be satisfied on the Closing Date shall have been satisfied and the Agents shall have received from each Loan Party (i) a counterpart of each Security Document required to be delivered by such Loan Party on the Closing Date, signed on behalf of such Loan Party or, if appropriate, (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such Loan Party has signed a counterpart of each such Security Document, together with copies of, in each jurisdiction in which such are available, Lien, intellectual property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings, in each case as may be reasonably requested by the Administrative Agent and (iii) a copy of all notices or documents required (in accordance with the Agreed Security Principles) related to a pledge of Equity Interests, together with all share certificates, share registers, bond registers, stock transfer forms (or the equivalent) duly endorsed in blank and other documents of title, if any, in each case only if required to be executed or given on the Closing Date by a Loan Party under the terms of the Security Documents.

(g)    No Event of Default or Default shall have occurred and be continuing.

(h)    The Administrative Agent shall have received (i) a written borrowing request from a Responsible Officer of each applicable Borrower specifying (A) the aggregate amount of the requested Borrowing, (B) the date of such Borrowing, which shall be a Business Day and (C) the location and number of the Borrowers’ accounts or any other designated account(s) to which funds are to be disbursed.

(i)    Since October 29, 2016, no Material Adverse Effect shall have occurred.

(j)    On the Closing Date, the Existing Credit Agreement shall have been, or substantially concurrently with the initial funding of the Loans shall be, repaid in full and all obligations thereunder shall have been terminated and all Liens relating to the Existing Credit Agreement shall have been terminated or released, subject to any filing or registration made as part of such termination or release, in each case pursuant to documentation reasonably satisfactory to the Administrative Agent.

(k)    The Administrative Agent shall have received a certificate from a Financial Officer of Holdings certifying as to each of the matters set forth in Section 3.19.

(l)    The Administrative Agent shall have received a certificate from a Responsible Officer of each Borrower certifying as to the accuracy of the conditions set forth in clauses (e), (g), (i) and (j) of this Section 4.01.

(m)    The Administrative Agent shall have received the financial statements (i) required by Section 5.04(a), for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date and (ii) required by Section 5.04(b), for each fiscal quarter ending after January 31, 2016 and at least 45 days prior to the Closing Date (and the corresponding period for the prior fiscal year), it being understood that the filing with the SEC of annual, quarterly or current reports on Form 10-K, 10-Q or 8-K, as applicable, of Claire’s Stores and its consolidated subsidiaries, or delivery by Holdings of such reports, shall satisfy the requirements of this condition.

(n)    The Agents shall have received all fees and expenses required to be paid or reimbursed by any Loan Party on the Closing Date including, without limitation, pursuant to the terms of the Collateral Agent Fee Letter and, in the case of expenses, to the extent invoiced at least three Business Days prior to the Closing Date, or such later date as Holdings may agree (which amounts may be offset against and excluded from the proceeds of the Loans made on the Closing Date).

(o)    The Administrative Agent shall have received a perfection certificate duly executed by each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent.

(p)    The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that each license of intellectual property rights owned, held or used by any Subsidiary has been amended to the extent required to have a perpetual term and, if applicable, to ensure such Subsidiaries have all rights necessary to use or exploit or sublicense, as applicable) such intellectual property rights exclusively in their licensed territories.

(q)    The Administrative Agent shall have received each of the documents and other evidence set forth on Schedule 4.01.

For purposes of determining compliance with the conditions specified in this Article IV, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless a Responsible Officer of the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

ARTICLE V.

Affirmative Covenants

Each Loan Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until all Obligations (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, that it will, and will cause each of the Subsidiaries to:

SECTION 5.01    Existence; Businesses and Properties.

(a)    Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of an Immaterial Subsidiary, where the failure to do so could not reasonably be expected to have a Material Adverse Effect and except as otherwise expressly permitted under Section 6.05; provided that the Loan Parties may liquidate or dissolve one or more Subsidiary that is not a Loan Party, if the assets of such Subsidiary to the extent they exceed estimated liabilities are acquired by a Loan Party or a Wholly Owned Subsidiary of a Loan Party in such liquidation or dissolution.

(b)    Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

SECTION 5.02    Insurance.

(a)    Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.03    Taxes. Pay and discharge promptly when due all material Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax so long as it is being contested in good faith by appropriate proceedings so long as (a) Holdings or the affected Subsidiary, as applicable, shall have set aside on its books adequate reserves as are required in conformity with GAAP, with respect thereto and (ii) in the case of a Tax which has resulted or may result in the creation of a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax.

SECTION 5.04    Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)    Within 90 days (or such other time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of annual reports on Form 10-K), for each fiscal year (commencing with the fiscal year ending January 31, 2017), a condensed consolidated balance sheet and related statements of operations, comprehensive income and stockholder’s equity which in each case has been derived from consolidating schedules to Claire’s Stores’ consolidated financial statements as of the same date and for the same fiscal year showing the financial position of CGIH and the Subsidiaries as of the close of such fiscal year and the condensed consolidated results of their operations during such year, which condensed consolidated balance sheet and related statements of operations, comprehensive income and stockholder’s equity shall be, as derived from consolidating schedules to Claire’s Stores’ consolidated financial statements as of the same date and for the same fiscal year, audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified as to scope of audit or as to the status of any Borrower or any Material Subsidiary as a going concern) to the effect that such condensed consolidated financial statements fairly present, in all material respects, the financial position and results of operations of CGIH and the Subsidiaries on a condensed consolidated basis in accordance with GAAP, subject to exceptions consistent with the presentation of financial information contained in the Notes Offering Memorandum (it being understood that the filing with the SEC of annual reports on Form 10-K of Claire’s Stores and its consolidated subsidiaries, or delivery by Claire’s Stores of such reports, shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b)    Within 45 days (or such other time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of quarterly reports on

Form 10-Q), for each of the first three fiscal quarters of each fiscal year, a condensed consolidated balance sheet and related statements of operations and comprehensive income showing the financial position of the CGIH and the Subsidiaries as of the close of such fiscal quarter and the condensed consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all of which shall be in reasonable detail and which condensed consolidated balance sheet and related statements of operations and comprehensive income shall be certified by a Financial Officer of Holdings on behalf of the Borrowers as fairly presenting, in all material respects, the financial position and results of operations of the CGIH and the Subsidiaries on a condensed consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), and to exceptions consistent with the presentation of financial information contained in the Notes Offering Memorandum (it being understood that the filing with the SEC of quarterly reports on Form 10-Q or other current reports on Form 8-K, as applicable of Claire’s Stores and its subsidiaries, or the delivery by Claire’s Stores of such reports, shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c)    (x) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of Holdings (i) (A) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) certifying the Loan Parties’ compliance with Section 6.11, and (iii) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary”, (y) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm is not restricted from providing such a certificate by its policies, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) and (z) (1) within 30 days of the end of each fiscal month of each fiscal year, a certificate of a Financial Officer of Holdings certifying the Loan Parties’ compliance with Section 6.10(a) and (2) within 10 days of the end of each fiscal month of each fiscal year, a certificate of a Financial Officer of Holdings certifying the Loan Parties’ compliance with Section 6.10(b); and

(d)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Loan Parties or any of the Subsidiaries, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender).

SECTION 5.05    Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Collateral Agent and the Lenders) written notice of the following promptly after any Responsible Officer of a Loan Party obtains knowledge thereof:

(a)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)    the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Loan Parties or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)    the occurrence of a Foreign Plan Event; and

(d)    the occurrence of any event, development or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 5.06    Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07    Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Loan Parties or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings to discuss the affairs, finances and condition of the Loan Parties or any of the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

SECTION 5.08    Use of Proceeds. Use the proceeds of the Loans (a) to repay outstanding Indebtedness and any other obligation due and arising under the Existing Revolving Credit Facility in full, (b) to pay fees, costs and expenses incurred in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby and (c) for general corporate purposes.

SECTION 5.09    Fiscal Year; Accounting. Cause its fiscal year to end on the Saturday closest to January 31, unless prior written notice of a change is given to the Administrative Agent.

SECTION 5.10    Further Assurances; Additional Security.

(a)    Subject, in each case, to the Agreed Security Principles, and the limitations set forth in the Collateral and Guarantee Requirement, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including without limitation the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)    Subject, in each case, to the Agreed Security Principles, and the limitations set forth in the Collateral and Guarantee Requirement, if any property other than Real Property is acquired by any Loan Party after the Closing Date or owned by an entity at the time it becomes a Loan Party (in each case other than (x) assets constituting Collateral under a Security Document that automatically become subject to the Lien of such Security Document immediately upon acquisition thereof and (y) assets that are not required to become subject to Liens in favor of the Collateral Agent pursuant to the Security Documents) (A) notify the Agents thereof and (B) promptly (but in no event later than 30 days after acquisition thereof) cause such asset to be subjected to a Lien securing the Obligations and take, and cause the Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent in order to create a first priority perfected security interest therein in favor of the Collateral Agent, subject only to Permitted Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

(c)    Subject, in each case, to the Agreed Security Principles, and the limitations set forth in the Collateral and Guarantee Requirement, promptly but in no event later than 30 days following the acquisition thereof, notify the Agents of the acquisition of, grant and cause each of the Loan Parties to grant to the Collateral Agent security interests and mortgages in any owned Real Property of the Loan Parties as are not covered by the then existing Mortgages, to the extent acquired after the Closing Date and having a fair market value at the time of acquisition in excess of $2,000,000 pursuant to Mortgages (each, an “Additional Mortgage”) and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Loan Party to pay, in full, all Taxes, fees and other charges payable in connection therewith. Unless otherwise waived by the Administrative Agent, with respect to each such Additional Mortgage, the applicable Loan Party shall deliver to the Collateral Agent contemporaneously therewith a title insurance policy, and a survey.

(d)    If any additional direct or indirect Subsidiary (other than an Immaterial Subsidiary) of Holdings is formed or acquired after the Closing Date, within five Business Days after the date such Subsidiary (other than an Immaterial Subsidiary) is formed or acquired, Holdings shall notify the Agents and the Lenders thereof and, within 15 Business Days after the date such Subsidiary (other than an Immaterial Subsidiary) is formed or acquired or such longer period as the Administrative Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (other than an Immaterial Subsidiary) and with respect to any Equity Interest in or Indebtedness of such Subsidiary (other than an Immaterial Subsidiary) owned by or on behalf of any Loan Party, subject to the Agreed Security Principles.

(e)    (i) Furnish to the Agents prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure or (C) in any Loan Party’s organizational identification number (or equivalent under applicable foreign law); provided, that the Borrowers shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Agents if any material portion of the Collateral is damaged or destroyed.

(f)    If following the Closing Date any Loan Party acquires or owns any deposit account or securities account, such Loan Party shall (i) promptly notify the Agents thereof and (ii) other than any such deposit account or securities account constituting Collateral under a Security Document that automatically becomes subject to the Lien of such Security Document immediately upon acquisition thereof, promptly (but in no event later than 30 days after acquisition thereof) cause such deposit account or securities account to be subjected to a Lien securing the Obligations and take such actions as shall be necessary or reasonably requested by the Administrative Agent in order to create a first priority perfected security interest therein (subject only to Permitted Liens) in favor of the Collateral Agent, subject in all respects to the Agreed Security Principles.

SECTION 5.11    Post Closing Covenant. Take all necessary actions to satisfy the items described on Schedule 5.11 within the applicable period of time specified in such Schedule (or such longer period as the Administrative Agent may agree in its sole discretion).

SECTION 5.12    Cash at CGHL. Upon receipt by CGHL of any proceeds of any Permitted Foreign Cash Transfer from Holdings, CGHL shall, within two (2) Business Days of receipt, and subject to the continued satisfaction of the relevant conditions to such Permitted Foreign Cash Transfer, as applicable, distribute 100% of the proceeds thereof to a Permitted Transferee, less such portion thereof that is allocated to pay CGHL Expenses or to pay interest on or principal under Indebtedness of CGHL in accordance with clauses (b) or (c) of the defined term “Permitted Foreign Cash Transfer” or Section 6.06. Within two (2) Business Days of receipt by CGHL of any payment or contribution by a Permitted Transferee, CGHL shall promptly pay or contribute 100% of the proceeds thereof to Holdings, less such portion thereof that is allocated to pay CGHL Expenses or to pay interest on or principal under Indebtedness of CGHL in accordance with clauses (b) or (c) of the defined term “Permitted Foreign Cash Transfer” or Section 6.06.

SECTION 5.13    Compliance with Swiss Non-Bank Rules. Each Swiss Obligor shall be in compliance with the Swiss Non-Bank Rules, provided that a Swiss Obligor shall not be in breach of this covenant if its number of creditors is exceeded solely by reason of a failure by one or more Lenders to comply with the transfer requirements set forth in Section 9.04(i). For the purpose of its compliance with this Section 5.13 , each Swiss Obligor shall assume that the number of Lenders under this Agreement which are not Swiss Qualifying Banks is at any time ten (10) (even if such number is effectively less at any time).

ARTICLE VI.

Negative Covenants

Each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until all Obligations (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) have been paid in full, unless the Required Lenders shall otherwise consent in writing, it will not, and will not permit any of the Subsidiaries to:

SECTION 6.01    Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)    Indebtedness existing on the Closing Date and set forth on Schedule 6.01 (other than Capital Lease Obligations) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with any Borrower or any Subsidiary);

(b)    Indebtedness created hereunder and under the other Loan Documents;

(c)    Intercompany Indebtedness existing on the Closing Date and disclosed to the Administrative Agent in writing prior to the Closing Date (other than Capital Lease Obligations) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with any Borrower or any Subsidiary);

(d)    Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Holdings or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; provided, that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e)    Indebtedness of the Loan Parties to any Subsidiary and of any Subsidiary to the Loan Parties or any Subsidiary; provided, that (i) Indebtedness of any Subsidiary that is not a Loan Party owing to the Loan Parties shall be subject to Section 6.04(b) and (ii) Indebtedness of the Loan Parties owing to any Subsidiary that is not a Loan Party (the “Subordinated Intercompany Debt”) to the greatest extent permitted by applicable law (with Holdings to advise the Administrative Agent in reasonable detail of any limitations under applicable law), (A) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, and (B) such Indebtedness (and all interest thereon and all fees, expenses, and other amounts payable in respect thereof) shall only be payable in kind;

(f)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided, that (x) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to Holdings or a Subsidiary of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h)    Capital Lease Obligations or other obligations incurred by any Subsidiary in respect of any Sale and Lease Back Transaction that is permitted under Section 6.03, and any Permitted Refinancing Indebtedness in respect thereof; provided that, the amount of Indebtedness incurred pursuant to this Section 6.01(h), when combined with the aggregate principal amount of Indebtedness incurred pursuant to (i) Section 6.01(i) below and Sections 6.01(i) and 6.01(j) of the ABL Credit Agreement, and (ii) the Remaining Present Value of outstanding leases permitted under Section 6.03 and Section 6.03(b) of the ABL Credit Agreement, shall not exceed an aggregate principal amount equal to $37,000,000 at any time outstanding;

(i)    Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by any Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interests of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease or improvement, and any Permitted Refinancing Indebtedness in respect thereof; provided that, the amount of Indebtedness incurred pursuant to this Section 6.01(i), when combined with the aggregate principal amount of Indebtedness incurred pursuant to (i) Section 6.01(h) and Sections 6.01(i) and 6.01(j) of the ABL Credit Agreement, and (ii) the Remaining Present Value of outstanding leases permitted under Section 6.03 and Section 6.03(b) of the ABL Credit Agreement, shall not exceed an aggregate principal amount equal to $37,000,000 at any time outstanding;

(j)    [reserved];

(k)    funded intercompany loans and advances from CGHL and members of the NA Group to the Loan Parties and the Subsidiaries entered into or made after the Closing Date; provided, that such Indebtedness to the greatest extent permitted by applicable law (with Holdings to advise the Administrative Agent in reasonable detail of any limitations under applicable law), (i) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, and (ii) such Indebtedness (and all interest thereon and all fees, expenses, and other amounts payable in respect thereof) shall only be payable in kind, except that the terms of such subordination shall permit the making of Permitted Foreign Cash Transfers;

(l)    Guarantees (i) by any Loan Party of any Indebtedness or obligations of any Loan Party permitted to be incurred under this Agreement and (ii) by any Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)); provided, that Guarantees by any Loan Party under this Section 6.01(l) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations;

(m)    Indebtedness arising from agreements of Holdings or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that the aggregate amount at any time outstanding under this Section 6.01(m) shall not exceed $5,000,000;

(n)    Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(o)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p)    unsecured Indebtedness in respect of obligations of any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;

(q)    Indebtedness representing deferred compensation to employees of Holdings or any Subsidiary incurred in the ordinary course of business;

(r)    [reserved];

(s)    [reserved];

(t)    Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures in an amount not in excess at any one time outstanding, when combined with the total amount of any Investments in joint ventures made pursuant to Section 6.04(bb) and Indebtedness incurred and Investments made pursuant to Sections 6.01(w) and 6.04(cc) of the ABL Credit Agreement, of the greater of $10,000,000 or 1.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(u)    [reserved]

(v)    Indebtedness consisting of obligations of Holdings or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with Permitted Business Acquisitions or any other Investment permitted hereunder; and

(w)    all premium (if any, including tender premiums), defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (v) above.

For purposes of determining compliance with this Section 6.01:

(i)    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness described in clauses (a) through (w) above, the Borrowers shall, in their sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner and at any time that complies with this Section 6.01; and

(ii)    the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

SECTION 6.02    Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including the Borrowers and any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) Liens on property or assets of Holdings and the Subsidiaries existing on the Closing Date securing Indebtedness of Holdings and the Subsidiaries set forth on Schedule 6.02(a) and any modifications, replacements, renewals or extensions thereof; provided, that Liens securing Indebtedness set forth on Schedule 6.02(a) shall not subsequently apply to any other property or assets of Holdings or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof;

(b) any Lien created under the Loan Documents;

(c) any Lien on any property or asset of any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided, that such Lien (i) does not apply to any other property or assets the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (d) of the definition of the term “Permitted Refinancing Indebtedness”;

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e) Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with any workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by Holdings or any Subsidiary in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights of way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of Holdings or any Subsidiary;

(i) Liens securing Indebtedness permitted by Section 6.01(i) (limited to the assets subject to such Indebtedness);

(j) Liens arising out of capitalized lease transactions permitted under Section 6.03 and not otherwise permitted pursuant to clause (c) of this Section 6.02, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l) [reserved];

(m) any interest or title of a lessor or sublessor under any leases or subleases entered into by any Holdings or any Subsidiary in the ordinary course of business;

(n) Liens that are contractual rights of set off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of Holdings or any Subsidiary in the ordinary course of business;

(o) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights;

(p) Liens securing obligations in respect of trade related letters of credit, bank guarantees or similar obligations permitted under Section 6.01(f), (g), (h) or (l) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(q) leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business not interfering in any material respect with the business of Holdings and the Subsidiaries, taken as a whole;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens solely on any cash earnest money deposits made by Holdings or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(t) [reserved];

(u) [reserved];

(v) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(w) Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(x) Liens on Equity Interests in joint ventures securing obligations of such joint venture;

(y) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(z) [reserved];

(aa) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of Holdings or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of Holdings or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01; and

(bb) Liens securing insurance premiums financing arrangements, provided, that such Liens are limited to the applicable unearned insurance premiums.

SECTION 6.03    Sale and Lease Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, in each case, whether or not treated as a “sale-leaseback” under GAAP (a “Sale and Lease Back Transaction”); provided, that a Sale and Lease Back Transaction shall be permitted (a) with respect to property owned by any Subsidiary that is acquired after the Closing Date so long as such Sale and Lease Back Transaction is consummated within 270 days of the acquisition of such property, and (b) with respect to any property owned by any Subsidiary, if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease, together with Indebtedness outstanding pursuant to (i) Sections 6.01(h) and 6.01(i) and Sections 6.01(i) and 6.01(j) of the ABL Credit Agreement, and (ii) the Remaining Present Value of outstanding leases previously entered into under this Section 6.03(b) and Section 6.03(b) of the ABL Credit Agreement, would not exceed an aggregate principal amount equal to $37,000,000 at any time outstanding.

SECTION 6.04    Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a)    intercompany loans and advances from the Loan Parties constituting Permitted Foreign Cash Transfers;

(b)    (i) Investments by Holdings or any Subsidiary in the Equity Interests of any Subsidiary; (ii) intercompany loans from Holdings or any Subsidiary to Holdings or any Subsidiary provided that any intercompany loan by any Subsidiary that is not a Loan Party to a Loan Party shall be in the form of Subordinated Intercompany Debt; and (iii)

Guarantees by any Loan Party of Indebtedness otherwise expressly permitted hereunder of any Loan Party or any Subsidiary; provided, that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write downs or write offs thereof) made after the Closing Date by the Loan Parties pursuant to clause (i) in Subsidiaries that are not Loan Parties plus (B) net intercompany loans made after the Closing Date to Subsidiaries that are not Loan Parties pursuant to clause (ii), plus (C) Guarantees of Indebtedness after the Closing Date of Subsidiaries that are not Loan Parties pursuant to clause (iii), shall not exceed an aggregate net amount equal to $4,000,000 (plus any return of capital actually received by the respective investors in respect of Investments theretofore made by them pursuant to this Section 6.04(b)) at any time outstanding;

(c)    Permitted Investments and Investments that were Permitted Investments when made;

(d)    Investments arising out of the receipt by Holdings or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05;

(e)    loans and advances to officers, directors, employees or consultants of the Loan Parties or any Subsidiary (i) in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof) and (ii) in respect of payroll payments and expenses in the ordinary course of business and consistent with past practice;

(f)    accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g)    Investments in Holdings or any Subsidiary arising in the ordinary course of business in connection with cash management operations of Holdings and its Subsidiaries consistent with past practice pursuant to the Cash Pooling Agreements, the Deed of Postponement and the guarantees contemplated by the Deed of Postponement, each as in effect with HSBC Bank PLC on the Closing Date (and amendments thereto or replacements thereof (copies of which shall be provided to the Administrative Agent promptly after the effectiveness thereof), that are not adverse, taken as a whole, to the interests of the Lenders in comparison to the Cash Pooling Agreements, the Deed of Postponement and the guarantees contemplated by the Deed of Postponement each in effect as of the Closing Date);

(h)    Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date);

(i)    Investments resulting from pledges and deposits under Sections 6.02(f), (g), (r) and (s);

(j)    other Investments by Holdings or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed $5,000,000 in the aggregate (plus the amount of cash actually received by Holdings or such Subsidiary in respect of, and which shall not exceed the original amount of, such Investments theretofore made by it pursuant to this Section 6.04(j));

(k)    Investments constituting Permitted Business Acquisitions;

(l)    [reserved];

(m)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Loan Parties or any of the Subsidiaries as a result of a foreclosure by the Loan Parties or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n)    Investments of a Subsidiary acquired after the Closing Date or of an entity merged into, or consolidated or amalgamated with, a Loan Party or merged into or consolidated or amalgamated with a Subsidiary after the Closing Date, in each case, (i) to the extent permitted under this Section 6.04 and, (ii) in the case of any acquisition, merger, consolidation or amalgamation, in accordance with Section 6.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, consolidation or amalgamation and were in existence on the date of such acquisition, merger, consolidation or amalgamation;

(o)    [reserved];

(p)    Guarantees by Holdings or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by Holdings or any Subsidiary in the ordinary course of business;

(q)    Investments to the extent that payment for such Investments is made with Equity Interests of Claire’s Stores (or any Parent Entity) that have been contributed to Holdings;

(r)    [reserved];

(s)    [reserved];

(t)    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(u)    [reserved];

(v)    Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to Section 6.04);

(w)    advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of such Borrower or such Subsidiary;

(x)    [reserved];

(y)    [reserved];

(z)    Investments consisting of the licensing or contribution of intellectual property in the ordinary course of business and consistent with past practice pursuant to joint marketing arrangements with other persons;

(aa)    purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments; and

(bb)    Investments in joint ventures in an amount, not in excess at any one time outstanding, when combined with the total amount of Indebtedness incurred in connection with joint ventures pursuant to Section 6.01(t) and Indebtedness incurred and Investments made pursuant to Sections 6.01(w) and 6.04(cc) of the ABL Credit Agreement, of the greater of $10,000,000 and 1.00% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence or Investment for which financial statements have been delivered pursuant to Section 5.04.

The amount of Investments that may be made at any time pursuant to Section 6.04(b) may, at the election of Holdings, be increased by the amount of Investments that could be made at such time under Section 6.04(j); provided that the amount of each such increase shall be treated as having been used under Section 6.04(j).

SECTION 6.05    Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, or consolidate or amalgamate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of Holdings or any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person or any division or business unit of any other person; provided that this Section 6.05 shall not prohibit:

(a)    any Asset Sale in which (i) a Loan Party or any of its Subsidiaries, as the case may be, receives consideration at the time of the Asset Sale of at least equal to the Fair Market Value (as determined in good faith by the Loan Parties) of the assets sold or otherwise disposed of, and (ii) at least 75% of the consideration therefor received by such Loan Party or such Subsidiary, as the case may be, is in the form of Unrestricted Cash or Permitted Investments; provided that (x) the aggregate amount of consideration received by Holdings and the Subsidiaries for Asset Sales pursuant to this Section 6.05(a) shall not exceed $30,000,000 in any fiscal year and (y) all Net Cash Proceeds thereof in excess of $5,000,000 in any fiscal year shall be applied for prepayment of the Loan in accordance with Section 2.11(a);

(b)    (i) the purchase and sale of inventory in the ordinary course of business by any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by Holdings or any Subsidiary, (iii) the sale of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by Holdings or any Subsidiary or (iv) the sale of Permitted Investments in the ordinary course of business;

(c)    if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Subsidiary of a Borrower into or with such Borrower in a transaction in which a Borrower is the survivor, (ii) the merger, consolidation or amalgamation of any Subsidiary into or with any Subsidiary that is a Loan Party in a transaction in which the surviving or resulting entity is a Loan Party and, in the case of each of clauses (i) and (ii), no person other than a Loan Party receives any consideration, (iii) the merger, consolidation or amalgamation of any Subsidiary that is not a Loan Party into or with any other Subsidiary that is not a Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than a Borrower) if the Borrowers determine in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders or (v) any Subsidiary may merge, consolidate or amalgamate into or with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary, which shall be a Loan Party if the merging, consolidating or amalgamating Subsidiary was a Loan Party and which together with each of the Subsidiaries shall have complied with the requirements of Section 5.10;

(d)    sales, transfers, leases or other dispositions to a Subsidiary (upon voluntary liquidation or otherwise); provided, that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Loan Party in reliance on this paragraph (c) shall be made in compliance with Section 6.07;

(e)    [reserved];

(f)    Sale and Lease Back Transactions permitted by Section 6.03;

(g)    Investments permitted by Section 6.04, Permitted Liens and Restricted Payments permitted by Section 6.06;

(h)    the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(i)    sales, transfers, leases, licenses or other dispositions of assets not otherwise permitted by this Section 6.05 (or required to be included in this Section 6.05(i) pursuant to Section 6.05(c)); provided, that (i) the aggregate gross proceeds (including noncash proceeds) of any or all assets, sold, transferred, leased or otherwise disposed of in reliance under this Section 6.05(i) shall not exceed, in any fiscal year of the Borrowers, when combined with the total amount of gross proceeds of any asset sales made pursuant to Section 6.05(i) of the ABL Credit Agreement since the Closing Date, $10,000,000 and (ii) no Default or Event of Default exists or would result therefrom;

(j)    Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or amalgamation (i) involving a Loan Party, a Loan Party is the surviving corporation and (ii) involving a Subsidiary, the surviving or resulting entity shall be a Wholly Owned Subsidiary;

(k)    leases, licenses, or subleases or sublicenses of any real or personal property in the ordinary course of business;

(l)    sales, leases or other dispositions of inventory of the Loan Parties and the Subsidiaries determined by the management of the Loan Parties to be no longer useful or necessary in the operation of the business of the Loan Parties or any of the Subsidiaries;

(m)    [reserved];

(n)    [reserved];

(o)    [reserved]; and

(p)    any disposition of Equity Interests of a Subsidiary pursuant to an agreement or other obligation with or to a person (other than the Loan Parties and the Subsidiaries) from whom such Subsidiary was acquired or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; provided, that the net investment in the Equity Interests of the Subsidiary would be permitted by Section 6.04 if made on the date of such disposition.

SECTION 6.06    Restricted Payments. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”); provided, however, that :

(a)    any Subsidiary of a Loan Party may make Restricted Payments to the Loan Parties or to any Wholly Owned Subsidiary of the Loan Parties (or, in the case of non-Wholly Owned Subsidiaries, to a Loan Party or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of a Loan Party or such Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not a Borrower or a Subsidiary is permitted under Section 6.04);

(b)    the Loan Parties and their Subsidiaries may make Restricted Payments to CGHL (or to CGHL for distribution to any Permitted Transferee) in respect of (i) Overhead Expenses of CGHL, (ii) fees and expenses (other than Overhead Expenses) in connection with the maintenance of its (or any Permitted Transferee’s) existence and its (or any Permitted Transferee’s indirect) ownership of Holdings and the Subsidiaries and (iii) Taxes then due and owing (or that will be due and owing promptly following receipt of such Restricted Payment) of (x) Holdings and the Subsidiaries or (y) CGHL and its subsidiaries; and

(c)    (i) the Loan Parties and the Subsidiaries may make Restricted Payments to Holdings for purposes of Holdings making Permitted Foreign Cash Transfers and (ii) Holdings may make Restricted Payments constituting Permitted Foreign Cash Transfers.

SECTION 6.07    Transactions with Affiliates.

(a)    Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of Equity Interests of the Borrowers in a transaction (or series of related transactions) involving aggregate consideration in excess of $2,000,000, unless such transaction (or series of related transactions) is (i) otherwise permitted (or required) under this Agreement, (ii) upon terms no less favorable to Holdings or such Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate and (iii) with respect to any Affiliate transaction or series of related Affiliate transactions involving aggregate consideration in excess of $25,000,000 entered into after the Closing Date, Holdings or such Subsidiary delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of Holdings or such Subsidiary from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of Holdings or such Subsidiary qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction complies with clause (ii) of this Section 6.07(a).

(b)    The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement:

(i)    any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Holdings or such Subsidiary,

(ii)    loans or advances to employees or consultants of the Loan Parties or any of the Subsidiaries in accordance with Section 6.04(e),

(iii)    transactions among the Loan Parties or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Subsidiary is the surviving entity),

(iv)    the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Loan Parties and the Subsidiaries in the ordinary course of business,

(v)    permitted transactions, agreements and arrangements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto (to the extent such amendment is not adverse to the Lenders in any material respect, as determined in good faith by the Loan Parties) or transaction contemplated thereby,

(vi)    (A) any employment agreements entered into by the Loan Parties or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii)    payments to Claire’s Stores or CGHL that are otherwise permitted pursuant to Section 6.04 or Section 6.06,

(viii)    any purchase by the Loan Parties of the Equity Interests of the Subsidiaries,

(ix)    [reserved],

(x)    transactions with Claire’s Stores, subsidiaries of Claire’s Stores or Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(xi)    any transaction in respect of which Holdings or any Subsidiary delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of Holdings or any Subsidiary from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of Holdings qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to Holdings or such Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate,

(xii)    [reserved],

(xiii)    transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice,

(xiv)    [reserved],

(xv)    [reserved],

(xvi)    payments by Claire’s Stores (and any Parent Entity), CGHL and/or the Loan Parties and the Subsidiaries (in the case of any payment by Holdings or any of the Subsidiaries, to the extent such payment is permitted pursuant to Section 6.06) pursuant to tax sharing agreements among Claire’s Stores (and any such Parent Entity), CGHL, the Loan Parties and the Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party,

(xvii)    [reserved],

(xviii)    [reserved],

(xix)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and consistent with past practice and otherwise in compliance with the terms of this Agreement that are fair to the Loan Parties or the Subsidiaries, and

(xx)    intercompany transactions undertaken in good faith (as certified by a Responsible Officer of Holdings) for the purpose of improving the consolidated tax efficiency of the Loan Parties and the Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

SECTION 6.08    Business of the Borrowers and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the Closing

Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

SECTION 6.09    Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation, by laws, limited liability company operating agreement, partnership agreement or other organizational documents of Holdings or any of the Subsidiaries.

(a)    (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal or interest of (x) any Subordinated Intercompany Debt or (y) any other Indebtedness which is contractually subordinated to the Loans or any Permitted Refinancing Indebtedness in respect of the foregoing or any Preferred Stock or any Disqualified Stock (each of clauses (x) and (y), a “Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (A) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing, (B) payments of regularly scheduled principal of Subordinated Intercompany Debt, (C) the conversion of any Junior Financing to Equity Interests of Claire’s Stores or CGHL or any of its direct or indirect parents or subsidiaries (other than Holdings or the Subsidiaries); or

(ii)    Amend or modify, or permit the amendment or modification of, any provision of Junior Financing or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not in any manner adverse to Lenders and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness”.

(b)    Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Loan Parties or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Loan Parties or such Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A)    restrictions imposed by applicable law;

(B)    contractual encumbrances or restrictions in effect on the Closing Date under Indebtedness existing on the Closing Date and set forth on Schedule 6.01 or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not expand the scope of any such encumbrance or restriction;

(C)    any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary;

(D)    customary provisions in joint venture agreements, similar agreements applicable to joint ventures and other similar agreements entered into in the ordinary course of business;

(E)    any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F)    any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01(q) or Permitted Refinancing Indebtedness in respect thereof;

(G)    customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(H)    customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I)    customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J)    customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K)    customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(L)    customary net worth provisions contained in Real Property leases entered into by Holdings and the Subsidiaries, so long as Holdings or such Subsidiary has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of Holdings or such Subsidiary to meet their ongoing obligations;

(M)    any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N)    restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary that is not a Loan Party;

(O)    customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P)    restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(Q)    [reserved];

(R)    [reserved]; or

(S)    any encumbrances or restrictions of the type referred to in Sections 6.09(b)(i) and 6.09(b)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (R) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Loan Parties, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.10    Minimum Cash Balance. Permit, as of the last day of any fiscal month, (a) the aggregate amount of Unrestricted Cash to be less than $7,000,000 or (b) the aggregate amount of Unrestricted Cash Collateral to be less than $2,000,000.

SECTION 6.11    Guarantor Coverage; Collateral Coverage.

(a)    Permit the Specified Collateral Value as of the last day of any fiscal quarter to be less than $50,000,000.

(b)    Permit the aggregate amount of Consolidated Total Assets and EBITDA of or that may be allocated to the Loan Parties (in each case calculated on an unconsolidated basis and excluding intra-group items and Investments in Subsidiaries that are not Loan Parties and excluding any purchase accounting adjustments not allocated to any of the Subsidiaries) to represent less than (i) 60% of EBITDA and (ii) 75% of Consolidated Total Assets of Holdings and the Subsidiaries as of the last day of any fiscal quarter.

ARTICLE VII.

Events of Default

SECTION 7.01    Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a)    any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b)    default shall be made in the payment of any principal of any Loan or any Applicable Prepayment Premium when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)    default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)    default shall be made in the due observance or performance by (i) Holdings, the Loan Parties or any of the Subsidiaries of any covenant, condition or agreement contained in Sections 5.01, 5.05(a), 5.08, 5.11 or 5.12 or in Article VI or (ii) by CGHL of Section 5.12;

(e)    default shall be made in the due observance or performance by Holdings, the Loan Parties or any of the Subsidiaries of (i) Sections 5.04, or 5.10, and such default shall continue unremedied for a period of 5 days, or (ii) any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to Holdings;

(f)    (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf shall cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity as a result of an event of default thereunder or (ii) CGHL, Holdings or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g)    there shall have occurred a Change in Control;

(h)    any step or procedure is taken towards the commencement of an involuntary proceeding or the filing of an involuntary petition in a court of competent jurisdiction seeking (i) relief in respect of CGHL or any of its subsidiaries or Holdings or any of the Subsidiaries, or of a substantial part of the property or assets of CGHL or any of its subsidiaries or Holdings or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, any Debtor Relief Law or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, administrator, liquidator, administrative receiver, compulsory manager, trustee, custodian, sequestrator, conservator or similar official for CGHL or any of its subsidiaries or Holdings or any of the Subsidiaries or for a substantial part of the property or assets of Holdings or any of the Subsidiaries; (iii) the winding up, dissolution, liquidation, the suspension of payments, a moratorium of any indebtedness, bankruptcy, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) (including any procédure de sauvegarde, procédure de sauvegarde accélérée, procédure de sauvegarde financière accélérée, redressement judiciaire (including by way of plan de cession or plan de continuation) or liquidation judiciaire or mandat ad hoc or conciliation) of CGHL or any of its subsidiaries or Holdings or any Subsidiary (except, in the case of any Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days (or with respect to any Loan Party incorporated in England or Wales, 20 calendar days) or an order or decree approving or ordering any of the foregoing shall be entered; or (iv) a composition, compromise, assignment or arrangement with any creditor of any Loan Party in connection with or as a result of any financial difficulty on the part of that Loan Party, other than those proceedings which if capable of remedy are discharged, stayed or dismissed within 20 Business Days of commencement or, if earlier, the date on which it is advertised (or such other period as agreed between Holdings and the Lenders); or (in the case of an application to appoint an administrator or commence proceedings) any proceedings which the Administrative Agent is satisfied (acting on the instructions of the Lenders) will be withdrawn before it is heard or will be unsuccessful;

(i)    CGHL or any of its subsidiaries or Holdings or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, any Debtor Relief Law or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, administrator, liquidator, administrative receiver, compulsory manager, trustee, custodian, sequestrator, conservator or similar official for CGHL or any of its subsidiaries or Holdings or any of the Subsidiaries or for a substantial part of the property or assets of CGHL or any of its subsidiaries or Holdings or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due (including, in the case of a Loan Party incorporated in England and Wales, as defined in Section 123(1) of the UK Insolvency Act 1986), (vii) in the case of a Loan Party incorporated in Germany it is or becomes not able to pay its debts (zahlungsunfähig), subject to imminent inability to pay (drohende Zahlungsunfähigkeit), over-indebted (überschuldet) (all within the meaning of sections 17 through 19 German Insolvency Code (InsO)), or subject to any insolvency proceedings (viii) in the case of a

Loan Party incorporated in Switzerland, become unable or admit in writing its inability or fail generally to pay its debts as they become due, suspend making payments, become subject to bankruptcy, debt moratorium or any similar insolvency procedure, or become over-indebted in the sense of article 725 of the Swiss Code of Obligations, unless, in the case of over-indebtedness, creditors of such Loan Party subordinate their claims to those of all other creditors of such Loan Party to the extent of the insufficient coverage and to the extent the subordination of such claims is sufficient to discharge the board of such Loan Party from its duty to notify the court pursuant to article 725(2) of the Swiss Code of Obligations, or (ix) in the case of a Loan Party incorporated in France, (a) it ceases or suspends making payment on any of its debts or announces an intention to do so; (b) by reason of actual or anticipated financial difficulties commences negotiations with any one or more of its creditors (other than negotiations with the Loan Parties) with a view to rescheduling any of its indebtedness or (c) a moratorium is declared in respect of the indebtedness of any Loan Party;

(j)    the failure by Holdings or any Subsidiary to pay one or more final judgments aggregating in excess of $5,000,000 million (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings or any Subsidiary to enforce any such judgment;

(k)    any material provision of any Loan Document shall for any reason cease to be in full force and effect or be asserted in writing by CGHL or any of its subsidiaries or by Holdings or any Subsidiary not to be a legal, valid and binding obligation of any party thereto; or any Security Document shall cease to create a valid and perfected first priority Lien (subject to the Agreed Security Principles, Permitted Liens, the time periods set forth in the Collateral and Guarantee Requirement and Section 5.11) on any material portion of the Collateral purported to be covered thereby (except with respect to the U.K. Debenture as it relates to any security interest therein taken over Equity Interests in any Subsidiary that is not organized under the laws of England and Wales); or

(l)    any Material Contract with any member of the NA Group shall be terminated prior to its stated term, rejected, or materially breached by Holdings, any Subsidiary or member of the NA Group.

then, and in every such event (other than an event described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to Holdings, take any or all of the following actions, at the same or different times: (i) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon the Applicable Prepayment Premium and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the

Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event described in paragraph (h) or (i) above, the principal of the Loans then outstanding, together with accrued interest thereon the Applicable Prepayment Premium and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02 Acceleration.

(a)    Without limiting the generality of the foregoing, it is understood and agreed that if the Loans are accelerated or otherwise become due prior to the Final Maturity Date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Applicable Prepayment Premium with respect to a prepayment of the Loans will also be due and payable, in cash, as though the Loans were prepaid pursuant to Section 2.11 and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. The Applicable Prepayment Premium payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early prepayment and the Borrowers agree that it is reasonable under the circumstances currently existing.

(b)    The Applicable Prepayment Premium shall also be payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWERS EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrowers expressly agree (to the fullest extent it may lawfully do so) that: (i) the Applicable Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) the Applicable Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Lenders and the Borrowers giving specific consideration in this transaction for such agreement to pay the Applicable Prepayment Premium; and (iv) the Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrowers expressly acknowledge that their agreement to pay the Applicable Prepayment Premium to the Lenders as herein described is a material inducement to the Lenders to make the Loans.

SECTION 7.03 Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (h), (i) or (j) of Section 7.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstance referred to in any such clause.

ARTICLE VIII.

The Administrative Agent

SECTION 8.01    Appointment.

(a)    Each Lender (in its capacity as a Lender) hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes each of the Administrative Agent and the Collateral Agent, in such respective capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Collateral Agent, as applicable, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent, as applicable.

(b)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrowers, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, the Collateral Agent and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent, as applicable, under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(c)    Without limiting the generality of clauses (a) and (b) above, (i) the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (A) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 7.01(h) or (i) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (B) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 7.01(h) or (i) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (C) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and/or the Collateral Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable requirements of law or otherwise and (D) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver and (ii) the Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (A) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (B) manage, supervise and otherwise deal with the Collateral, (C) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents in accordance with the Loan Documents, and (D) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Collateral Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable requirements of law or otherwise.

(d)    Each of the Lenders hereby appoints, in relation to any Security Document, the Collateral Agent to act as agent under the Security Documents and authorizes the Collateral Agent to hold any Collateral for the benefit of each Lender, take all actions and exercise all powers specifically provided for therein or under any other agreement, document or instrument pertaining to any of the Collateral, as well as all actions and powers reasonably incidental thereto and authorizes (and directs the Collateral Agent to act on the instruction of the Required Lenders where applicable). Each Lender (in its capacity as a Lender) hereby authorizes and directs the Collateral Agent to execute and deliver the Security Documents to which the Collateral Agent is or becomes a party. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Obligations of the Loan Parties), the Collateral Agent shall not be required to exercise any discretion or take any action, or refrain from taking any action, but shall be required to act or to refrain from acing (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action that exposes it to personal liability or that is, in the opinion of the Collateral Agent or its counsel, contrary to any Loan Document or applicable law.

(e)    Swiss Collateral.

(i)    In relation to any Swiss Collateral Document under which security of an accessory (akzessorische) nature is granted (including, without limitation, the Swiss Account Pledge Agreement and the Swiss Share Pledge Agreement) each present and future Lender hereby appoints and authorizes the Collateral Agent to do all acts in the name and for the account of such Lender as its direct representative (direkter Stellvertreter), including, without limitation, (i) to accept and execute and hold, administer and, if necessary, enforce the security granted under any such Swiss Collateral Documents, (ii) to agree to amendments, restatements and other alterations of such Swiss Collateral Documents, (iii) to effect any release of the security under, and the termination of, any such Swiss Collateral Document, and (iv) to exercise such other rights powers, authorities and discretions granted to the Collateral Agent hereunder or under the relevant Swiss Collateral Document.

(ii)    Without limitation of the foregoing, the parties agree that it is possible that in the handling of the Swiss Collateral, the Collateral Agent will be required to take actions not specifically covered herein and in all such instances the Collateral Agent is hereby authorized to act in such manner as the Collateral Agent would act in similar transactions for its own accounts.

(f)    German Collateral.

(i)    Each of the Secured Parties (other than the Collateral Agent) hereby appoints the Collateral Agent as trustee (Treuhänder) and administrator for the purpose of accepting and administering the German Transaction Security for and on behalf of the other Secured Parties. The Collateral Agent shall: (i) hold and administer any German Transaction Security which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nichtakzessorische Sicherheit) to it as trustee (treuhänderisch) for the benefit of the Secured Parties; and (ii) administer any German Transaction Security which is pledged (Verpfändung) or otherwise transferred to any Secured Party under an accessory security right (akzessorische Sicherheit) as agent. Each Secured Party hereby authorizes the Collateral Agent (whether or not by or through employees or agents): (i) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Collateral Agent under the German Security Documents together with such powers and discretions as are reasonably incidental thereto; (ii) to take such action on its behalf as may from time to time be authorized under or in accordance with the German Security Documents; and (iii) to accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such Secured Party in connection with the Secured Debt Documents and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any German Security Document which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such Security. Each Secured Party hereby ratifies and approves all acts and declarations previously done by the Collateral Agent on such Secured Party’s behalf.

(ii)    For the purpose of the exercise of all rights, claims, powers and authorizations as well as the performance of all duties and obligations of the Collateral Agent under this Agreement and under or in connection with the Security Documents, the Collateral Agent shall be released by each Secured Party (to the extent legally possible) from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

(g)    French Collateral.

(i)    Each Secured Party (other than the Collateral Agent) (as mandant):

(a)    irrevocably and unconditionally appoints the Collateral Agent to act as agent (mandataire), pursuant to article 1984 of the French Civil Code (with full power to appoint and to substitute and to delegate) on its behalf to execute any French Security Document in its name and do anything upon the terms and conditions set out in this Agreement under or in connection with the French Security Documents, including, if need be, the appointment of a custodian which shall hold assets on its behalf (including, as may be the case, share certificates or share registries relating to shares in the capital of any debtor) in custody under any French Security Document, and the Collateral Agent accepts such appointment;

(b)    confirms its approval of the French Security Documents creating or expressed to create French Transaction Security benefiting it and any French Transaction Security created or to be created pursuant thereto and irrevocably authorizes (with power of delegation), empowers and directs the Collateral Agent (by itself or by such person(s) as it may nominate) to execute and deliver for and on its behalf each French Security Document, to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to the Collateral Agent or any Secured Party under or in connection with the French Security Documents, together with any other rights, powers and discretions which are incidental thereto and to give a good discharge for any moneys payable under the Security Documents; and

(c)    acknowledges that the Collateral Agent has been appointed by it to constitute, register, manage and enforce all French Transaction Security created in its favour by any French Security Documents, and agrees that the French Transaction Security to its nomination in accordance with applicable law from time to time.

(ii)    The Collateral Agent will act solely for itself (as Secured Party) and as agent for the other Secured Parties in carrying out its functions as collateral agent under the relevant French Security Documents and this Agreement.

(iii)    In relation to French Security Documents, the relationship between the Secured Parties (other than the Collateral Agent) and the Collateral Agent is that of principal and agent only. The Collateral Agent shall not have, or be deemed to have, assumed any obligations to or fiduciary relationship with, any Party other than those for which specific provision is made by the French Security Documents and this Agreement.

(iv)    The Collateral Agent shall not be liable to any person for any breach by any Secured Party of this Agreement or be liable to any Secured Party for any breach by any other person of this Agreement or any other Debt Document.

(v)    In furtherance of this Section 8.01, each of the Secured Parties hereby undertakes to the Collateral Agent that, promptly upon request, such Secured Party will ratify and confirm all transactions entered into and other actions by the Collateral Agent (or any of its substitutes or delegates) in the proper exercise of the power granted to it hereunder.

SECTION 8.02    Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.03    Exculpatory Provisions. Neither any Agent or its Affiliates nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrowers to perform their obligations hereunder or thereunder. Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers. Neither the Administrative Agent nor the Collateral Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) neither the Administrative Agent nor the Collateral Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) neither the Administrative Agent nor the Collateral Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent, the Collateral Agent or any of their respective Affiliates in any capacity. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent or the Collateral Agent, as applicable, in writing by Holdings, or a Lender. Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or sufficiency of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable.

SECTION 8.04    Reliance by Agents. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the Closing Date, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent and the Collateral Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the Closing Date. Any Agent may consult with legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan

Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. The Collateral Agent may rely upon the last provided Register in making a determination with respect to the Required Lenders.

SECTION 8.05    Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent or the Collateral Agent, as applicable, has received written notice from a Lender or Holdings referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. Each of the Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided, that unless and until the Administrative Agent or the Collateral Agent, as applicable, shall have received such directions, each of the Administrative Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.06    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Loan Parties or any affiliate of the Loan Parties, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of any Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 8.07    Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), in the amount of its pro rata share (based on its Loans hereunder) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08    Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Borrowers as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.09    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and Holdings. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by Holdings (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the retiring Administrative Agent shall, on behalf of the Lenders, appoint a successor agent which shall (unless an Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by Holdings (which approval shall not be unreasonably withheld or delayed). After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. The foregoing provisions shall also be applicable with respect to the resignation of the Collateral Agent and appointment of any successor Collateral Agent. Notwithstanding the foregoing, upon any assignment of the Loans by the Initial Lender to any person other than an Affiliate or Approved Fund of the Initial Lender who becomes a Lender hereunder pursuant to Section 9.04, the Initial Lender may on or prior to the effectiveness of such assignment, appoint any person as a successor agent (who may be any of the Collateral Agent, a Lender or such other person reasonably acceptable to the Initial Lender and, unless an Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing, Holdings), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the Initial Lender’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of the Initial Lender or any of the parties to this Agreement or any holders of the Loans.

SECTION 8.10    Parallel Debt. Notwithstanding any other provision of any Loan Document, each Guarantor organized in any jurisdiction listed in Schedule 8.10 (as such schedule may be amended or supplemented from time to time by mutual agreement of the Administrative Agent and the Company) (each, a “Relevant Loan Party”), hereby unconditionally and irrevocably agrees and covenants with the Collateral Agent by way of an acknowledgement of independent payment obligation that such Relevant Loan Party shall pay to the Collateral Agent as creditor in its own right and not as representative or agent of the other Secured Parties sums equal to, and in the currency of, the aggregate amount of the obligations owing by such Relevant Loan Party under the Loan Documents at any given time (the “Principal Obligations”) as and when the same fall due for payment under the Loan Documents (the aforesaid sums being the “Parallel Obligations”).

The Collateral Agent shall have its own independent right to demand payment of the Parallel Obligations from the Relevant Loan Party (such demand to be made in accordance with, and only in the circumstances permitted under the Loan Documents). The rights of the Secured Parties (other than the Collateral Agent) to receive payment of the Principal Obligations are several, separate and independent from the rights of the Collateral Agent to receive payment of the Parallel Obligations and shall not in any way limit or affect each Relevant Loan Party’s Principal Obligations nor shall the amounts for which each Relevant Loan Party is liable under it Parallel Obligations be limited or affected in any way by its Principal Obligations provided that the payment by the Relevant Loan Party of its Parallel Obligations to the Collateral Agent in accordance with this Section 8.10 shall be an effective discharge of the corresponding Principal Obligations and the payment by the Relevant Loan Party of its Principal Obligations in accordance with the provisions of the Loan Documents shall be an effective discharge of the corresponding Parallel Obligations.

In the event of an effective discharge of any Principal Obligations, the Collateral Agent shall not be entitled to demand payment of the corresponding Parallel Obligations and such Parallel Obligations shall be discharged to the same extent. In the event of an effective discharge of any Parallel Obligations the Loan Parties shall not be entitled to demand payment of the corresponding Principal Obligations and such Principal Obligations shall be discharged to the same extent. In the event of any conflict between the provisions contained in this Section 8.10 and Section 9.22 hereof, this Section 8.10 shall control.

The Collateral Agent acts in its own name and not as trustee and it shall have its own independent right to demand payment of the amounts payable by each Relevant Loan Party pursuant to the Parallel Obligations.

SECTION 8.11    Withholding Taxes. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.09, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE IX.

Miscellaneous

SECTION 9.01    Notices; Communications.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone, except as provided in Section 9.01(b) below and notwithstanding anything to the contrary in any other Loan Document, all notices and other communications provided for herein and in any other Loan Document shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to a Loan Party, the Administrative Agent or the Collateral Agent, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 9.01; and

(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or Holdings may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)    Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) above (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (c)(i) of notification that such notice or communication is available and identifying the website address therefor.

(d)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(e)    Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on Holdings’s behalf on an Internet or intranet website, if any, to which each Lender and the Agents have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) Holdings shall deliver paper copies of such documents to the Agents or any Lender that requests Holdings to deliver such paper copies until a written request to cease delivering paper copies is given by the applicable Agent or such Lender, and (B) Holdings shall notify the Agents and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Agents by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Holdings shall be required to provide paper copies of the certificates required by Section 5.04(c) to the Administrative Agent. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 9.02    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any Loan is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including, without limitation, pursuant to Sections 2.17 and 9.05) and the provisions of Article VIII shall survive the payment in full of the principal and interest hereunder or the termination of this Agreement.

SECTION 9.03    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Agents and when the Agents shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agents and each Lender and their respective permitted successors and assigns.

SECTION 9.04    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (d) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees other than any Borrowers or any of their Affiliates (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)    Holdings (provided, that the consent of Holdings shall not be required if an Event of Default shall have occurred and be continuing and provided, further, that no consent of Holdings shall be required for an assignment to another Lender, an Affiliate of a Lender or an Approved Fund); and

(B)    the Administrative Agent; provided, that, no such consent shall be required for an assignment to another Lender, an Affiliate of a Lender, an Approved Fund.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the principal amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1.0 million, unless the Administrative Agent otherwise consents; provided, that (such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds shall be treated as one assignment), if any;

(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be due in respect of a simultaneous assignment to more than one Affiliate of a Lender or Approved Fund; and

(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent on or prior to the effective date of such assignment an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17.

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 9.04.

(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agents and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans. The Register shall be available for inspection by the Borrowers, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent promptly shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 (or delivered pursuant to Section 5.04), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)    (i) Any Lender may, with the prior written consent, not to be unreasonably withheld or delayed of Holdings (provided, that the consent of Holdings shall not be required if an Event of Default shall have occurred and be continuing), sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.04(a)(i) or clauses (i), (ii), (iii) or (iv) of the first proviso to Section 9.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 9.04, each Borrower agrees that each Participant shall be entitled to the benefits of Section 2.17 (subject to the requirements and limitations of such

Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent (not to be unreasonably withheld or delayed) or the entitlement to receive a greater payment results from a change in law that occurs after the Participant acquires the participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any loans or its other obligations under any Loan Document) to any Person. The entries in the Participant Register shall be conclusive absent manifest error.

(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f)    Each Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(g)    Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrowers or the Administrative Agent. Each of the Loan Parties, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and the Borrowers for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h)    [Reserved].

(i)    Notwithstanding the foregoing, no assignment may be made or participation sold to an Ineligible Institution without the prior written consent of the Borrowers. Further, notwithstanding the foregoing, no assignment or pledge may be made or participation sold in a way that would result in non-compliance with the Swiss Non-Bank Rules and any such assignment, pledge or participation shall be rendered nul and void ab initio if it would result in non-compliance with the Swiss Non-Bank Rules. Notwithstanding anything to the contrary in this Agreement, the Borrowers and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility to monitor whether assignments or participations are made to Ineligible Institutions, and that none of the Borrowers or any of its Subsidiaries shall bring a claim to such effect.

(j)    For the avoidance of doubt, in the event that a transfer or an assignment by an existing Lender of its rights and/or obligations under this Agreement (and any relevant Loan Document) occurs or is deemed to occur by way of novation or otherwise, the existing Lender explicitly reserves the preservation of all securities and guarantees (if any) created under any Loan Document for the benefit of the new Lender and the other beneficiaries of such security Parties in accordance with any applicable law, including, in respect of Luxembourg law, the provisions of article 1278 of the Luxembourg Civil Code.

SECTION 9.05    Expenses; Indemnity.

(a)    Subject in each case to the occurrence of the Closing Date, the Borrowers agree to pay (i) all reasonable out of pocket expenses incurred by each Agent prior to the Closing Date in connection with the preparation of this Agreement and the other Loan Documents (including in connection with due diligence and the reasonable fees, disbursements of charges of counsel to the Agents), (ii) all reasonable out of pocket expenses (including Other Taxes) incurred by the Agents in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable fees, charges and disbursements of Weil, Gotshal & Manges LLP, counsel for the Agents, and, if necessary, the reasonable fees, charges and disbursements of such additional counsel as the Administrative Agent or the Collateral Agent may require (and, in the case of an actual or potential conflict of interest, one addition counsel for the Collateral Agent), and (iii) all out of pocket expenses (including Other Taxes) incurred by the Administrative Agent, the Collateral Agent or any Lender or any of their respective Affiliates in connection with the enforcement, collection or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, charges and disbursements of counsel (including any special and local counsel).

(b)    The Borrowers agree to indemnify the Agents, each Lender, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each

Indemnitee harmless from, any and all losses, claims, damages, obligations, liabilities, penalties, actions, judgments, suits, costs and related expenses or disbursements of any kind, including reasonable counsel fees, charges and disbursements (except the allocated costs of in-house counsel), imposed or incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by any Borrower or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee (for purposes of this proviso only, each of the Administrative Agent, the Collateral Agent and/or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties shall be treated as a single Indemnitee). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Fund, any Borrower or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the resignation or removal of any Agent, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

(c)    Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to Taxes other than Taxes that represent losses, claims, damages, liabilities and expenses with respect to a non-Tax claim.

(d)    To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)    The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, as applicable, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

SECTION 9.06    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower or any Subsidiary against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

SECTION 9.07    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08    Waivers; Amendment.

(a)    No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders, and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall

(i)    decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on any Loan without the prior written consent of each Lender directly affected thereby,

(ii)    decrease the fees of any Lender or any Agent without the prior written consent of such Lender or Agent, as applicable,

(iii)    extend any date on which payment of interest on any Loan or any fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv)    amend the provisions of Section 5.02 of the Security Agreement, or any analogous provision of any other Security Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

(v)    amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby, or

(vi)    release all or substantially all of the Collateral or release any of the Borrowers or all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Guarantee Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all of the Equity Interests of such Subsidiary Loan Party are sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent acting as such at the effective date of such agreement, as applicable, and notice of and a copy of any such agreements shall be provided to the Collateral Agent by the Borrowers. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

(c)    (i) Guarantees, collateral security agreements, pledge agreements and related documents (if any) executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and/or waived with the consent of the Administrative Agent at the request of the Borrower without the input or need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (x) to comply with local law or advice of local counsel, (y) to cure ambiguities, omissions or defects or (z) to cause such guarantees, collateral security agreements, pledge agreement or other document to be consistent with this Agreement and the other Loan Documents, and (ii) if the Administrative Agent and the Borrower have jointly identified any obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision.

SECTION 9.09    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10    Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Collateral Agent Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

SECTION 9.14    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15    Jurisdiction; Consent to Service of Process. Each party hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general and exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court”, and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;

(b)    consents that any such action or proceeding may be brought in such courts and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)    agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation or prosecution of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that

(i)    if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over the subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;

(ii)    in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this Section 9.15(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;

(iii)    any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;

(d)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings, the applicable Lender or the applicable Agent, as the case may be, at the address specified in Section 9.01 or at such other address of which the applicable Agent, any such Lender and Holdings shall have been notified pursuant thereto; and

(e)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to the preceding clause (c)) shall limit the right to sue in any other jurisdiction.

(f)    Notwithstanding the foregoing, each party hereto agrees that the Agents and the Lenders retain the right to bring proceedings against any loan party in the courts of any other jurisdiction solely in connection with the exercise of any rights under any Security Document.

(g)    Each Loan Party and each Subsidiary that is not located in the U.S. hereby irrevocably designates, appoints and empowers Corporation Service Company (whose current address is: 80 State Street, Albany, New York 12207-2543, U.S.A.) (including any replacement agent as provided below, the “Process Agent”), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent’s above address, and each such non-U.S. Loan Party and Subsidiary hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. In the event of service of process in Switzerland, each Swiss Obligor hereby designates as its domicile to receive service of process the domicile indicated in Section 9.01 and hereby waives any other jurisdiction that may be corresponding to it by reason of its present or future domiciles.

SECTION 9.16    Confidentiality. Each of the Lenders and the Agents agrees that it shall maintain in confidence any information relating the Borrowers and any Subsidiary furnished to it by or on behalf of the Borrowers or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party in violation of this Section 9.16, (b) has been independently developed by such Lender or such Agent without violating this Section 9.16, (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to the Borrowers or (d) is available to the Agents or any Lender on a non-confidential basis prior to disclosure by any Loan Party) and shall not reveal the same other than to its and its Affiliates’ directors (or equivalent managers), trustees, officers, employees, accountants, auditors, attorneys, advisors, and any numbering, administration or settlement service providers with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to other Lenders and to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person is subject to this Section 9.16 or shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) to any direct or indirect actual or prospective contractual counterparty in Swap Agreements or similar products relating to the Loan Parties and their obligations, or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), (G) with the prior written consent of the Borrower or (H) to the extent applicable and reasonably necessary or advisable, for purposes of establishing a “due diligence” defense.

SECTION 9.17    Platform; Borrower Materials. The Borrowers and each Lender hereby acknowledge and agree the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”). Any Platform used by the Administrative Agent is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties (collectively, the “Agent Parties”) warrants the accuracy or completeness of the Borrower Materials, or the adequacy of the platform and they expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Parties in connection with the Borrower Materials or the Platform. In no event shall the Agent Parties have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct; provided, however, that in no event shall any agent have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non public information with respect to any Borrower or its securities) (each, a “Public Lender”). Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to any Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless Holdings notifies the Administrative Agent promptly that any such document contains material nonpublic information: (1) the Loan Documents, (2) any notification of changes in the terms of the credit facilities and (3) all information delivered pursuant to Section 5.04.

SECTION 9.18    Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Subsidiary Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, any Liens created by any Loan Document in respect of such Equity Interests or assets shall be automatically released and the Collateral Agent shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrowers and at the Borrowers’ expense in connection with the release of any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction permitted by Section 6.05 (including through merger, consolidation, amalgamation or otherwise) and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, such Subsidiary Loan Party’s obligations under its Guarantee shall be automatically terminated and the Collateral Agent shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrowers to terminate such Subsidiary Loan Party’s obligations under its Guarantee. In addition, the Collateral Agent agrees to take such actions as are reasonably requested by the Borrowers and at the Borrowers’ expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent indemnification Obligations and expense reimbursement claims to the extent no claim therefor has been made) are paid in full and this Agreement is terminated.

SECTION 9.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan

Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligations of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other person who may be entitled thereto under applicable law).

SECTION 9.20    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and each of the Agents (for itself and not on behalf of any Lender) hereby notifies the Borrowers that consistent with the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Agents, as applicable, to identify the Borrowers in accordance with the USA PATRIOT Act.

SECTION 9.21    Borrower Representative. Each Borrower hereby irrevocably designates Borrower Representative to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Representative.

SECTION 9.22    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges (on its own behalf and on behalf of its Affiliates) and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agents and the Lenders is and has been acting solely as a principal and has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrowers, any of their respective Affiliates or any other Person and (B) none of the Agents or the Lenders has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents or the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Agents or the Lenders has any obligation to disclose any of such interests to any Borrower or any of its Affiliates. To the fullest extent permitted by applicable law, the Borrowers hereby waive and release any claims that they may have against the Agents or the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.23    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.24    Affiliate Lenders.

(a)    Each Lender who is an Affiliate of Holdings, excluding (x) CGHL, the Borrowers and their respective Subsidiaries and (y) any Debt Fund Affiliate Lender (each, an “Affiliate Lender”; it being understood that (x) neither CGHL, the Borrowers, nor any of the Subsidiaries may be Affiliate Lenders and (y) Debt Fund Affiliate Lenders and Affiliate Lenders may be Lenders hereunder in accordance with Section 9.04, subject in the case of Affiliate

Lenders, to this Section 9.24), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action (1) described in clauses (i), (ii) or (iii) of the first proviso of Section 9.08(b) or (2) that adversely affects such Affiliate Lender (in its capacity as a Lender) in a disproportionately adverse manner as compared to other Lenders, such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a).

(b)    Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (1) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrowers are not then present, (2) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to Holdings or its representatives, (3) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents, or (4) purchase any Term Loan if, immediately after giving effect to such purchase, Affiliate Lenders in the aggregate would own Term Loans with an aggregate principal amount in excess of 30% of the aggregate principal amount of all Term Loans then outstanding. It shall be a condition precedent to each assignment to an Affiliate Lender that such Affiliate Lender shall have (x) represented to the assigning Lender in the applicable Assignment and Acceptance, and notified the Administrative Agent, that it is (or will be, following the consummation of such assignment) an Affiliate Lender and that the aggregate amount of Term Loans held by it giving effect to such assignments shall not exceed the amount permitted by clause (d) of the preceding sentence and (y) represented in the applicable Assignment and Acceptance that it is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to each Parent Entity, CGHL, the Borrowers, the Subsidiaries or their respective securities (or, if neither any Parent Company nor CGHL is not at the time a public reporting company, material information of a type that would not be reasonably expected to be publicly available if any Parent Entity or CGHL were a public reporting company) that (A) has not been disclosed to the assigning Lender or the Lenders generally (other than because any such Lender does not wish to receive material non-public information with respect to any Parent Entity, CGHL, the Borrowers or the Subsidiaries) and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the assigning Lender’s decision make such assignment.

SECTION 9.25    Appointment for Perfection; Disclosure.

Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Collateral Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions. Each Loan Party and each Lender hereby acknowledges and agrees that each Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.26    Conflicts; German Loan Parties.

(a)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control.

(b)    In respect of any liability of a Loan Party incorporated under German law (or any of its direct or indirect Subsidiaries) under this Agreement as a result of any joint and several liability or similar liability for amounts (including fees, interest and other payment obligations attributable to such amounts) borrowed by any other Loan Party, Section 1.11(d) of the Guarantee Agreement shall apply mutatis mutandis.

(c)    In respect of any secondary liability (i.e. resulting from a joint and several liability, guarantee or indemnity under this Agreement) of a Loan Party incorporated under German law, Section 1.11 (d) of the Guarantee Agreement shall apply mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

This document has been executed as a deed by Claire’s (Gibraltar) Intermediate Holdings Limited and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED by CLAIRE’S (GIBRALTAR) INTERMEDIATE HOLDINGS LIMITED Acting by

)

)

)

/s/ Scott Huckins

Name: Scott Huckins

Director

in the presence of

Signature of witness	/s/ Hristo Bankov

Name of witness	Hristo Bankov

Address of witness	450 E. Waterside Apt 407, Chicago, IL 60601

Occupation of witness	Attorney

[Signature Page to Credit Agreement]

CLAIRE’S GERMANY GMBH

By:	/s/ Scott Huckins
Name:	Scott Huckins
Title:	Director

CLAIRE’S HOLDINGS S.À R.L.

By:	/s/ Stuart Brown
Name:	Stuart Brown
Title:	Director

CLAIRE’S HOLDING GMBH

By:	/s/ Stuart Brown
Name:	Stuart Brown
Title:	Director

CLAIRE’S EUROPEAN SERVICES LIMITED

By:	/s/ Scott Huckins
Name:	Scott Huckins
Title:	Director

CLAIRE’S EUROPEAN DISTRIBUTION LIMITED

By:	/s/ Scott Huckins
Name:	Scott Huckins
Title:	Director

CLAIRE’S LUXEMBOURG S.A R.L.

By:	/s/ Paul A. Barker
Name:	Paul A. Barker
Title:	Manager

CLAIRE’S ACCESSORIES UK LTD.

By:	/s/ Scott Huckins
Name:	Scott Huckins
Title:	Director

[Signature Page to Credit Agreement]

CLAIRE’S SWITZERLAND GMBH

By:	/s/ Stuart Brown
Name:	Stuart Brown
Title:	Director

CLAIRE’S ACCESSORIES SPAIN, S.L.

By:	/s/ Scott Huckins
Name:	Scott Huckins
Title:	Director

CLAIRE’S FRANCE S.A.S.

By:	/s/ Scott Huckins
Name:	Scott Huckins
Title:	Director

CSI LUXEMBOURG S.A R.L.

By:	/s/ Scott Huckins
Name:	Scott Huckins
Title:	Director

CLAIRE’S FASHION PROPERTY CORP.

By:	/s/ Scott Huckins
Name:	Scott Huckins
Title:	Director

[Signature Page to Credit Agreement]

BOTTICELLI LLC, as Administrative Agent and as a Lender

By:	Angelo, Gordon & Co., L.P., its Manager

By:	/s/ Gavin Baiera
Name:	Gavin Baiera
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

By:	/s/ Matthew Trybula
Name:	Matthew Trybula
Title:	Associate Counsel

[Signature Page to Credit Agreement]

SCHEDULE 1.01A

Immaterial Subsidiaries

1.	Claire’s Netherlands B.V.

2.	Claire’s Poland Sp. Z o.o.

3.	Claire’s Czech Republic s.r.o.

4.	BMS Fashion Corp.

5.	Claire’s Stores (Shanghai Limited)

6.	Claire’s Stores Hong Kong Limited

1

SCHEDULE 1.01B

Mortgaged Properties

None.

2

SCHEDULE 1.01C

Excluded Subsidiaries

1.	Claire’s Hungary Kft.

2.	WhiteClaire’s Acessorios Portugal, Unipessoal LDA

3.	Claire’s Netherlands B.V.

4.	Claire’s Austria GmbH

5.	Claire’s Italy S.R.L.

6.	Claire’s Belgium B.V.B.A.

7.	Claire’s Poland Sp. z.o.o.

8.	Claire’s Czech Republic s.r.o.

9.	Claire’s China Services

10.	RSI International Limited

3

SCHEDULE 1.01D

Security Documents1

Governing Law of Security Documents	Security Document	Grantors
US	• Collateral Agreement • Guarantee Agreement • Perfection Certificate • UCC-1 filings to be filed for each Loan Party in the District of Columbia	Each Loan Party

Gibraltar	• Debenture	Claire’s (Gibraltar) Intermediate Holdings Limited

	• Mortgage of Shares (of Claire’s (Gibraltar) Intermediate Holdings Limited granted by Claire’s (Gibraltar) Holdings Limited (and related acknowledgment thereof))	Claire’s (Gibraltar) Holdings Limited Claire’s (Gibraltar) Intermediate Holdings Limited

England and Wales	• All Assets Debenture	Claire’s Accessories UK Ltd Claire’s European Services Limited Claire’s European Distribution Limited

	• Bank Account Charge	Claire’s France Claire’s Germany GmbH CSI Luxembourg S.à r.l. Claire’s Accessories Spain, S.L.

	• Share Charge (over shares of Claire’s Accessories UK Ltd)	Claire’s Holding GmbH

	• Share Charge (over shares of Claire’s European Distributions Limited and Claire’s European Services Limited)	Claire’s Holdings S.à r.l.

[1]	Expressly subject to the Agreed Security Principles

4

Governing Law of Security Documents	Security Document	Grantors
Switzerland	• Bank Account Pledge Agreement	Claire’s Switzerland GmbH

	• Bank Account Pledge Agreement	Claire’s Holding GmbH

	• Bank Account Pledge Agreement	CSI Luxembourg S.à r.l.

	• Receivables Assignment Agreement (including trade receivables, intra-group receivables and Swiss insurance claims)	Claire’s Switzerland GmbH

	• Receivables Assignment Agreement (including trade receivables, intra-group receivables and Swiss insurance claims)	Claire’s Holding GmbH

	• Share Pledge Agreement (over shares of Claire’s Switzerland GmbH (and related acknowledgment thereof))	Claire’s Holding GmbH Claire’s Switzerland GmbH

	• Share Pledge Agreement (over shares of Claire’s Holding GmbH)	Claire’s Holdings S.à r.l. Claire’s Holding GmbH

Germany	• Account Pledge Agreement	Claire’s Germany GmbH

	• Security Assignment Agreement relating to receivables arising under a concession agreement, present and future accounts, receivables, insurance receivables and intercompany receivables	Claire’s Germany GmbH

France	• Pledge of Receivables Agreement	Claire’s France

	• Bank Accounts Pledge Agreement	Claire’s France

	• Securities Account Pledge Agreement	Claire’s Accessories UK Ltd

5

Governing Law of Security Documents	Security Document	Grantors
Spain	• Security Agreement (pledge over receivables, bank accounts and shares)	Claire’s Accessories UK Ltd Claire’s Accessories Spain, S.L.

• Execution of a copy of the Credit Agreement under a Spanish Public Deed

• Execution of a copy of the Guarantee Agreement under a Spanish Public Deed

Luxembourg	• Luxembourg Receivables Pledge Agreement	CSI Luxembourg S.à r.l. Claire’s Holdings S.à r.l. Claire’s Luxembourg S.à r.l.

	• Luxembourg Accounts Pledge Agreement	Claire’s Holdings S.à r.l.

	• Luxembourg Accounts Pledge Agreement	CSI Luxembourg S.à r.l.

	• Luxembourg Accounts Pledge Agreement	Claire’s Luxembourg S.à r.l.

	• Luxembourg Share Pledge Agreement (over shares of Claire’s Holdings S.a r.l. (and related acknowledgment thereof))	Claire’s (Gibraltar) Intermediate Holdings Limited Claire’s Holdings S.à r.l.

	• Luxembourg Share Pledge Agreement (over shares of Claire’s Luxembourg S.a r.l. (and related acknowledgment thereof)	Claire’s Holdings S.à r.l. Claire’s Luxembourg S.à r.l.

	• Luxembourg Share Pledge Agreement (over shares of CSI Luxembourg S.a r. l. (and related acknowledgment thereof)	Claire’s Holding GmbH CSI Luxembourg S.à r.l.

Cayman Islands	• Equitable Share Mortgage in Respect of Shares of Claire’s Fashion Property Corp. (and related acknowledgment thereof)	CSI Luxembourg S.à r.l.

6

SCHEDULE 1.01E

Agreed Security Principles

1.	Considerations

In determining what Liens over any asset will be provided in support of the Obligations and all rights and obligations associated with such giving or taking of Liens over any asset, the following matters will be taken into account. Liens over any asset shall not be created or perfected to the extent that it would:

(a)	result in any breach of applicable general law and statutory limitation, corporate benefit, capital maintenance, financial assistance, fraudulent preference, retention of title claims or “thin capitalisation” laws or regulations (or analogous restrictions) of any applicable jurisdiction;

(b)	result in a significant risk to the officers of the relevant Loan Party of contravention of their fiduciary duties and/or of civil or criminal liability; or

(c)	result in costs that, in the opinion of the Collateral Agent (acting reasonably), are disproportionate to the benefit obtained by the beneficiaries of that Collateral. For the avoidance of doubt, in these Agreed Security Principles, “cost” includes, but is not limited to, income tax cost, registration taxes payable on the creation or enforcement or for the continuance of any Lien, stamp duties, out-of-pocket expenses, and other fees and expenses directly incurred by the relevant Loan Party or any of its direct or indirect owners, subsidiaries or Affiliates.

All Collateral (other than share security) shall be governed by the law of and secure assets located in the jurisdiction of incorporation of that Loan Party.

The giving of a guarantee, the granting of security or the perfection of the security granted will not be required if:

(a)	a Loan Party is prohibited by or lacks legal capacity as a result of, any applicable law, rule or legal principle (including financial assistance and corporate benefit regulations or prohibitions, fraudulent preference, “thin capitalization,” capital maintenance, liquidity maintenance or similar rules or legal principles); or

(b)	it has or is reasonably likely to have a material adverse effect on the tax arrangements of the Loan Parties or any Loan Party; provided that the relevant Loan Party shall use reasonable endeavours to overcome such obstacle.

The Secured Obligations will be limited where necessary to prevent any material additional tax liability of any Loan Party.

In the case of any security granted by any Loan Party located in England and Wales, no fixed security will be given over bank accounts subject to pooling arrangements, inventory, receivables or non-material intellectual property rights which instead in each case shall be subject to floating security.

7

If a Loan Party grants security over any asset it shall, subject to the terms of the Loan Documents, be free to deal with that asset in the ordinary course of its business until the occurrence and continuation of an Event of Default. For the avoidance of doubt, an Event of Default shall be continuing until such time as it may be waived by the Lenders in accordance with the terms and conditions of the Credit Agreement.

2.	Obligations to be Secured

Subject to paragraph 1 above and except where the Lender’s own template security documentation is used, the obligations to be secured are the Secured Obligations (as defined below).

The Collateral is to be granted in favor of the Collateral Agent (for the benefit of the Lenders).

For ease of reference, the following definitions should, to the extent legally possible and to the extent appropriate, be incorporated into each Security Document:

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Collateral.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Collateral Agent.

“Group” means Claire’s Stores Inc. and its subsidiaries.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole.

“Secured Obligations” means all present and future liabilities and obligations at any time due, owing or incurred by any member of the Group and by each Loan Party to any Secured Party under the Loan Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” means the Agents, any Receiver or Delegate and the Lenders.

All other capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

3.	General

Where appropriate, defined terms in the Security Documents should mirror those in this Agreement.

Any guaranty required pursuant to this Agreement shall be limited to the extent (i) required to be limited under applicable local law and (ii) providing such a guaranty could reasonably be expected to (a) conflict with the fiduciary duties of the directors and managers of the relevant

8

entity or (b) result in a risk of personal or criminal liability for such Guarantor or any of its officers, employees, members of management, consultants, directors or managers, and the Security Documents relating to any Guarantor shall reflect any such limitations.

To the extent possible under applicable laws:

(a)	the Collateral shall be enforceable on and from the occurrence and continuation of an Event of Default;

(b)	any Liens over Collateral will be first ranking, to the extent possible and subject to any security interest over the relevant asset which is expressly permitted by the terms of this Agreement and which is already expressed to be first ranking; and

(c)	to the extent possible and subject to any other legal requirement, the documentation in respect of any Liens granted by any Loan Parties following the Closing Date shall mirror the documentation in respect of Liens granted by the Loan Parties on the Closing Date.

The granting of security, perfection of Liens, when required, and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in the relevant Loan Documents or (if earlier or to the extent no such time periods are specified in the Loan Documents) within the time periods specified by applicable law in order to ensure due perfection.

Information, such as lists of assets, will be provided promptly upon the Collateral Agent’s reasonable request, in each case unless applicable local law or any applicable Loan Document requires more frequent information.

A reference in a Security Document to an asset being “material” will mean an asset that is material in the context of the business of the Loan Parties as a whole.

To the extent possible, all Collateral shall be granted in favour of the Collateral Agent acting on behalf of the Agents and Lenders individually. “Trust”, “parallel debt” or “joint and several creditorship” provisions will be used where necessary; such provisions will be contained in the Credit Agreement unless required otherwise under applicable laws. To the maximum extent possible, no action shall be required in relation to the security when any Lender transfers any of its participation in the Facilities to a new Lender. If any action is required upon a transfer of participation, the transferring Lender will bear all related costs and expenses (including stamp duties, taxes, registration costs).

Collateral, will where possible and practical, automatically create security over future assets of the same type as those already secured. Where local law requires supplemental pledges to be delivered in respect of future acquired assets in order for effective security to be created over that class of assets, supplemental pledges shall be provided no more frequently than annually (unless expressly required more frequently under local law).

Security Documents will not accrue interest on any amount in respect of which interest is accruing under this Agreement.

9

Any rights of set off will not be exercisable until the occurrence and during the continuation of an Event of Default. Such rights shall apply only to matured obligations due and payable to the Agents and Lenders by a Loan Party under a Loan Document.

Where a Loan Party acquires assets (including real property) of material value or significance for the business of such Loan Party after the date on which it initially grants security, such Loan Party shall (unless existing Collateral automatically creates valid security over such assets) enter into security arrangements in accordance with Section 5.10 of the Credit Agreement.

Shares

Liens shall be granted over shares in the Loan Parties and Subsidiaries. The company providing the relevant Collateral will be permitted to retain and to exercise voting rights appertaining to any shares charged by it until the occurrence and during the continuation of an Event of Default.

The Collateral Agent may only exercise the voting rights to the extent permitted under applicable law and provided:

(a)	an Event of Default has occurred and is continuing; and

(b)	the Collateral Agent notifies the provider of the relevant share security and the company whose shares are subject to the relevant share security that it seeks to exercise those voting rights.

Until an Event of Default has occurred and is continuing the company whose shares are subject to that security will be permitted to pay dividends upstream in respect of its shares to the extent permitted under the Loan Documents.

Receivables

To the extent that notification of a third party is required in order to perfect a security interest in receivables (other than in respect of intercompany receivables or where notification is required by applicable law to create such security interest), such notification will not be required until the occurrence and during the continuation of an Event of Default. If such notification is required, it will be delivered within five Business Days of the security being granted and the applicable Loan Party shall use its reasonable efforts to obtain an acknowledgement of that notice within twenty Business Days of service. If the Loan Party has used its best efforts but has not been able to obtain acknowledgement, its obligation to obtain acknowledgement shall cease on the expiry of that twenty Business Day period.

Until the occurrence and during the continuation of Event of Default the Loan Party providing the Collateral is permitted to receive any payment under its receivables to the extent permitted under the Loan Documents.

Any receivables subject to third party arrangements (excluding, for the avoidance of doubt, receivables owing from any Affiliate of any Loan Party) which are permitted by the Loan Documents which would prevent or prohibit such receivables from being subject to legal, valid, binding and enforceable security (but only to the extent such prohibition was not created in

10

contemplation hereof and is consistent with the business practice of Holdings and the Subsidiaries) will be excluded from the security created by any relevant security document, provided that the relevant Loan Party has used reasonable endeavours to obtain any necessary consent or waiver if the asset is material, it being acknowledged that reasonable endeavours shall not require the payment by any Loan Party of any monetary consent or waiver.

Bank accounts (including bank account receivables)

Until the occurrence and during the continuation of an Event of Default or as expressly agreed otherwise (for example in relation to an account used for cash cover purpose) the Loan Party providing the Collateral is permitted to withdraw and transfer monies from the accounts to the extent permitted or not expressly restricted under the Loan Documents.

If required by or customary under local law to perfect the Lien, notice of the Lien will be served on the account bank within five Business Days of the Lien granted and the Loan Party shall use its reasonable endeavours (not involving the payment of money or incurrence of any external expenses) to obtain an acknowledgement of that within twenty Business Days of service.

Any obligation on the Loan Party to use such reasonable endeavours to obtain an acknowledgement from such bank of the notification shall cease on the expiry of the above mentioned twenty Business Days period.

Irrespective of whether notice of the Lien is required for perfection, if the service of notice would prevent the Loan Party from using a bank account in the ordinary course of its business consistent with past practice, no notice of the Lien shall be served until the occurrence of an Event of Default.

If consent of the account bank is required under applicable local law to perfect the Lien thereon, the applicable Loan Party shall use its commercially reasonable endeavours to obtain such consent within sixty days of the opening of the account, it being acknowledged that reasonable endeavours shall not require the payment by any Loan Party of any material monetary consent fee or administrative fee.

Any Lien over bank accounts shall be subject to any prior security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank or as part of the Group’s cash management arrangements (provided such arrangements constitute Permitted Liens).

The notice of the Lien shall request such prior security interests in favour of the account bank to be waived by the account bank but the Loan Party shall not be required to change its banking arrangements if these security interests are not waived or only partially waived.

Material Contracts

Where a Loan Party grants security over Material Contracts, such security shall be subject to these Agreed Security Principles. Where required by local law to perfect the Collateral, notice will be served on the relevant counterparty within five Business Days of the Collateral being granted and the Loan Party shall use its reasonable endeavours to obtain an acknowledgement of that notice within twenty Business Days of service.

11

Any Material Contracts subject to third party arrangements (excluding, for the avoidance of doubt, any Material Contract with any Affiliate of any Loan Party) which are permitted by the Loan Documents which would prevent or prohibit those assets from being subject to legal, valid, binding and enforceable security (but only to the extent such prohibition was not created in contemplation hereof) will be excluded from the security created by any relevant security document, provided that the relevant Loan Party has used reasonable endeavours to obtain any necessary consent or waiver if the asset is material, it being acknowledged that reasonable endeavours shall not require the payment by any Loan Party of any monetary consent or waiver.

Insurance policies

Where a Loan Party grants security over insurance policies, such security shall be subject to these Agreed Security Principles. Where required by local law to perfect the Collateral, notice will be served on the insurance provider within five Business Days of the Collateral being granted and the Loan Party. Any obligation on the Loan Party to use reasonable endeavours to obtain an acknowledgement from such insurance provider of such notification shall cease on the expiry of the twenty Business Days period.

Moveables

Until the occurrence and during the continuation of an Event of Default and to the extent permitted under the Loan Documents the Loan Party providing the Collateral is permitted to dispose and use its moveable assets.

If the granting of effective security over moveable assets gives rise to registration rights or similar taxes or costs calculated on the secured amount, the secured amount under such security will be proportionate to the value of the underlying moveable asset, and ‘mandates’ to grant security will be granted where customary.

Intellectual property

Where a Loan Party grants security over its intellectual property it shall be free to deal with those assets in the ordinary course of its business and in accordance with the Loan Documents until an Event of Default has occurred and is continuing. No notice shall be prepared or given to any third party (other than any Affiliate of Holdings) from whom intellectual property is licenced until an Event of Default has occurred and is continuing.

If required under local law security over intellectual property will be registered under the law of that security document or at a relevant supra-national registry (such as the European Union) or otherwise at any national registry subject to the general principles set out in these Agreed Security Principles.

Real property

A security interest in real property shall be created including market standard terms and conditions for a financing of this nature, but subject to the underlying principles agreed in these Agreed Security Principles; provided that a security interest shall not be required in leased real property.

12

If the granting of effective real property security gives rise to registration rights or similar taxes or costs calculated on the secured amount, the secured amount under such security will be proportionate to the value of the underlying real estate, and “mandates” to grant security will be granted where customary.

There will be no obligation to investigate title, provide surveys or other insurance or environmental due diligence, except to the extent reasonably available and to the extent commercially reasonable to be so provided.

Fixed Assets

Where a Loan Party grants security over material fixed assets, such security shall be subject to these Agreed Security Principles.

No notice whether to third parties or by attaching a notice to the fixed assets shall be prepared or given until an Event of Default has occurred and is continuing, unless, in the case of attachment of a notice, this is required by local law to create or maintain the existence of Collateral.

If required under local law, Collateral over fixed assets will be registered subject to the general principles set out in these Agreed Security Principles.

4.	Undertakings/Representations and Warranties

The Security Documents shall only include representations, warranties or undertakings to the extent required under the governing law of that Security Document or to protect or preserve the Liens in the applicable Collateral created under that Security Document.

Any representations, warranties or undertakings which are required to be included in any Security Document shall reflect (to the extent to which the subject matter of such representation, warranty and undertaking is the same as the corresponding representation, warranty and undertaking in this Agreement) the commercial deal set out in this Agreement (save to the extent that Secured Parties’ local counsel reasonably deem it necessary to include any further provisions (or deviate from those contained in this Agreement) solely in order to protect or preserve the security interest in and Liens on the Collateral granted to the Secured Parties).

13

SCHEDULE 2.01

Commitments

Lender	Commitment
Botticelli LLC	$50,000,000.00

14

SCHEDULE 3.01

Organization and Good Standing

None.

15

SCHEDULE 3.04

Governmental Approvals

None.

16

SCHEDULE 3.06(a)

Subsidiaries*

Name	Jurisdiction	Owner of Equity Interests
Claire’s Fashion Property Corp.	Cayman	100% CSI Luxembourg S.a.r.l.
Claire’s Holding Gmbh	Switzerland	100% Claire’s Holdings S.a.r.l.
Claire’s Accessories UK Ltd	United Kingdom	100% Claire’s Holding Gmbh
CSI Luxembourg S.a.r.l.	Luxembourg	100% Claire’s Holding Gmbh
Claire’s Switzerland Gmbh	Switzerland	100% Claire’s Holding Gmbh
Claire’s Accessories Spain, S.L.	Spain	100% Claire’s Accessories UK Ltd
Claire’s France S.A.S.	France	100% Claire’s Accessories UK Ltd
Claire’s (Gibraltar) Intermediate Holdings Limited	Gibraltar	100% Claire’s (Gibraltar) Holdings Limited
Claire’s Holdings S.a.r.l.	Luxembourg	100% Claire’s (Gibraltar) Intermediate Holdings Limited
Claire’s Germany GmbH	Germany	100% Claire’s Holding Gmbh
Claire’s Italy S.R.L.	Italy	100% Claire’s Accessories UK, Ltd.
Claire’s Belgium B.V.B.A.	Austria	100% Claire’s Accessories UK, Ltd.
Claire’s Austria Gmbh	Belgium	100% Claire’s Holding Gmbh
Claire’s Hungary Kft.	Hungary	100% Claire’s Holdings S.a.r.l.
Claire’s European Services Limited	United Kingdom	100% Claire’s Holdings S.a.r.l.
Claire’s European Distribution Limited	United Kingdom	100% Claire’s Holdings S.a.r.l.
Claire’s China Services	China	100% BMS Fashion Corp.
RSI International Limited	Hong Kong	100% Claire’s China Services

* This list excludes Immaterial Subsidiaries listed on Schedule 1.01A

17

SCHEDULE 3.10

Taxes

None.

18

SCHEDULE 3.15

Intellectual Property

None.

19

SCHEDULE 3.16

Anti-Money Laundering Laws

None.

20

SCHEDULE 4.01(d)

Closing Deliverables1

The Administrative Agent shall have received each of the Security Documents listed on Schedule 1.01D.

Gibraltar

The Administrative Agent shall have received from each Loan Party organized under the laws of Gibraltar, each of the following items:

1.	a certificate signed by one director and dated as of the Closing Date, certifying:

(a)	as to the accuracy and completeness of each of the corporate and organizational documents of such Loan Party described in this Schedule and attached to such certificate and that they are each true and complete copies,

(i)	that attached thereto is a true and complete copy of the resolutions of (1) the board of directors of such Loan Party: (a) approving the terms of and the transactions contemplated by, the Loan Documents to which the applicable Loan Party is a party; (b) certifying authorizing a specified person or persons to execute the Loan Documents to which such applicable Loan Party is a party; and (c) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and noticed to be signed and/or dispatched in connection with the Loan Documents to which it is a party, and (2) all holders of the issued shares in each applicable Loan Party approving entry into and performance of the Loan Documents to which the applicable Loan Party is a party,

(ii)	that attached thereto is a true and complete copy of (1) a certificate of good standing of such Loan Party dated as at the closing date, (2) a true and complete copy of the register of members of such Loan Party, (3) a true and complete copy of the register of directors of such Loan Party, (4) a true and complete copy of the register of charges of such Loan Party

(iii)	that each such copy document relating to it is correct, complete and in full force and has not been superseded as at the Closing Date,

(iv)	that the borrowing, guaranteeing or securing as appropriate contemplated in the relevant Loan Documents would not cause any borrowing, guaranteeing or securing or similar limit binding on each applicable Guarantor to be exceeded,

[1]	Expressly subject to the Agreed Security Principles

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(v)	that such Loan Party is Solvent within the meaning of the Insolvency Act 2011 of Gibraltar and will not become insolvent as a result of entering into any of the transactions contemplated by any of the Loan Documents,

(vi)	as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party;

(vii)	confirming that such Loan Party is not entitled to claim immunity from any suit, execution, attachment or other legal action in Gibraltar;

(viii)	confirming that such Loan Party has filed all documents and returns required to be filed with the Registrar of Companies in Gibraltar;

(ix)	confirming that there are no mortgages, charges (whether fixed or floating), liens, pledges, options, rights of pre-emption, rights of retention of title, guarantees or other encumbrances or any other form of security interest or any obligation (at the date of Closing against any such Loan Party and no security interest is registered as unsatisfied at Companies House in Gibraltar or in any other jurisdiction; and

(x)	as to the incumbency and specimen signature of each director or other signatory executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party.

2.	the following customary legal opinions, each addressed to the Administrative Agent, Collateral Agent and Lenders in respect of the Loan Documents:

(a)	a legal opinion of Hassans, as legal advisers to the Loan Parties as to Gibraltar law, on the existence, capacity and the authorization of each Loan Party as regards the Loan Documents and on execution and enforceability of the Loan Documents subject to Gibraltar law.

England and Wales

The Administrative Agent shall have received from each Loan Party organized under the laws of England and Wales, each of the following items:

1.	a copy of the constitutional documents;

2.	a copy of the resolutions of the board of directors of each applicable Loan Party:

(i)	approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute the Loan Documents to which it is a party;

(ii)	authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf; and

22

(iii)	authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party;

3.	a copy of a resolution signed by all the holders of all the issued shares of each applicable Loan Party approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party;

4.	a specimen signature of each person authorised by the resolutions referred to in paragraph 2 above in relation to the Loan Documents and related documents;

5.	a certificate of each applicable Loan Party organized under the laws of England and Wales signed by one director and dated as of the Closing Date:

(i)	certifying that each of the above documents is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement; and

(ii)	confirming that the amounts to be borrowed, guaranteed or secured by it under the Loan Documents would not cause any borrowing, guarantee or security or similar binding limit on it to be exceeded,

6.	the following customary legal opinions, each addressed to the Administrative Agent, Collateral Agent and Lenders in respect of the Loan Documents:

(i)	a legal opinion of Weil, Gotshal & Manges, as legal advisers to the Lenders as to English law, on legality, validity and enforceability of the Loan Documents subject to English law;

(ii)	a legal opinion of Morgan, Lewis & Bockius UK LLP, as legal advisers to the Loan Parties as to English law, on the existence, capacity and the authorization of each Loan Party as regards the Loan Documents;

7.	a copy of all notices or documents required (in accordance with the Agreed Security Principles), together with all share certificates, share registers, bond registers, stock transfer forms (or the equivalent) duly endorsed in blank and other documents of title, if any, in each case only if required to be executed or given on the Closing Date by a Loan Party under the terms of the Security Documents; and

8.	the PSC Register of each Loan Party whose shares are subject to the Security under the Security Documents.

Luxembourg

The Administrative Agent shall have received from each Loan Party organized under the laws of Luxembourg, each of the following items:

1.	A certificate of each Luxembourg Loan Party (signed by a director) and dated the closing date

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(i)	attaching:

a.	the up-to-date copies of the coordinated articles of association;

b.	an extract from the Luxembourg trade and companies register in respect of such Luxembourg Loan Party dated the Closing Date;

c.	an negative certificate (certificat de non-inscription d’une décision judiciaire) issued by the Luxembourg trade and companies register in respect of such Luxembourg Loan Party dated the Closing Date;

(ii)	setting out a specimen of the signature of each person who is authorised on behalf of such Luxembourg Loan Party to enter into the Loan Documents to which such Luxembourg Loan Party is a party or to sign or send any document or notice in connection with the Loan Documents to which it is a party;

(iii)	(A) confirming that it is not subject to bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), arrangement with creditors (concordat préventif de faillite) proceedings, fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally, (B) that no petition for the opening of such proceedings has been presented by it and to the best of its knowledge, no petition for the opening of such proceedings has been presented by any other person, (C) no event has occurred or is likely to occur as a result of which it could be in a state of cessation of payments (cessation de paiements) or lose its creditworthiness (ébranlement de crédit) and (D) no application has been made by it or, as far as it is aware, by any other person for the appointment of a commissaire, juge commissaire, liquidateur, curateur or similar officer pursuant to any insolvency or similar proceedings; and

(iv)	attaching a copy of its shareholders’ register evidencing that all its shares are held by its parent.

2.	the following customary legal opinions, each addressed to the Administrative Agent, Collateral Agent and Lenders in respect of the Loan Documents:

(i)	a legal opinion of Bonn Steichen & Partners, as legal advisers to the Lenders as to Luxembourg law, on legality, validity and enforceability of the Loan Documents subject to Luxembourg law; and

(ii)	a legal opinion of Arendt &Medernach SA, as legal advisers to the Loan Parties as to Luxembourg law, on the existence, capacity and the authorization of each Loan Party as regards the Loan Documents.

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France

The Administrative Agent shall have received from each Loan Party organized under the laws of France, each of the following items:

1.	a certificate of each applicable Loan Party organized under the laws of France signed by one director and dated as of the Closing Date certifying the following documents:

(a)	A copy of its articles of association (Statuts);

(b)	An original company registry extract (K-bis), an original non-insolvency certificate (Certificat de non-faillite) and an original encumbrances certificate (Etat des inscriptions), each dated no more than 15 days prior to the Closing Date;

(c)	A copy of the resolution of its board of directors, board of managers and/or shareholder(s) or equivalent body of each applicable Loan Party:

(i)	approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute the Loan Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Loan Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Loan Documents to which it is a party;

(d)	If required under applicable law or by its constitutional documents, a copy of a resolution signed by all the holders of all the issued shares of each applicable Loan Party approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party;

(e)	a specimen signature of each person authorised by the resolutions referred to in paragraph (c) or (d) above in relation to the Loan Documents and related documents;

(f)	a certificate confirming that the amounts to be borrowed, guaranteed or secured by it under the Loan Documents would not cause any borrowing, guarantee or security or similar binding limit on it to be exceeded; and

(g)	a certificate certifying that each of the above documents is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

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2.	the following customary legal opinions, each addressed to the Administrative Agent, Collateral Agent and Lenders in respect of the Loan Documents:

(i)	a legal opinion of Weil, Gotshal & Manges LLP, as legal advisers to the Lenders as to French law, on legality, validity and enforceability of the Loan Documents subject to French law; and

(ii)	a legal opinion of MBA Avocats, as legal advisers to the Loan Parties as to French law, on the existence, capacity and the authorization of each Loan Party as regards the Loan Documents

Spain

The Administrative Agent shall have received from each Loan Party organized under the laws of Spain, each of the following items:

1.	A copy of the constitutional documents of the relevant Spanish Loan Party understood as either (a) a certificate issued by the relevant Commercial Registry certifying due incorporation and existence, lack of causes of liquidation, winding up or insolvency, its up to date articles of association and composition of its governing body or (b) a copy of the incorporation deed of the company and all deeds under which the by-laws of the company have been amended or any directors have been removed or designated together with an online registry excerpt (nota simple online informativa) issued by the Commercial Registry and with a certificate of the directors of the Company declaring that there are no other public deeds amending the articles of association of the Company or appointing or removing directors.

2.	A copy of a resolution of the joint and several directors of the Spanish Loan Party notarised before a Spanish notary:

(i)	approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Loan Documents to which it is a party on its behalf (including, for the avoidance of doubt, all the powers of attorney, certificates and notices included therein); and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Loan Documents to which it is a party.

(b)	A copy of a resolution signed by all the holders of the issued shares in the Spanish Loan Party, approving the terms of, and the transactions contemplated by, the Loan Documents to which the Spanish Loan Party is a party among others, for the purposes of complying with article 160 (f) of the Spanish Companies Law.

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3.	The following customary legal opinions, each addressed to the Administrative Agent, Collateral Agent and Lenders in respect of the Loan Documents:

(i)	a legal opinion of Uría Menéndez, as legal advisers to the Lenders as to Spanish law, on legality, validity and enforceability of the Loan Documents subject to Spanish law; and

(ii)	a legal opinion of Garrigues as legal advisers to the Loan Parties as to Spanish law, on the existence, capacity and the authorization of the Spanish Loan Party as regards the Loan Documents

4.	a copy of all notices or documents required (in accordance with the Agreed Security Principles) to be sent or annotated on the Closing Date by the Spanish Loan Party under the terms of the Security Documents together with property titles of the shares of the Spanish Loan Party as well as copy of the registry-book of shareholders with the pledge over the shares of the Spanish Loan Party duly recorded therein; and

5.	a copy of the cancellation deed of all the existing security granted over the assets of the Spanish Loan Party or the shares of its share capital.

Cayman Islands

The Administrative Agent shall have received from each Loan Party organized under the laws of the Cayman Islands, each of the following items:

1.	a certificate of each applicable Loan Party organized under the laws of the Cayman Islands signed by one director and dated as of the Closing Date certifying the following documents:

(h)	A copy of its certificate of incorporation;

(i)	A copy of its memorandum and articles of association;

(j)	A certificate of good standing dated no more than 30 days prior to the Closing Date;

(k)	A copy of its register of directors and officers, register of mortgages and charges, and register of members;

(l)	A copy of the resolution of its board of directors of each applicable Loan Party approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that any one of its directors execute the Loan Documents to which it is a party or any schedules thereto, as applicable;

(m)	a specimen signature of each person authorised by the resolutions referred to in paragraph (e) above in relation to the Loan Documents and related documents;

(n)	a certificate certifying that each of the above documents is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

27

2.	the following customary legal opinion addressed to the Administrative Agent, Collateral Agent and Lenders in respect of the Loan Documents:

(i)	a legal opinion of Walkers, as legal advisers to the Lenders as to Cayman Islands law, on the existence, capacity and the authorization of each Loan Party as regards the Loan Documents and on execution and enforceability of the Loan Documents subject to Cayman Islands law

Germany

The Administrative Agent shall have received from Claire´s Germany GmbH organized under the laws of Germany, each of the following items:

1.	German security agreements.

2.	A copy of the following constitutional documents:

(a)	articles of association (Satzung);

(b)	shareholders list (Gesellschafterliste);

(c)	commercial register excerpt (Handelsregisterauszug) dated not earlier than the date before the signing of the Loan Documents by the German Loan Party.

3.	A copy of the shareholders resolution signed by the shareholders of Claire´s Germany GmbH covering the following:

(a)	approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Loan Documents to which it is a party on its behalf (including, for the avoidance of doubt, all the powers of attorney, certificates and notices included therein) and releasing it for such purposes from all restrictions of sec. 181 German Civil Code (BGB); and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Loan Documents to which it is a party.

4.	Director Certificate dated no earlier than the date of the Loan Documents signed by the German Loan Party signed by a managing director with sole power of representation or the required number of managing directors with joint power of representation certifying that each copy document relating to it specified in the Director Certificate is correct, complete and in full force and effect and containing a specimen of the signature of each authorized signatory of Claire´s Germany GmbH.

28

5.	Power of attorney of the German Loan Party (if applicable due to execution of Loan Documents under power of attorney) regarding the Loan Documents entered into by the German Loan Party.

6.	The following customary legal opinions, each addressed to the Administrative Agent, Collateral Agent and Lenders in respect of the Loan Documents:

(i)	a legal opinion of Weil, Gotshal & Manges LLP, as legal advisers to the Lenders as to German law, on legality, validity and enforceability of the Loan Documents subject to Germany law; and

(ii)	a legal opinion of CMS Hasche Sigle as legal advisers to the Loan Parties as to German law, on the existence, capacity and the authorization of the German Loan Party as regards the Loan Documents.

Switzerland

The Administrative Agent shall have received from each Loan Party organized under the laws of Switzerland, each of the following items:

1.	a certificate of each applicable Loan Party organized under the laws of Switzerland signed by one director and dated as of the Closing Date, certifying:

(i)	that the certified copy of the excerpt from the commercial register of such Loan Party attached thereto is true, complete, correct and up-to-date;

(ii)	that the certified copy of the articles of incorporation and of the organizational regulations of such Loan Party attached thereto are true, complete, correct and up-to-date;

(iii)	that the resolutions of the board of managers of such Loan Party, inter alia, (a) approving the entering into, execution, delivery and performance of the Loan Documents to which the applicable Loan Party is a party; (b) approving the terms of and the transactions contemplated by, the Loan Documents to which the applicable Loan Party is a party; (c) authorizing a specified person or persons to execute and perform the Loan Documents to which the applicable Loan Party is a party; attached thereto are true, complete, correct and up-to-date;

(iv)	that the resolutions of the partner of such Loan Party, inter alia, (a) approving the entering into, execution, delivery and performance of the Loan Documents to which the applicable Loan Party is a party; (b) approving the terms of and the transactions contemplated by, the Loan Documents to which the applicable Loan Party is a party; and (c) approving any distribution of corporate assets in connection with the guarantees, the indemnities and security granted by the applicable Loan Party under the Loan Documents to which the applicable Loan Party is a party; attached thereto are true, complete, correct and up-to-date;

29

(v)	that the specimen signatures attached thereto are the specimen signature of each director or other authorized signatory executing any Loan Document or any other document delivered in connection herewith on behalf of the applicable Loan Party;

(vi)	that there is no pending proceeding for the dissolution and/or liquidation of such Loan Party;

(vii)	that the amounts to be borrowed, guaranteed or secured by such Loan Party under the Loan Documents would not cause any borrowing, guarantee or security or similar binding limit on it to be exceeded;

(viii)	that each copy document relating to such Loan Party as specified in this Schedule 4.01 (d) is correct, complete and in full force and effect and has not been amended or superseded;

2.	the following customary legal opinions, each addressed to the Administrative Agent, Collateral Agent and Lenders in respect of the Loan Documents:

(i)	a legal opinion of Python, as legal advisers to the Lenders as to Swiss law, on legality, validity and enforceability of the Swiss law governed Loan Documents;

(ii)	a legal opinion of CMS von Erlach Poncet Ltd., as legal advisers to the Loan Parties as to Swiss law, on the existence of each Loan Party incorporated in Switzerland and its capacity and due authorization to execute, enter into and perform the Loan Documents to which it is a party;

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SCHEDULE 5.11

Post-Closing Deliverables1

Governing Law of Security Documents	Security Document	Deadline	Grantors
France	• Pledge of the Cash Account in accordance with the provisions of Clause 3.3 of the Securities Account Pledge Agreement	• 15 Business Days following the Closing Date	Claire’s Accessories UK Ltd.

Gibraltar	• Satisfaction of the Gibraltar charges to be registered at Companies House following the entry into Deed of Release • Registration of Debenture and mortgage of Shares	• 10 Business Days following the Closing Date • 30 days following the Closing Date	Claire’s Gibraltar Intermediate Holdings Limited

Germany

•       Pledge of Shares of Claire’s Germany GmbH (and related acknowledgment thereof)

•       A Release Notice from HSBC Bank Plc to the Account Banks and Claire’s confirming that the pledges under the German Law Account Pledge Agreement have ceased to exist.

•       Three Notices of Pledge of accounts to the German Law Account Pledge Agreement and respectively to HSBC Bank Plc, Deutsche Bank Privat-und Geschäftskunden AG and Commerzbank AG

•       A Release Notice from HSBC Bank Plc to Toys “R” Us and Claire’s Germany GmbH confirming that the Toys “R” Us Receivables (assigned under the German Law Assignment Agreement to HSBC Bank Plc) have been reassigned to Claire’s Germany GmbH.

•       A Notice of German Law Security Assignment Agreement to Toys “R” US GmbH

		• 20 Business Days following the Closing Date	Claire’s Germany GmbH Claire’s Holdings GmbH

[1]	Expressly subject to the Agreed Security Principles

31

Governing Law of Security Documents	Security Document	Deadline	Grantors
Cayman Islands

•       One Director Resignation Letter

•       Annotated Register of Members of Claire’s Fashion Property Corp. (“CFPC”)

•       Updated Register of Mortgages and Charges of CFPC

•       Registered Office Instruction Letter from CFPC

•       One Director Authorisation Letter

•       Written Resolutions deliverable under the Equitable Share Mortgage signed by the second director

		• 3 Business Days following the Closing Date	Claire’s Fashion Property Corp.

Switzerland

•       Notification to the relevant banks under the Swiss Account Pledge Agreements

•       Obtain Toys R Us consent pursuant to the Swiss Claire’s Switzerland Receivables Assignment Agreement

•       Obtain originals of Swiss insurance policies

•       Obtain consent from the relevant insurances under the Swiss Receivables Assignment Agreements

•       Execution of the Intangible Property Assignment Agreement

•    Notification: 5 Business Days following Closing Date; counter-signatures from bank: 30 Business Days following Closing Date

•    Notification: on closing; counter-signatures from Toy R Us: 10 Business Days following Closing Date

•    15 Business Days following Closing Date

•    30 Business Days following Closing Date

Claire’s Switzerland GmbH Claire’s Holding GmbH CSI Luxembourg S.à.r.l. Claire’s Fashion Property Corp. (for the Intangible Property Assignment Agreement)

• 5 days following the Closing Date

32

Governing Law of Security Documents	Security Document	Deadline	Grantors
England

•       Reasonable endeavours to obtain acknowledgements to the bank account notices served to the following banks Bank of Ireland, Natwest Bank, Royal Bank of Scotland, Ulster Bank, ING Bank and HSBC Bank plc (in respect of the non-Pooled Bank Accounts) pursuant to each of the English law Debenture and Bank Account Charge

•       Notices of assignment of Insurance pursuant to English law Debenture

•       Reasonable endeavours to obtain acknowledgements in connection with the assignment of Insurance pursuant to the English law Debenture

•       Securities Account Pledge Agreement (acte de nantissement de compte de titres financiers) dated 13 December 2016 between Claire’s Accessories UK Ltd., HSBC Bank plc and Claire’s France with charge number 0311 5188 0003.

•       MR04

•       Debenture dated 20 September 2016 between Claire’s Accessories UK Ltd and HSBC Bank Plc, registered on 23 September 2016 with charge number 0311 5188 0002.

•    MR04

•    20 Business Days following the Closing Date

•    5 Business Days following the Closing Date

•    20 Business Days following the delivery of the Notices mentioned in the line above

•    To be filed on Closing Date

•    To be filed on the Closing Date

•    15 days following the Closing Date

•    Companies House 21 day deadline following the Closing Date

•    3 Business Days following the Closing Date

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Governing Law of Security Documents	Security Document	Deadline	Grantors

•       Deliver share certificates and other documents of title or evidence of ownership of all foreign subsidiaries of Claire’s Accessories UK Ltd to the Collateral Agent

•       Debenture and bank account charge granted to be registered at Companies House by filing MR01 forms

•       Notice of assignment in respect of the two Intra-Group Services Agreements between CESL and Claire’s Stores Inc.

•       Obtain acknowledgements in connection with the assignment of the two Intra-Group Services Agreements

•       Notice of assignment in respect of the Intra-Group Loan Agreement

•       Reasonable endeavours to obtain acknowledgements in connection with the assignment of the Intra-Group Loan Agreement

•       Filing of new articles of association of Claire’s European Distribution Limited and Claire’s European Services Limited with Companies House

•    5 Business Days following the Closing Date

•    5 Business Days following the Closing Date

•    20 Business Days following the Closing Date

•    15 days following date of each of the relevant shareholder resolutions

34

Governing Law of Security Documents	Security Document	Deadline	Grantors
Spain

•       Security Agreement dated 14 October 2016 between Claire’s Accessories UK Ltd, Claire’s Accessories Spain, S.L. and HSBC Bank Plc

•    Notices of release to be sent to the banks and Toys “R” Us

•       Amendment of Claire’s Accessories Spain, S.L.’s By-laws and registration with the Commercial Registry

		• 3 Business Days following the Closing Date • 3 Business Days following the Closing Date • 30 days following the Closing Date	Claire’s Accessories Spain, S.L.

Luxembourg

•       Recording of pledge in shareholders’ register for share pledge of Claire’s Holdings S.à r.l.

•       Recording of pledge in shareholders’ register for share pledge of Claire’s Luxembourg S.à r.l.

•       Recording of pledge in shareholders’ register for share pledge of CSI Luxembourg S.à r.l.

•       Claire’s Holdings S.à r.l. Accounts Pledge Agreement: Notification of the accounts pledge to bank and delivery to pledgee of acknowledgment and waiver letter executed by bank

•       Claire’s Luxembourg S.à r.l. Accounts Pledge Agreement: Notification of the accounts pledge to bank and delivery to pledgee of acknowledgment and waiver letter executed by bank

•       CSI Luxembourg S.à r.l. Accounts Pledge Agreement: Notification of the accounts pledge to bank and delivery to pledgee of acknowledgment and waiver letter executed by bank

•    5 Business Days following execution of share pledge agreement

•    Notification: 5 Business Days following execution of account pledge agreement

•    Acknowledgment delivery: 20 Business Days following notification of the bank

•    Claire’s (Gibraltar) Intermediate Holdings Limited and Claire’s Holdings S.à r.l.

•    Claire’s Holdings S.à r.l. and Claire’s Luxembourg S.à r.l.

•    Claire’s Holding GmbH and CSI Luxembourg S.à r.l.

•    Claire’s Holdings S.à r.l.

•    Claire’s Luxembourg S.à r.l.

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Governing Law of Security Documents	Security Document	Deadline	Grantors
• CSI Luxembourg S.à r.l.

Applicable Law

•       Pledge of the Claire’s Accessories UK Ltd and Claire’s European Distribution Limited QEBs

•       Pledge of bank accounts listed on the Perfection Certificate but not otherwise pledged pursuant to Security Documents on the Closing Date

		• 10 Business Days following the Closing Date • 10 Business Days following the Closing Date	• Claire’s Fashion Property Corp. • Applicable Guarantors

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SCHEDULE 6.01

Indebtedness

Subsidiaries have bank credit facilities totaling $2.3 million. These credit facilities have been arranged in accordance with customary lending practices in their respective countries of operation. As of October 29, 2016, Subsidiaries had a reduction of $1.8 million for outstanding bank guarantees, which reduces the borrowing availability to $0.5 million as of that date.

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SCHEDULE 6.02(a)

Liens

None.

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SCHEDULE 6.04

Investments

Key money deposits in an amount of approximately $58.4 million repayable to Claire’s France S.A.S. by landlords under leases with respect to the store locations listed below:

Nice Cap 3000	1,320,000.00
Lyon / Ecully	560,000.00
Marseille / Vitrolles	400,000.00
Caen - CC Mondeville 2	512,147.00
Nancy	618,000.00
Clermont Ferrand	455,000.00
ST Etienne	417,000.00
Limoges	597,000.00
Créteil	740,000.00
Grenoble Gd Place N°2	459,272.00
Rosny 2	470,000.00
Paris / La Défense	620,000.00
Colmar	348,560.64
Tours - 6 Rue de Bordeaux	482,658.00
Mulhouse Illzach - CC Ile Napoléon	435,337.00
Lyon / St Priest	430,000.00
Clermont Ferrand / Aubierre	484,736.00
Nice Etoile	360,000.00
Paris / Parinor	509,686.86
CC Cergy Pontoise	434,568.03
Saint Quentin en Yvelines - CC Espace St Quentin	434,987.00
Villiers en Bière	210,000.00
Béziers	250,000.00
Paris Noisy le Grand	435,066.72
Marseille / St Ferréol	750,000.00
Toulon Grand Var	427,875.00
PERPIGNAN PORTE D’Espagne	264,000.00
Toulouse / Portet sur Garonne	242,000.00
SAINT NAZAIRE - TRIGNAC	215,000.00
DOUAI	238,000.00
NANTES BEAULIEU	157,000.00
MONTBELIARD	220,000.00
Bouliac / Pont d’Arcins	174,439.00
ST MALO LA MADELEINE	205,000.00
AGEN	339,000.00
Tours les Atlantes	308,419.00

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Avignon	380,000.00
Reims Vesle	610,808.13
Paris / Belle Epine	430,000.00
Beziers	174,089.50
TOULOUSE GRAMMONT	184,000.00
Le Paquebot St Nazaire	248,207.68
Perpignan le Canet	229,411.00
ST-ETIENNE - VILLARS	240,000.00
Vannes - 16 Rue du Mené	224,713.00
PARIS - LES ULLIS 2	390,000.00
Dunkerque	235,320.00
Mulhouse rue du sauvage	587,797.36
ANGOULEME	200,000.00
DUNKERQUE - GRANDE SYNTHES	165,000.00
TOULOUSE ST GEORGES	210,000.00
LE MANS CENTRE SUD	159,000.00
Troyes	427,367.00
Taverny	266,502.00
BOULOGNE SUR MER CC AUCHAN	163,000.00
Mâcon	170,000.00
DIJON - QUETIGNY	130,000.00
OLLIOULES	283,000.00
Roubaix Grande rue	70,000.00
TARBES	30,000.00
Tours / L’Heure Tranquille	8,970.00
LIEVIN	79,000.00
MONTCEAU LES MINES	70,000.00
Marseille / Grand Littoral	100,000.00
Lille / Euralille	60,000.00
VALENCIENNE	90,000.00
LONGWY - EXTENSION	76,000.00
Orleans Saran	102,000.00
ARCUEIL	85,000.00
BREST IROISE	101,000.00
Paris Montreuil Carrefour	73,387.00
Calais / Coquelles	50,000.00
Quimper	184,290.00
VILLEFRANCHE SUR SAONE	197,000.00
Nîmes / Casino	57,092.00
LA ROCHELLE - ANGOULINS	283,000.00
PARIS PONTAULT COMBAULT	217,000.00
Paris / Passage du Havre	70,000.00
Dijon Liberté	363,771.00
Toulouse Rue Alasace Lorraine	379,900.00
La Rochelle	456,637.00

40

Bordeaux / Dijeaux	390,000.00
Rennes Estrée	590,000.00
Cannes Rue D’antibes	144,000.00
ARRAS	30,000.00
Cherbourg - CC Cotentin	94,227.00
Nantes - CC Basse Goulaine	110,000.00
Bordeaux St Médard	135,652.00
Angoulème	131,096.00
Hyères - CC Centr’Azur	144,988.00
ROANNE	68,747.00
Noyelles / Godault	102,000.00
Paris Carré Sénart	160,000.00
Toulouse FENOUILLET	177,699.00
OSNY	149,000.00
Auxerre	84,156.00
Dijon / Toison d’Or	50,000.00
CHARLEVILLE MEZIERES	117,000.00
Boulogne sur Mer	60,396.00
Louvroil / Maubeuge	59,000.00
ROCQUES SUR GARONNE	135,000.00
NANTES ST SEBASTIEN	235,000.00
Paris / Italie 2	220,795.00
LE MANS - JACOBINS	145,000.00
RONCQ	138,000.00
Villeneuve d’Ascq	240,000.00
Marseille - CC Avant Cap	232,979.00
AMIENS / DURY	223,000.00
POITIERS - Rue Des Grandes Ecoles	299,000.00
MULHOUSE WITTENHEIM	188,000.00
NICE TNL	240,000.00
VAL THOIRY	178,000.00
Saint Etienne	210,000.00
Avignon / Le Pontet	439,421.00
Paris / Forum des Halles	558,000.00
Vélizy 2	900,000.00
Toulouse St Rome 2	260,043.84
Orléans Place d’Arc	347,471.16
Angers St Aubin	280,972.16
Lyon Rue Victor Hugo	581,415.36
Leers CC Auchan	151,753.43
Montpellier Lattes	262,697.92
Nantes Paridis	231,333.00
Rouen / Tourville la Rivière	195,253.76
ST QUENTIN / FAYET	118,000.00
Flins carrefour	81,234.90

41

Toulon Mayol	164,889.60
Brest Coat Ar Gueven	104,045.20
Montpellier	309,984.00
Toulouse / Blagnac	227,899.52
AVIGNON - MISTRAL 7	220,000.00
Strasbourg Illkirch	259,465.44
Nîmes / Coupole	112,393.12
Pau / Gal Leclerc	78,195.60
CHOLET	170,000.00
Montluçon	121,972.50
Saint Omer Longuenesses Auchan	87,766.84
BAGNOLET BEL EST	300,000.00
Marseille / Bourse	195,684.00
Chalons en Champagne	167,073.90
Le Havre Montivilliers	117,544.00
Argenteuil	5,168.80
Pau / Lescar	57,125.28
ST PAUL LES DAX	38,000.00
Valence Les Granges Auchan	54,439.00
LA VILLE DU BOIS	35,000.00
Tours La Riche	57,167.28
Amiens CC GC glisy	65,470.08
LENS 2	65,000.00
Rouen CC St Sever	104,993.28
NANCY HOUDEMONT	80,000.00
LORMONT - BORDEAUX	72,000.00
Perpignan Claira	132,751.36
MOULINS	110,000.00
Plaisir Auchan	162,260.80
Nantes CC Atlantis	164,189.76
AIX EN PROVENCE - GEANT CASINO	7,000.00
Metz Semecourt	180,051.84
BRIVE	190,000.00
SERRIS - VAL D’EUROPE	220,000.00
Niort	219,323.39
Bourg-en-Bresse	230,496.00
PERIGUEUX	212,000.00
THIONVILLE	220,000.00
Valence / Victor Hugo	99,999.99
Caen rue du Bras	299,692.50
MARTIGUES	264,000.00
Bordeaux / Lac (Résilié au profit de l’extension)	304,043.84
Metz / St Jacques	313,853.60
RENNES COLOMBIA	320,000.00

42

TOULOUSE SAINT ORENS	180,000.00
Aix-en-Provence	289,086.00
Bordeaux / Mérignac	325,331.84
Strasbourg les Halles	364,259.52
Rouen Gros horloge	362,064.08
Bordeaux Sainte Catherine	422,717.52
Chartres	414,740.03
Amiens 3 Cailloux	458,120.00
Cannes	462,680.85
AUBAGNE	460,000.00
Strasbourg Vieux marché aux grains	598,768.40
Chalon sur Saon Carrefour	140,000.00
Paris Le Millenaire	52,850.00
Paris / St Michel	1,078,229.00
Paris / St Michel	22,867.35
Lyon Part Dieu n°2	1,240,000.00
Lyon Part Dieu n°2	76,500.00
Rouen / Barentin	231,325.44
Rouen / Barentin	22,867.35
Lille / rue d’Amiens	277,000.00
Lille / rue d’Amiens	45,734.72
Boulogne Billancourt	668,000.00
Boulogne Billancourt	15,000.00
Niort - CC Géant	166,775.00
Niort - CC Géant	7,650.00
Strasbourg / Hautepierre	300,117.00
Strasbourg / Hautepierre	10,000.00
Paris / Evry 2	280,000.00
Paris / Evry 2	76,224.51
REIMS CORMONTREUIL	186,000.00
REIMS CORMONTREUIL	12,000.00
Poitiers	150,404.00
Poitiers	100,000.00
ETREMBIERES	211,000.00
ETREMBIERES	15,245.00
LANESTER	96,000.00
LANESTER	4,450.00
CC Valence 2	140,586.87
CC Valence 2	9,147.00
Angers Espace Anjou	239,924.00
Angers Espace Anjou	19,100.00
Biarritz BAB 2	279,091.90
Besançon	179,603.13
Besançon	22,867.35
MARSEILLE - CC LA VALENTINE	350,000.00

43

MARSEILLE - CC LA VALENTINE	18,500.00
BORDEAUX MERIADECK	225,000.00
BORDEAUX MERIADECK	13,000.00
Le HAVRE / Coty	205,760.70
Le HAVRE / Coty	15,244.90
BRETIGNY SUR ORGE	207,000.00
BRETIGNY SUR ORGE	10,000.00
Paris Rue de Rivoli Flagship	2,800,000.00
Frejus CC Geant	150,000.00
Albertville	34,612.50
Paris Claye Souilly Carrefour	130,000.00
Paris Claye Souilly Carrefour	257,810.00
Saint Brieuc	320,000.00
Moisselles	75,000.00
Rennes CC Saint Gregoire	75,000.00
Grenoble Grand rue	150,000.00
Aulnoy Les Valenciennes	70,000.00
Brest Le Phare de l’Europe	137,800.00
Lyon Rue de la République	250,000.00
Paris Général Leclerc	548,000.00
Tarbes	75,000.00
Sens Auchan	6,500.00
Lorient Rue Colonel Jean Muller	120,000.00
Bordeaux Begles	320,000.00
Laval La Mayenne	125,000.00
Epinay-Sur-Seine	10,000.00
Besancon Chateaufarine	231,000.00
Besancon Chateaufarine	20,000.00
Sete Avenue Gambetta	130,000.00
Narbonne rue du Pont des Marchands	50,000.00
Nice, Lingostiere	290,500.00
Strasbourg CORA Mundolsheim	36,225.00
Meaux	15,000.00

44

SCHEDULE 6.07

Transactions with Affiliates

Reference is made to related party transaction disclosures in Claire’s Stores, Inc.’s Form 10-Ks and Form 10-Qs filed with the U.S. Securities and Exchange Commission.

45

SCHEDULE 9.01

Notice Information

Administrative Agent:

Botticelli LLC

c/o Angelo, Gordon & Co., LP

245 Park Avenue, 26th Floor

New York, New York 10167

Attn: Gavin Baiera

Fax No. (212) 867-6395

Collateral Agent:

Cortland Capital Market Services LLC

225 W. Washington Street, 21st Floor

Chicago, IL 60606

Attention: Ryan Morick and Legal Department

Fax No.: (312) 562-5072

Borrowers:

Claire’s (Gibraltar) Holdings Limited

3 SW 129th Avenue

Suite 400

Pembroke Pines, FL 33027

Attention: Stephen Sernett, Director

Fax No.: (954) 433-3999

46

Exhibit A

Exhibit A

[Form of]

Assignment and Acceptance Agreement

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]1 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.	Borrowers:	Claire’s (Gibraltar) Intermediate Holdings Limited and Claire’s Germany GmbH

4.	Administrative Agent:	Botticelli, L.L.C., as the administrative agent under the Credit Agreement

[1]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

5.	Credit Agreement:	That certain Credit Agreement, dated as of December [ ], 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), among Claire’s (Gibraltar) Intermediate Holdings Limited and Claire’s Germany GmbH, the Lenders party thereto from time to time, Botticelli, L.L.C., as administrative agent and Cortland Capital Market Services LLC, as collateral agent for the Lenders and the other parties party thereto.

6.	Assigned Interest[s]:

Assignor[s][2]	Assignee[s][3]	Term Loans Assigned	Aggregate Amount of Commitment/Loans for all Lenders[4]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[5]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date:	][6]

[Signature Page(s) Follow]

[2]	List each Assignor, as appropriate.
[3]	List each Assignee, as appropriate.
[4]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[6]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][7] Accepted:

BOTTICELLI, L.L.C., as
Administrative Agent

By:
Title:

[Consented to:][8]

CLAIRE’S (GIBRALTAR) INTERMEDIATE HOLDINGS LIMITED

By:
Title:

[7]	To be added only if the consent of the Administrative Agent is required by Section 9.04(b)(i)(B) of the Credit Agreement.
[8]	To be added only if the consent of Holdings is required by Section 9.04(b)(i)(A) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

Assignment and Acceptance

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 3.05 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit B-1

Exhibit B-1

Form of Guarantee Agreement

EXECUTION COPY

GUARANTEE

GUARANTEE, dated as of January 5, 2017 (this “Agreement”), among CLAIRE’S (GIBRALTAR) INTERMEDIATE HOLDINGS LIMITED (“Holdings”) and CLAIRE’S GERMANY GMBH (together with Holdings, each, a “Borrower” and collectively, the “Borrowers”), each of the Subsidiaries listed on the signature pages hereto or that becomes a party hereto pursuant to Section 4.12 of this Agreement (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and each Borrower (in its capacity hereunder) are referred to collectively as the “Guarantors”), BOTTICELLI LLC, as the administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the Collateral Agent. Capitalized terms used but not defined in this Agreement shall have the meanings given or ascribed to them in the Credit Agreement.

The Lenders have agreed to extend credit to the Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. Each Guarantor is an Affiliate of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

GUARANTEE

SECTION 1.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations, whether at the stated maturity, by acceleration or otherwise, of anyone other than such Guarantor. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives diligence, presentment to, protest, demand of payment from and protest to any Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 1.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and payable and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of any Borrower or any other person (as defined in the Credit Agreement).

SECTION 1.03. Guarantor Intent. Subject to the limitations set forth in Sections 1.10 and 1.11, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan

Documents and/or any facility or amount made available under any of the Loan Documents (including, without limitation, for the purposes of or in connection with any acquisition of any nature, increasing working capital, enabling investor distributions to be made, carrying out restructurings, refinancing existing facilities, refinancing any other indebtedness, making facilities available to additional borrowers, any other variation or extension of the purposes for which any such facility or amount might be made available from time to time and any fees, costs and/or expenses associated with any of the foregoing). The foregoing notwithstanding, the Administrative Agent and the Collateral Agent (directly or at the direction of any of Lenders or the Secured Parties) may, in accordance with the ten Business Days’ term in Section 4.17, request any of the Guarantors to ratify (either in a private or in a public document before a notary) and carry out all necessary acts in order to confirm any such extension from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents (including, without limitation, for the purposes of or in connection with any acquisition of any nature, increasing working capital, enabling investor distributions to be made, carrying out restructurings, refinancing existing facilities, refinancing any other indebtedness, making facilities available to additional borrowers, any other variation or extension of the purposes for which any such facility or amount might be made available from time to time and any fees, costs and/or expenses associated with any of the foregoing).

SECTION 1.04. No Limitations, Etc.

(a) Except for the limitations set forth in Sections 1.10 and 1.11, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be discharged, terminated, reduced or impaired or otherwise affected by, whether or not any Guarantor shall have had notice or knowledge of any of them, (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, (v) the existence of any dispute between any Borrower and any Secured Party with respect to the existence of any Event of Default or (vi) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations (other than those expressly stated to survive the Maturity Date)). Each Guarantor expressly authorizes the Collateral Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives (i) any defense based on or arising out of any defense of any Borrower or any other Loan Party or the validity or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations (other than those expressly stated to survive the Maturity Date); (ii) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (A) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Obligations or any other person, (B) proceed against or exhaust any security held from any Borrower, any such other guarantor (including any other Guarantor) or any other person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any Borrower or any other person, or (D) pursue any other remedy in the power of any Secured Party whatsoever; (iii) any defense based upon any applicable law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Secured Party’s errors or omissions in the administration of the Obligations, except behavior which amounts to gross negligence, bad faith or willful misconduct; (v) (A) any principles or provisions of applicable law, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in this Section 1.04 and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof. Following the occurrence and during the continuance of an Event of Default, the Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations (other than those expressly stated to survive the Maturity Date) have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election (other than the indefeasible payment in full in cash of the Obligations (other than those expressly stated to survive the Maturity Date)) even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Loan Party, as the case may be, or any security.

(c) Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than the indefeasible payment in full in cash of the Obligations (other than those expressly stated to survive the Maturity Date). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i) the obligations of each Guarantor hereunder are independent of the obligations of the Borrowers and the obligations of any other guarantor (including any other Guarantor) in respect of the obligations of any Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Borrower or any of such other guarantors (including any other Guarantor) and whether or not any Borrower is joined in any such action or actions;

(ii) payment by any Guarantor of a portion, but not all, of the Obligations shall in no way limit, affect, modify, release, reduce or abridge any Guarantor’s liability for any portion of the Obligations which has not been paid;

(iii) any Secured Party, in accordance with the Credit Agreement, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (A) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Obligations and (B) request and accept other guaranties of the Obligations and take and hold security for the payment hereof or the Obligations. The foregoing notwithstanding, the Administrative Agent and the Collateral Agent (directly or at the direction of any of the Secured Parties) may, in accordance with the ten Business Days’ term in Section 4.17, request any of the Guarantors to ratify (either in a private or in a public document before a notary) and carry out all necessary acts in order to reflect any such renewal, extension, acceleration, increased rate of interest, or other change in the time, place, manner or terms of payment of the Obligations; and

(iv) any Secured Party may exercise any other rights or remedies available to it under the Loan Documents.

SECTION 1.05. Bankruptcy, etc.

(a) To the extent permitted under applicable law, the obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case, filing, petition, application, plan of arrangement or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor, or the appointment of a receiver, administrative receiver, interim receiver, receiver and manager, administrator, judicial manager, trustee, custodian, sequestrator, conservator, controller or any similar official or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such case, filing, petition, application, plan of arrangement proceeding unless also stayed in connection with the insolvency, bankruptcy or reorganization of such Guarantor.

(b) To the extent permitted under applicable law, each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any voluntary or involuntary bankruptcy, reorganization or insolvency case, filing, petition, application, plan of arrangement or proceeding of or against any Borrower or any Guarantor (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case, filing, petition, application, plan of arrangement or proceeding, such interest as would have accrued on such portion of the Obligations if such case, filing, petition, application, plan of arrangement or proceeding had not been commenced) shall be included in the Obligations because it is the intention of the Guarantors and the Secured Parties that the Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, administrative receiver, interim receiver, receiver and manager, administrator, custodian, sequestrator, conservator, controller, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case, filing, petition, application, plan of arrangement or proceeding is commenced.

(c) If acceleration of the time for payment of any amount payable by any Borrower under the Credit Agreement or by any Borrower or any Guarantor under any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Borrower or such Guarantor, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or any other Loan Document shall nonetheless be payable by each of the other Guarantors hereunder forthwith on demand by the Administrative Agent unless also stayed in connection with the insolvency, bankruptcy or reorganization of such Guarantor.

SECTION 1.06. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the insolvency, dissolution, liquidation, bankruptcy or reorganization of any Borrower, any other Loan Party, the appointment of a receiver, administrative receiver, interim receiver, receiver and manager, administrator, liquidator, statutory manager, trustee, custodian, sequestrator, conservator or any similar official or otherwise.

SECTION 1.07. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay any Obligation when and as the same shall become due and payable, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or the Collateral Agent, as applicable, for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation plus any accrued and unpaid interest on such Obligation (including interest which, but for any Borrower’s becoming the subject of a case, filing, petition, application, plan of arrangement under any Debtor Relief Law, would have accrued on such Obligations whether or not such claim is allowed against any Borrower for such interest in the related case, filing, petition, application, plan of arrangement). Upon payment by any Guarantor of any sums to the Administrative Agent or the Collateral Agent, as applicable, as provided above, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article II.

SECTION 1.08. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 1.09. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article I constitutes an instrument for the payment of money, and consents and agrees that any Lender, the Administrative Agent or the Collateral Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

SECTION 1.10. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, provincial, territorial, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 1.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 1.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 2.02) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 1.11. Limitation on Guarantee Obligations of Guarantors.

(a) Guarantors incorporated in England and Wales. This guarantee does not apply to any liability of a Guarantor incorporated in England & Wales to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 677, 678 or 679 of the Companies Act 2006 or any equivalent provision of any applicable law.

(b) Guarantors incorporated in Luxembourg.

(i) Notwithstanding any provision to the contrary in this Agreement or any other Loan Document, the aggregate amounts of the guarantee obligations under this Agreement of any guarantor incorporated in Luxembourg (a “Luxembourg Guarantor”) for the obligations of any other Loan Party which is not a direct or indirect subsidiary of such Luxembourg Guarantor (the “Luxembourg Guarantee Obligations”), shall be limited at any time, with no double counting, to an aggregate amount not exceeding the greater of:

(A) (x) ninety percent (90%) of such Luxembourg Guarantor’s own funds (capitaux propres) as referred to in article 34 of the Luxembourg act dated 19 December 2002 (the “2002 Law”) concerning the trade and companies register and the accounting and annual accounts of undertakings, as amended (the “Own Funds”), increased by (y) any amounts owed by such Luxembourg Guarantor to any affiliated entity and that have not been financed (directly or indirectly) by the Credit Agreement and (without double-counting) and any subordinated liabilities as referred to in 2002 Law; each as reflected in the most recent available financial statements of such Luxembourg Guarantor as on the date of this Agreement; or

(B) (x) ninety percent (90%) of such Luxembourg Guarantor’s Own Funds increased by (y) any amounts owed by such Luxembourg Guarantor to any affiliated entity and that have not been financed (directly or indirectly) by the Credit Agreement and (without double-counting) and any subordinated liabilities as referred to in 2002 Law; each as reflected in the most recent available financial statements of such Luxembourg Guarantor as on the date of demand of payment of the guarantee under this Agreement.

(ii) The limitation in clause (i) above shall not apply to the extent that the obligations or liabilities assumed by such Luxembourg Guarantor under this Agreement relate to any amounts borrowed or made available, in any form whatsoever, under the Loan Documents to such Luxembourg Guarantor or any of its (current or future) direct or indirect subsidiaries.

(iii) The Luxembourg Guarantee Obligations of a Luxembourg Guarantor will not extend to include any obligations or liabilities if this would constitute a breach of the financial assistance prohibitions contained in article 49-6 of the Luxembourg Law dated August 10, 1915 on commercial companies, as amended.

(c) Guarantors incorporated in Gibraltar. This guarantee does not apply to any liability of a Guarantor incorporated in Gibraltar to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of section 100 of the Companies Act 2014 or any equivalent provision of any applicable law.

(d) Guarantors incorporated in Germany.

(i) The Secured Parties shall be entitled to enforce the Guarantee against each Guarantor incorporated and existing under the laws of Germany as a company with limited liability (Gesellschaft mit beschränkter Haftung) (each a “German Guarantor”) without limitation in respect of:

(A) any and all amounts which are owed under the Obligations directly (i.e. as a result of borrowing or other direct liability under the Loan Documents, thus excluding any secondary liability under joint and several liability, guarantee or indemnity) by the German Guarantor itself or by any of its direct or indirect Subsidiaries; and

(B) any and all amounts which correspond to funds which have been borrowed under any of the Loan Documents to the extent on-lent or otherwise passed on to, or issued for the benefit of, the German Guarantor or any of its direct or indirect Subsidiaries, or for the benefit of any of their creditors and in each case not repaid and outstanding from time to time; and

(C) any and all amounts for which an enforcement is not limited by paragraphs (ii) through (xi) below.

(ii) The Secured Parties shall not be entitled to enforce the Guarantee against a German Guarantor, to the extent that:

(A) the enforcement of the Guarantee would result in a repayment of the obligations of a Loan Party which is (i) a shareholder of the German Guarantor or (ii) an affiliated company in which a shareholder of the German Guarantor (other than the German Guarantor itself and any of its direct or indirect Subsidiaries) directly or indirectly holds any shares, provided that such enforcement would be regarded as a payment (Auszahlung) by the German Guarantor to a shareholder of the German Guarantor within the meaning of section 30 of the German Act on Companies with Limited Liability (GmbHG) (as amended from time to time); and

(B) the German Guarantor as dependent (abhängig) and/or profit transferring (gewinnabführend) company has not entered into a domination and/or profit and loss transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) with such shareholder or affiliate; and

(C) the enforcement of the Guarantee would (i) have the effect of reducing the German Guarantor’s net assets (Reinvermögen) (hereinafter: “Net Assets”) to an amount of less than its registered share capital or, if the Net Assets are already an amount of less than its registered share capital, of causing such amount to be further reduced and (ii) thereby affect the assets required for the mandatory preservation of the German Guarantor’s registered share capital according to section 30 of the German Act on Companies with Limited Liability (GmbHG) (as amended from time to time), provided that the amount of the registered share capital to be taken into account shall be the amount registered in the commercial register as at the date hereof (or if lower, such amount at any date hereafter) and only to the extent that it is actually paid in, and any increase of the registered share capital after the date of this Agreement shall only be taken into account if such increase has been effected with the prior written consent of the Secured Parties.

(iii) The Net Assets shall be calculated as an amount equal to the sum of the book values of the German Guarantor’s assets (consisting of all assets which correspond to the items set forth in section 266 sub-section (2) A, B and C of the German Commercial Code (HGB)) less the aggregate amount of the German Guarantor’s liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 sub-section (3) B, C and D of the German Commercial Code (HGB)), provided that:

(A) obligations under loans or other liabilities incurred by the German Guarantor which (i) are subordinated within the meaning of section 39 paragraph 2 of the German Insolvency Code (Insolvenzordnung) or (ii) have been incurred in violation of the provisions of the Loan Documents, shall (in each case) not be taken into account as liabilities; and

(B) the book values shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsgemäßer Buchfuhrüng) and be based on the same principles which were applied by the German Guarantor in the preparation of its (at the time in question) most recent annual commercial law balance sheet (handelsbilanzielle Jahresbilanz).

(iv) If the Guarantee cannot be fully enforced against the German Guarantor due to the limitations in Section 1.11, the German Guarantor shall, upon request of the Collateral Agent, dispose or otherwise realise, to the extent legally permitted and in order to enable the Secured Parties to enforce the Guarantee in full or with less limitations, any and all of its assets which are not required for the German Guarantor’s business (nicht betriebsnotwendig) and where the book value (Buchwert) of such asset or assets shown in the most recent annual commercial law balance sheet (handelsbilanzielle Jahresbilanz) is significantly lower than the market value of the asset or assets, within a time period reasonably required in order to dispose or otherwise realise any such asset or assets.

(v) If the Guarantee cannot be fully enforced against the German Guarantor due to the limitations in Section 1.11, the German Guarantor shall, to the extent that the German Guarantor is legally permitted to do so and in order to enable the Secured Parties to enforce the Guarantee in full or with less limitations, take all measures (including, without limitation, setting-off claims or dissolution of hidden reserves) requested by the Collateral Agent to increase the amount of Net Assets.

(vi) Without prejudice to paragraph (vii) below, the enforcement of the Guarantee shall only be limited pursuant to paragraph (ii) above if the German Guarantor delivers to the Collateral Agent, without undue delay:

(A) but no later than within 20 Business Days after receipt of a request for payment under the Guarantee by a Secured Party, a notice in writing specifying:

I. to what extent the Guarantee should not be enforced under paragraph (ii) above; and

II. the amounts which would, if the Guarantee were enforced, have the effect of (x) reducing the German Guarantor’s Net Assets to an amount of less than its registered share capital or, if the Net Assets are already an amount of less than its registered share capital, of causing such amount to be further reduced and (y) thereby affecting the assets required for the mandatory preservation of the German Guarantor’s registered share capital in accordance with section 30 of the German Act on Companies with Limited Liability (GmbHG) (as amended from time to time), and provides with such notice sufficient supporting evidence, including, without limitation, an up-to-date pro forma balance sheet and a detailed calculation of the Net Assets in accordance with paragraphs (ii) to (v) above (the “Management Determination”);

(B) but not later than within 45 Business Days after receipt of a request for payment under the Guarantee by a Secured Party, an up-to-date balance sheet prepared by a firm of auditors of international standard and reputation which shows the value of the German Guarantor’s Net Assets (hereinafter: “Balance Sheet”). The Balance Sheet shall be prepared in accordance with the principles set out in paragraph (iii) above and shall contain additional information (in reasonable detail) relating to items to be adjusted pursuant to paragraph (iii) above.

(vii) If a Secured Party has enforced the Guarantee without limitation because the Management Determination and/or the Balance Sheet was not delivered or not delivered within the applicable time, the relevant Secured Party shall, upon written demand of the German Guarantor, repay to the German Guarantor any amount which pursuant to the Management Determination and/or the Balance Sheet has been enforced in excess, provided that (a) such Management Determination and/or the Balance Sheet also confirms that, at such later point in time the application of paragraph (ii) above would result in a limitation of the amount enforceable under the Guarantee and (b) such Management Determination and/or Balance Sheet is delivered not later than an additional 20 Business Days after it should have been delivered. For the avoidance of doubt, a Secured Party is entitled, in any event, to enforce the Guarantee without limitation to the extent enforcement is not restricted based on the Management Determination and/or the Balance Sheet.

(viii) If a Secured Party disagrees with the Management Determination and/or the Balance Sheet, it shall notify the relevant German Guarantor accordingly. The Secured Party shall be entitled to enforce the Guarantee and to apply the proceeds to settle its claims without limitation up to the amount which is undisputed between it and the relevant German Guarantor. In relation to the amount which is disputed by the relevant Secured Party, the Secured Party shall be entitled to further pursue its claims under the Guarantee if and to the extent that an up-to-date balance sheet prepared by a firm of auditors of international standard and reputation opposing the Balance Sheet (hereinafter: “Opposing Balance Sheet”) shows that the limitations under paragraph (ii) result in a higher enforceable amount under the Guarantee. The Opposing Balance Sheet shall be prepared in accordance with the principles set out in paragraph (iii) above.

(ix) In relation to any amounts exceeding the amount which according to the Management Determination, the Balance Sheet and, as the case may be, the Opposing Balance Sheet can be enforced in compliance with the limitations set out in paragraph (ii) above for which the German Guarantors are liable under the Guarantee, a Secured Party shall be entitled to further pursue its claims (if any) after expiry of three (3) months from the date the Balance Sheet was delivered to the Secured Party. However, the relevant German Guarantor is entitled to prove that this amount is still necessary for maintaining its registered share capital (calculated as of the date the demand under this Guarantee was made (or if lower at any later date)).

(x) The limitations set out in paragraph (ii) above shall not apply:

(A) if and to the extent that, despite being in a position to take measures as described in paragraphs (iv) and/or (v) and requested by a Secured Party or the Collateral Agent, the German Guarantor delays or fails to take such measures; or

(B) if, at the time the Guarantee is enforced, the limitations set out in paragraph (ii) above are no longer required in order to protect the managing directors of the German Guarantor from incurring any personal liability exposure due to an enforcement of the Guarantee with respect a breach of Section 30 of the German Act on Companies with Limited Liability (GmbHG) (as amended from time to time).

No reduction of the amount enforceable under the Guarantee shall prejudice the right of a Secured Party to continue enforcing this Guarantee (subject always to the operation of the limitations set out above at the time of such enforcement) until there has been full and irrevocable satisfaction of all claims under the Guarantee.

(e) Guarantors incorporated in France.

(i) Notwithstanding anything to the contrary in this Article I, the liability of any French Guarantor in its capacity as a Guarantor is subject to the following limitations:

(A)	the obligations and liabilities of any French Guarantor under the Loan Documents and in particular under Article I of this Agreement shall not include any obligation or liability which if incurred would constitute the provision of unlawful financial assistance (assistance financière prohibée) within the meaning of article L. 225-216 of the French Commercial Code (Code de commerce) and/or would constitute a majority shareholding misuse or a misuse of corporate assets within the meaning of articles L. 241-3, L. 242-6 or L. 244-1 of the French Commercial Code (Code de commerce) or any other laws or regulations having the same effect, as interpreted by French courts;

(B)	the obligations and the liabilities of any French Guarantor under Article I of this Agreement for the obligations under the Loan

Documents of any other Obligor which is not a subsidiary of that French Guarantor, shall be limited to an amount equal to the difference between:

I.	the aggregate of all amounts borrowed directly or indirectly under the Agreement by such other Obligor as Borrower to the extent directly or indirectly on-lent or otherwise provided by such Borrower to that French Guarantor and/or its Subsidiaries under inter-company loan agreements or similar arrangements and outstanding at the date a payment is to be made by that French Guarantor under Clause 21.1 (Guarantee and indemnity) of this Agreement; and

II.	the aggregate of all the amounts already received by the Lender from the French Guarantor pursuant to Clause 21.1 (Guarantee and indemnity);

(C)	the obligations and the liabilities of the French Guarantor under Article I of this Agreement for the obligations under the Loan Documents of any Guarantor which is its subsidiary shall not, in relation to amounts due by such Guarantor as a borrower, be limited and shall therefore cover all amounts due by such Guarantor as a borrower and shall cover, in relation to amounts due by such Guarantor as a Guarantor, all amounts due by such Guarantor as a Guarantor subject to the limitations set out in paragraphs (A) and (B) above as if the same applied mutatis mutandis to such Guarantor.

(D)	For the avoidance of doubt, it is acknowledged that each French Guarantor shall not be considered as “co-débiteur solidaire” as to their obligations pursuant it the guarantees given in accordance with this Section 1.11(e).

(f) Guarantors incorporated in Spain. This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of Articles 143 and 150 of the Spanish Royal Legislative Decree 1/2010, of 2 July, approving the consolidated text of the companies law or any equivalent provision of any applicable law.

(g) Guarantors incorporated in Switzerland. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, if and to the extent that (i) any Guarantor incorporated in Switzerland (a “Swiss Guarantor”) becomes liable under this Agreement or any Loan Document, or any security granted by the Swiss Guarantor under this Agreement or any Loan Document is enforced, for obligations of such Swiss Guarantor’s Affiliates which are not direct or indirect subsidiaries wholly owned by the Pledgor (the “Restricted Obligations”) and (ii) discharging such liability, or using the proceeds of the enforcement of such security toward satisfaction of the Restricted Obligations, would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschütze Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by the Swiss Guarantor, or would otherwise be restricted under Swiss law then applicable, then the aggregate liability of the Swiss Guarantor for the Restricted Obligations shall be limited to the amount of (unrestricted) equity of the Swiss Guarantor which is available for distribution as dividends under the Swiss law (including retained earnings, current net profits, and the reserves available for distribution) at the time the payment of the Restricted Obligations is requested from the Swiss Guarantor (the “Maximum Amount”), provided that such limitation shall not release the Swiss Guarantor from its liability in excess of the Maximum Amount, but that it shall merely postpone the performance date thereof until such time or times as performance is again permitted.

If any payment made in respect to Restricted Obligations under this Agreement or any Loan Document is subject to the tax imposed pursuant the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer vom 13 Oktober 1965) as amended from time to time (“Swiss Witholding Tax”), the Swiss Guarantor shall:

(i) mitigate to the maximum extent possible any Swiss Withholding Tax to be levied on any payment made in respect to Restricted Obligations under this Agreement or any Loan Document (and cause its shareholder and other relevant Affiliates to fully cooperate in any mitigating efforts) by discharging the Swiss Withholding Tax liability through the notification procedure pursuant to applicable law (including tax treaties); and/or, if the notification procedure referred to in this paragraph (i). is not (fully) applicable,

(ii) deduct from the payment made in respect to Restricted Obligations the Swiss Withholding Tax at the relevant then applicable rate and timely pay any such deduction to the Swiss Federal Tax Administration; and

(iii) promptly notify the Collateral Agent that the notification and/or, as the case may be, the deduction has (have) been made and paid to the Swiss Federal Tax Administration and provide evidence thereof.

To the extent Swiss Withholding Tax is deducted from payment made in respect to Restricted Obligations, the Swiss Guarantor shall use its commercially reasonable efforts to ensure that any person which is, as a result of a deduction of Swiss Withholding Tax, entitled to a full or partial refund of the Swiss Withholding Tax, will, as soon as possible after the deduction of the Swiss Withholding Tax, (i) request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties) and (ii) promptly upon receipt, pay to the Collateral Agent (or to any such other person as directed by the Collateral Agent) any amount so refunded for application as a further payment under this Agreement or any other relevant Loan Document.

If and to the extent requested by the Collateral Agent and if and to the extent this is from time to time required under Swiss law rules (restricting profit distributions), in order to allow the Collateral Agent and the Secured Parties to obtain a maximum benefit under this Agreement or any other relevant Loan Document, the Swiss Guarantor and any other relevant party to this Agreement shall (and shall cause their shareholders and other relevant Affiliates to) promptly implement all such measures and/or promptly procure the fulfilment of all prerequisites allowing payment(s) made under this Agreement or any other relevant Loan Document in respect to Restricted Obligations from time to time, including the following:

(i) preparation of an up-to-date (interim) audited balance sheet of the Swiss Guarantor;

(ii) to the extent possible and/or necessary, confirmation of the auditors of the Swiss Guarantor that the relevant amount represents the maximum amount available for distribution;

(iii) to the maximum extent permitted by Swiss law, conversion of restricted reserves into profits, reserves and/or other equity account freely available for the distribution as dividends;

(iv) to the maximum extent permitted by Swiss law, revaluation of hidden reserves;

(v) passing of a shareholder resolution approving the distribution; and

(vi) all such other measures necessary or useful to allow the Swiss Guarantor to make the payments agreed hereunder with a minimum of limitations.

SECTION 1.12. Additional Jurisdictions. In the event that a Subsidiary is to become a party to this Guarantee as required by Section 5.10 of the Credit Agreement or otherwise and at such time such additional Guarantor is not organized in one of the jurisdictions of a Guarantor that is or has already been a signatory hereto, then the Guarantor Supplement to be executed and delivered by such additional Guarantor shall include guarantee limitation provisions, corporate benefit, tax and other provisions customary for such jurisdiction as the Administrative Agent, the Collateral Agent and such additional Guarantor may reasonably agree based on the advice of legal counsel (which may be legal counsel for such Guarantor).

SECTION 1.13. Release. (a)On the Maturity Date, this Agreement and all obligations (other than those expressly stated to survive the Maturity Date) of the Administrative Agent, the Collateral Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of any Guarantor following any such termination, the Administrative Agent and the Collateral Agent shall execute and deliver to such Guarantor (or any of its agents, officers or designees) such documents as such Guarantor (or any of its agents, officers or designees) shall reasonably request to evidence such termination.

(b) At the request and sole expense of the Guarantors, a Guarantor shall be released from its obligations hereunder if such Guarantor ceases to be a Subsidiary as a result of a transaction permitted under the Credit Agreement in accordance with Section 6.05 of the Credit Agreement; provided that, upon the reasonable request of the Administrative Agent or the Collateral Agent, Holdings shall have delivered to the Administrative Agent and the Collateral Agent a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

SECTION 1.14. Continuing Guarantee. The guarantee created under this Agreement is a continuing guarantee and will extend to the ultimate balance of sums payable by any Loan Party under the Loan Documents, regardless of any intermediate payment or discharge in whole or in part.

SECTION 1.15. Additional Security. The guarantee created under this Agreement is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

ARTICLE III

NDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 2.01. Indemnity and Subrogation.

(a) In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 2.03), each Borrower agrees that (i) in the event a payment shall be made by any Guarantor under this Agreement, such Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, such Borrower shall indemnify such Guarantor in an amount equal to the fair market value of the assets so sold.

(b) If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations (other than those expressly stated to survive the Maturity Date) shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required by applicable law), to be applied against the Borrower Obligations, whether matured or unmatured, in the order set forth in Section 7.02 of the Credit Agreement.

SECTION 2.02. Contribution and Subrogation.

(a) Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 2.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Guarantor (a “Claiming Guarantor”) shall not have been fully indemnified by any Borrower as provided in Section 2.01, such Contributing Guarantor shall indemnify such Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor (as determined immediately prior to such payment or sale) and the denominator shall be the aggregate net worth of all the Guarantors (as determined immediately prior to such payment or sale). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2.02 shall be subrogated to the rights of such Claiming Guarantor under Section 2.01 to the extent of such payment.

(b) The obligations of the Guarantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of contribution or subrogation arising under this Article II. To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

SECTION 2.03. Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 2.01 and 2.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations (other than those expressly stated to survive the Maturity Date). No failure on the part of any Borrower or any Guarantor to make the payments required by Sections 2.01 and 2.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) Each Borrower and each other Guarantor hereby agree that all Indebtedness and other monetary obligations owed to it by any Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations (other than those expressly stated to survive the Maturity Date).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Guarantor hereby represents and warrants to the Administrative Agent, the Collateral Agent and each Lender that the representations set forth in Article III of the Credit Agreement are, with respect to such Guarantor, true and correct in all material respects (without duplication of materiality qualifiers contained therein) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (without duplication of materiality qualifiers contained therein) as of such earlier date. Each Guarantor hereby acknowledges and confirms that as of the Closing Date, it has received and reviewed the terms of the Credit Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 4.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Maturity Date.

SECTION 4.03. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent and the Collateral Agent, and thereafter shall be binding upon such Loan Party, the Administrative Agent and the Collateral Agent and their respective permitted successors, indorsees, transferees and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by the Security Documents or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, the Administrative Agent or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.05. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.06. Waivers; Amendment.

(a) No failure or delay by the Collateral Agent, the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.06, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 4.07. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.07.

SECTION 4.08. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.09. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 4.03. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including by .pdf, .tif or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 4.10. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.11. Jurisdiction; Consent to Service of Process.

(a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court sitting in the Borough of Manhattan, and any appellate court from any thereof. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement, any other Loan Document or any Collateral against any Guarantor or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in the Borough of Manhattan, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the parties hereto hereby irrevocably designates, appoints and empowers Corporation Service Company (whose current address is: 80 State Street, Albany, New York 12207-2543, U.S.A.) (including any replacement agent as provided below, the “Process Agent”), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such person in care of the Process Agent at the Process Agent’s above address, and each of the parties hereto hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing in this Agreement will affect the right of the Administrative Agent and the Collateral Agent to serve process in any other manner permitted by law. Each of the parties hereto agrees that a failure by the Process Agent for service of process to notify the relevant Guarantor of the process will not invalidate the proceedings concerned.

SECTION 4.12. Additional Subsidiaries. Each Subsidiary that is required to become a party to this Agreement pursuant to Section 5.10 of the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guarantee, upon execution and delivery by the Administrative Agent, the Collateral Agent and such Subsidiary of a supplement in the form of Exhibit A hereto (the “Guarantor Supplement”). The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 4.13. Conflicts. In the event of any conflict between the provisions contained herein and the provisions contained in the Credit Agreement, the provisions contained in the Credit Agreement shall control.

SECTION 4.14. Set-Off. If an Event of Default shall have occurred and be continuing, each Lender may, with the prior written consent of the Required Lenders and the Administrative Agent (provided that no such consent shall be required if an Event of Default shall have occurred and be continuing pursuant to Section 7.01(h) or (i) of the Credit Agreement), at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor then due and payable, now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document. The applicable Lender shall endeavor to notify the relevant Guarantor and the Administrative Agent of such setoff; provided that the failure to provide such notice shall not affect the validity of such setoff or application under this Section 4.15. The rights of each Lender under this Section 4.14 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 4.15. Expenses; Indemnification. Each Guarantor as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under Article I agrees to the expense reimbursement and indemnification provisions of Section 9.05 of the Credit Agreement as if such provisions were incorporated herein, mutatis mutandis.

SECTION 4.16. English Agreement. The parties hereto confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only, other than that established in Section 4.17 in relation to the Spanish translation of the Agreement.

SECTION 4.17. Special Provisions on Spanish Enforcement Procedures.

(a) Notarisation and translation.

The Borrowers and the Guarantors undertake to notarise this Agreement (as well as any amendment or supplemental agreement to it) in a Spanish public deed on the date falling ten Business Days from the Administrative Agent’s request.

The Borrowers and the Guarantors undertake to provide a Spanish sworn translation (at their cost) into Spanish this Agreement to the satisfaction of the Administrative Agent within ten (1) Business Days from the Administrative Agent’s request.

(b) Accounts of the Administrative Agent and of the Lenders.

(i) For the purposes of enforcing the provisions of, or foreclosing under, this Agreement pursuant to Spanish law (including, without limitation, the guarantee provided by each Guarantor), the Administrative Agent, in its capacity as such (and on behalf of the Lenders), shall open and maintain a special account in its books on behalf of the Borrowers and/or the Guarantors, from which all interest, fees, expenses, default interest, additional costs and any other amounts that the Borrowers and/or the Guarantors owe to the Lenders under the Loan Documents will be debited and into which all amounts received by or on account of the Lenders from the Borrowers and/or the Guarantors under the Loan Documents will be credited, so that the balance of the credit account represents the amount owed from time to time by the Borrowers and/or the Guarantors to the Lenders under the Loan Documents.

(ii) In addition to the accounting account referred to in paragraph (i) above, each Lender shall open and maintain a special account in its records equivalent to that referred to in paragraph (i) above, into which the interest, fees, expenses, default interest, additional costs and any other amounts that the Borrowers and/or the Guarantors owe to the Lender under the Loan Documents will be debited and into which all amounts received by the Lender from the Borrowers and/or the Guarantors under the Finance Documents shall be credited, so that the sum of the balance of the credit account represents the amount owed from time to time by the Borrowers and/or the Guarantors to the Lender under the Loan Documents. In the event of assignment of the Loan or any Loan Document, the assignor will totally or partially cancel the referenced accounts, with corresponding accounts to be opened by the assignee.

(iii) In the event of any discrepancy between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent corresponding to such matters, the Administrative Agent’s accounts and records will take precedence in the absence of manifest error.

(c) Determination of outstanding balance.

(i) If any Event of Default occurs and is continuing, the Administrative Agent will settle the accounts referred to in Sections (a) and (b) above. For the purposes of enforcement in judicial or extrajudicial proceedings, it is expressly agreed that the balance of the accounts referred to in Sections (b)(i) and (b)(ii) above resulting from the certification for that purpose issued by the Administrative Agent will be deemed a liquid, due and payable amount enforceable against the Borrowers and/or the Guarantors, provided that it is evidenced in a notarial document that the settlement was made in the form agreed by the parties in this agreement as duly formalized under an enforceable instrument (título ejecutivo) and that the outstanding balance is equivalent to that recording in the corresponding account of the Borrowers and/or Guarantors opened in connection with the Credit Agreement.

(ii) The Administrative Agent shall give advance notice to the Parent of the amount due as a result of the settlement.

(d) Enforcement.

(i) In the event that the Secured Parties decide to commence the ordinary enforcement proceedings contemplated under articles 517 et seq. of the Spanish Law 1/2000, of 7 January, on civil procedure, the Parties expressly agree for the purposes of articles 571 et seq. of the Spanish Law 1/2000, of 7 January, on civil procedure that the settlement to determine the enforceable due debt (deuda ejecutivamente reclamable) will be carried out by the Administrative Agent. Therefore, the following will be sufficient for the commencement of summary proceedings:

(A)	an executory copy (copia autorizada de la escritura matriz con carácter ejecutivo) of the notarial instrument notarizing this Agreement under a Spanish public deed or public instrument (póliza mercantile);

(B)	a certificate, issued by the Administrative Agent of the debt for which the Borrowers and/or the Guarantors are liable, which shall include an extract of the debit and credit entries and the entries corresponding to the application of interest that determine the specific balance for which enforcement is requested;

(C)	the document evidencing (documento fehaciente) that the settlement of the debt has been carried out in the form agreed in this Agreement; and

(D)	a certified document evidencing the service of prior notice to the Borrowers (on behalf of all Guarantors) of the amount due as a result of the settlement.

(ii) All taxes, expenses and duties that accrue or incurred by reason of the notarial instruments referred to in this Section 4.17 will be satisfied by the Borrowers and the Guarantors.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

This document has been executed as a deed by Claire’s (Gibraltar) Intermediate Holdings Limited and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED by CLAIRE’S (GIBRALTAR) INTERMEDIATE HOLDINGS LIMITED acting by: )

)

)

)

Name:

Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness

[Signature Page to Guarantee Agreement]

CLAIRE’S GERMANY GMBH

By:
Name:
Title:

CLAIRE’S HOLDINGS S.À R.L.

By:
Name:
Title:

CLAIRE’S HOLDINGS GMBH

By:
Name:
Title:

CLAIRE’S EUROPEAN SERVICES LIMITED

By:
Name:
Title:

CLAIRE’S EUROPEAN DISTRIBUTION LIMITED

By:
Name:
Title:

CLAIRE’S LUXEMBOURG S.A R.L.

By:
Name:
Title:

CLAIRE’S ACCESSORIES UK LTD.

By:
Name:
Title:

[Signature Page to Guarantee Agreement]

CLAIRE’S SWITZERLAND GMBH

By:
Name:
Title:

CLAIRE’S ACCESSORIES SPAIN, S.L.

By:
Name:
Title:

CLAIRE’S FRANCE S.A.S.

By:
Name:
Title:

CSI LUXEMBOURG S.A R.L.

By:
Name:
Title:

CLAIRE’S FASHION PROPERTY CORP.

By:
Name:
Title:

[Signature Page to Guarantee Agreement]

BOTTICELLI LLC, as Administrative Agent

By:
Name:
Title:

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent

By:
Name:
Title:

[Signature Page to Guarantee Agreement]

Exhibit A to

the Guarantee

SUPPLEMENT NO.     , dated as of [●], 20[●], to the Guarantee dated as of January 5, 2017 (the “Guarantee”), among CLAIRE’S (GIBRALTAR) INTERMEDIATE HOLDINGS LIMITED (“Holdings”) and CLAIRE’S GERMANY GMBH (together with Holdings, each, a “Borrower” and collectively, the “Borrowers”), each of the Subsidiaries listed on the signature pages thereto or that becomes a party thereto pursuant to Section 4.12 thereof (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and each Borrower (in its capacity as a Guarantor thereunder) are referred to collectively as the “Guarantors”), BOTTICELLI LLC, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”).

A. Reference is made to the Credit Agreement, dated as of January 5, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the Collateral Agent.

B. Capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee, as applicable.

C. The Guarantors have entered into the Guarantee in order to induce the Lenders to make the Loans. Section 4.12 of the Guarantee provides that additional Subsidiaries shall become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Guarantee to become a Guarantor under the Guarantee in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Administrative Agent, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 4.12 of the Guarantee, the New Subsidiary by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor. Each reference to a “Subsidiary Guarantor” or “Guarantor” in the Guarantee shall be deemed to include the New Subsidiary. The Guarantee is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent, the Collateral Agent and each Lender that the representations set forth in Article III of the Credit Agreement are, with respect to the New Subsidiary, true and correct in all material respects (without duplication of materiality qualifiers contained therein) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects (without duplication of materiality qualifiers contained therein) as of such earlier date. The New Subsidiary hereby acknowledges and confirms that as of the date hereof, it has received and reviewed the terms of the Credit Agreement.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together

A-1

shall constitute a single contract. This Supplement shall become effective when the Administrative Agent and the Collateral Agent shall have received counterparts of this Supplement, when taken together, bears the signatures of the New Subsidiary, the Administrative Agent and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission (including by .pdf, .tif or similar format) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that as of the date hereof set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guarantee.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent and the Collateral Agent in accordance with Section 9.05(a) of the Credit Agreement.

[SECTION 10. Section 1.10 of the Guarantee is hereby supplemented and deemed to include the following provisions applicable to Guarantors organized in [NAME OF APPLICABLE JURISDICTION]:

[PLACEHOLDER FOR APPLICABLE LIMITATION LANGUAGE]]

A-2

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

BOTTICELLI LLC, as Administrative Agent

By
Name:
Title:

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

By
Name:
Title:

A-3

Exhibit B-2

Exhibit B-2

Form of Security Agreement

EXECUTION COPY

SECURITY AGREEMENT

dated as of

January 5, 2017

among

the Grantors from time to time party hereto,

and

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

		Page
ARTICLE I

DEFINITIONS

SECTION 1.01	Credit Agreement	1
SECTION 1.02	Other Defined Terms	1

ARTICLE II

SECTION 2.01	Grantor Intent	4

ARTICLE III

PLEDGE OF SECURITIES

SECTION 3.01	Pledged Collateral	4
SECTION 3.02	Delivery of the Pledged Collateral	5
SECTION 3.03	Representations, Warranties and Covenants	5
SECTION 3.04	Certification of Limited Liability Company Interests and Limited Partnership Interests	7
SECTION 3.05	Registration in Nominee Name; Denominations	7
SECTION 3.06	Voting Rights; Dividends and Interest, Etc.	7

ARTICLE IV

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 4.01	Security Interest	9
SECTION 4.02	Representations and Warranties	11
SECTION 4.03	Covenants	12

ARTICLE V

REMEDIES

SECTION 5.01	Remedies upon Default	13
SECTION 5.02	Application of Proceeds	14
SECTION 5.03	Grant of License to Use Intellectual Property; Assignment of Licensed Intellectual Property to Collateral Agent	15

ARTICLE VI

MISCELLANEOUS

SECTION 6.01	Notices	15
SECTION 6.02	Security Interest Absolute	15

-i-

Schedules

Schedule I	Pledged Equity Interests
Schedule II	Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims
Schedule V	Grantor Name; Jurisdiction

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Trademark Security Agreement
Exhibit C	Form of Patent Security Agreement
Exhibit D	Form of Copyright Security Agreement

-ii-

SECURITY AGREEMENT dated as of January 5, 2017 (this “Agreement”), among CLAIRE’S (GIBRALTAR) INTERMEDIATE HOLDINGS LIMITED (“Holdings”) and CLAIRE’S GERMANY GMBH (together with Holdings, each, a “Borrower” and collectively, the “Borrowers”), each of the Subsidiaries listed on the signature pages hereto or that becomes a party hereto pursuant to Section 6.16 of this Agreement (together with the Borrowers (each in its capacity hereunder), each a “Grantor” and, collectively, the “Grantors”) and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Secured Parties.

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto (the “Lenders”), Boticelli, L.L.C., as administrative agent (the “Administrative Agent”) and a Lender, and the Collateral Agent.

The Lenders have agreed to extend credit to the Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. Each Grantor is an affiliate of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01    Credit Agreement.

(a)    All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein (and if defined in more than one Article of the New York UCC, such terms shall have the meaning specified in Article 8 or 9 of the New York UCC). All other capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. Unless otherwise noted in this Agreement, all references to the Uniform Commercial Code shall mean the New York UCC.

(b)    The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Additional Grantor” shall mean any Subsidiary that becomes a party to this Agreement as an Additional Grantor after the Closing Date.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Borrowers” shall have the meaning assigned to such term in the preamble.

“Collateral” shall mean the Personal Property Collateral and the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Copyright” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyrights in any work, whether as author, assignee, or transferee, and (b) all registrations and applications for registration of any such copyright, including registrations, recordings, supplemental registrations and pending applications for registration, including those copyright registrations listed on Schedule III attached hereto.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third Person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third Person, and all rights of such Grantor under any such agreement.

“Copyright Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit D.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Enforcement Event” shall mean any Event of Default has occurred and is continuing.

“Excluded Collateral” shall mean any Collateral to the extent the granting or pledge thereof would not be required pursuant to the Agreed Security.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“General Intangibles” shall mean (i) all “general intangibles” (as such term is defined in the New York UCC), including “payment intangibles” (as such term is defined in the New York UCC) and (ii) all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements, Licenses and other agreements), Intellectual Property, “software” (as such term is defined in the New York UCC), goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantors” shall have the meaning assigned to such term in the preamble.

“Intellectual Property” shall mean all intellectual property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Trademarks, internet domain names, trade secrets, confidential or proprietary technical and business information, know-how or other data, software and databases.

“Lenders” shall have the meaning assigned to such term in the preliminary statement.

“License” shall mean any Patent License, Trademark License or Copyright License to which any Grantor is a party, including those material inbound exclusive licenses in third party owned Copyrights listed on Schedule III attached hereto.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all patents, and all applications for patents, including issued patents and pending applications, including those patents and patent applications listed on Schedule III attached hereto, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third Person any right to make, use or sell any invention claimed in a Patent now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention claimed in a Patent now or hereafter owned by any third Person, and all rights of any Grantor under any such agreement.

“Patent Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit D.

“Personal Property Collateral” shall have the meaning assigned to such term in Section 4.01.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Equity Interests” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Registered Intellectual Property” shall mean Copyrights, Patents and Trademarks issued by, registered with, renewed by or the subject of a pending application before the United States Patent and Trademark Office, the United States Copyright Office, the Office for Harmonization in the Internal Market (European Community Trademarks), the World Intellectual Property Organization (Madrid Protocol Trademarks) or the Swiss Federal Institute of Intellectual Property.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third Person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third Person, and all rights of any Grantor under any such agreement.

“Trademark Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit B.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, and other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, and all extensions or renewals thereof, including those trademark applications and registrations listed on Schedule III attached hereto, and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II

SECTION 2.01    Grantor Intent. Subject to Section 6.15, each Grantor expressly confirms that it intends that this Agreement shall extend from time to time to any (however fundamental) variation, supplement, increase, extension or addition of or to this Agreement and/or any amount secured by this Agreement.

ARTICLE III

PLEDGE OF SECURITIES

SECTION 3.01    Pledged Collateral. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a Security Interest in, all of such Grantor’s right, title and interest in, to and under:

(a)    all Equity Interests owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule I attached hereto) and all other Equity Interests obtained in the future by such Grantor and any certificates representing all such Equity Interests (collectively referred to herein as the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include any Equity Interests to the extent a pledge of such Equity Interests would not comply with the Agreed Security Principles in the reasonable judgment of the Collateral Agent;

(b)    (i) all debt securities and Indebtedness (including intercompany Indebtedness) issued to or held by such Grantor on the date hereof including any Indebtedness represented by an instrument or other transferable document listed on Schedule II attached hereto, (ii) all other debt securities and Indebtedness in the future issued to or held by such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities or Indebtedness (collectively referred to herein as the “Pledged Debt Securities”);

(c)    all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;

(d)    all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and

(e)    all Proceeds of any of the foregoing (the items referred to in clauses (a) through this clause (e) being collectively referred to as the “Pledged Collateral”).

SECTION 3.02    Delivery of the Pledged Collateral.

(a)    Each Grantor, in each case, subject to the Agreed Security Principles, (i) has delivered (A) all certificates, if any, representing the Pledged Equity Interests constituting securities issued to or held by such Grantor on the Closing Date and (B) all instruments or other transferable documents, if any, representing (x) any Indebtedness for borrowed money (other than intercompany loans referred to in clause (y) below) and (y) any intercompany loans (other than any short-term intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and the Subsidiaries), to the Collateral Agent, together with duly executed undated blank membership interest, stock or note powers, as applicable, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent and (ii) with respect to (A) any certificates representing the Pledged Equity Interests constituting securities issued to or held by such Grantor acquired after the Closing Date and (B) any instruments or other transferable documents representing (x) any Indebtedness for borrowed money (other than intercompany loans referred to in clause (y) below) acquired after the Closing Date and (y) any intercompany loans (other than any short-term intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and the Subsidiaries) owed to such Grantor, agrees, within 30 days (as such date may be extended by the Collateral Agent acting reasonably) of receipt thereof, to deliver or cause to be delivered to the Collateral Agent any and all such certificates, instruments or other transferable documents.

(b)    Each Grantor will cause (i) any Indebtedness for borrowed money (other than intercompany loans referred to in clause (ii) below) having an aggregate outstanding principal amount in excess of €5,000,000 owed to such Grantor by any Person and (ii) any intercompany loans (other than any short-term intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and the Subsidiaries) owed to such Grantor, in each case, to be evidenced by a duly executed promissory note (or pursuant to a global note) that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)    Upon delivery to the Collateral Agent, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated membership interest, stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request to perfect (including to achieve priority) the Security Interest in such Pledged Securities under applicable law and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request to perfect (including to achieve priority) the Security Interest in such property under applicable law. If reasonably requested by the Collateral Agent, each delivery of a certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached as a supplement to Schedule I or II, as applicable, and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered. Without limiting the foregoing, each Grantor hereby authorizes the Collateral Agent to supplement this Agreement by supplementing Schedules I and II hereto to identify specifically any Pledged Collateral of a Grantor; provided that failure to attach any such schedule hereto shall not affect the validity of the security interest in any such Pledged Collateral.

SECTION 3.03    Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)    as of the Closing Date, Schedules I and II correctly set forth, (i) in the case of Equity Interests, the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Equity Interests and (ii) include all Equity Interests, debt securities and promissory notes required to be pledged hereunder;

(b)    the Pledged Equity Interests and Pledged Debt Securities issued by each Grantor or any of its Subsidiaries have been duly authorized and validly issued and, in the case of Pledged Equity Interests, are fully paid and non-assessable (to the extent applicable);

(c)    as of the Closing Date, except for the security interests granted hereunder, each Grantor (i) is the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedules I and II as owned by such Grantor and (ii) holds the same free and clear of all Liens, other than Permitted Liens;

(d)    except for restrictions and limitations imposed by the Loan Documents or securities laws generally, or except as otherwise permitted under the Credit Agreement or any other Loan Document, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise adversely affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)    each Grantor (i) has good and valid rights in the Pledged Collateral with respect to which it has purported to grant a Security Interest hereunder and the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)    no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (except as may be required in connection with such disposition of Pledged Securities by laws affecting the offering and sale of securities generally and other than such as have been obtained and are in full force and effect);

(g)    by virtue of the execution and delivery by each Grantor of this Agreement, when any certificates, instruments or other transferable documents representing Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement and, in the case of Pledged Securities not represented by any certificate, instrument or other transferable document, financing statements covering such Pledged Securities are filed in the appropriate filing offices, the Collateral Agent will obtain a legal, valid and perfected lien upon, and security interest in, such Pledged Securities, as security for the payment and performance of the Obligations;

(h)    if any Pledged Equity Interests now or hereafter acquired by any Grantor constitute uncertificated securities and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof, and at the Collateral Agent’s reasonable request, pursuant to an agreement or acknowledgement of such issuer in form and substance reasonably satisfactory to the Collateral Agent, either, at such Grantor’s option, (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such Pledged Equity Interests, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of such Pledged Equity Interests; and

(i)    if any issuer of any of such Grantor’s Pledged Equity Interest is organized under a jurisdiction outside of the United States and such issuer is a Loan Party, such Grantor shall, subject to the Agreed Security Principles, take such additional actions reasonably requested by the Collateral Agent, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to ensure the validity, perfection and priority of the security interest of the Collateral Agent therein.

SECTION 3.04    Certification of Limited Liability Company Interests and Limited Partnership Interests.

(a)    Each Grantor acknowledges and agrees that each interest in any United States limited liability company or limited partnership which is a Subsidiary and pledged hereunder and represented by a certificate (i) shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the Uniform Commercial Code of any applicable jurisdiction and (ii) shall at all times hereafter be represented by a certificate that is delivered to the Collateral Agent pursuant to the terms hereof.

(b)    Each Grantor further acknowledges and agrees that (i) each interest in any United States limited liability company or limited partnership which is a Subsidiary and pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the Uniform Commercial Code of any applicable jurisdiction, and (ii) such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless such Grantor delivers any such certificate to the Collateral Agent pursuant to the terms hereof.

SECTION 3.05    Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, but following the occurrence and during the continuance of an Event of Default, shall have the right (in its sole and absolute discretion), to hold the Pledged Securities in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent).    Following the occurrence and during the continuance of an Event of Default, (i) each Grantor will promptly give to the Collateral Agent copies of any material written notices or other material written communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof and (ii) the Collateral Agent shall, upon a reasonable request, have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06    Voting Rights; Dividends and Interest, Etc.

(a)    Unless and until an Event of Default shall have occurred and be continuing:

(i)    each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that, except as permitted under the Credit Agreement, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities, the rights and remedies of the Collateral Agent under this Agreement, the Credit Agreement or any other Loan Documents.

(ii)    the Collateral Agent shall execute and deliver to each Grantor, or cause to be reasonably promptly executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii)    each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided, however, that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent for the benefit of the Secured Parties, and, shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment in accordance with Section 3.02(a); it being understood that no Grantor shall be required to deliver possession of any uncertificated Pledged Equity Interests to the Collateral Agent).

(b)    Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrowers have delivered to the Administrative Agent a certificate to that effect, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c)    Upon the occurrence and during the continuance of an Event of Default, (i) all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights and (ii) each Grantor agrees to, upon the request of the Collateral Agent, grant the Collateral Agent a proxy, and such other documents as may be necessary to allow the Collateral Agent to exercise such voting and consensual rights and powers.

ARTICLE IV

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 4.01    Security Interest.

(a)    As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in, or to, any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Personal Property Collateral”):

(i)    all Accounts;

(ii)    all Chattel Paper;

(iii)    all money;

(iv)    all Commercial Tort Claims identified on Schedule IV attached hereto, as such schedule may be updated from time to time;

(v)    all Documents;

(vi)    all Equipment and Fixtures;

(vii)    all General Intangibles;

(viii)    all Goods;

(ix)    all Instruments;

(x)    all Inventory;

(xi)    all Investment Property;

(xii)    all Letter-of-Credit Rights;

(xiii)    all books and records pertaining to the Personal Property Collateral; and

(xiv)    all Proceeds and products of any and all of the foregoing, all Supporting Obligations and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Collateral (whether the Personal Property Collateral or the Pledged Collateral) include, and no Grantor shall be deemed to have assigned, pledged or granted a Security Interest in, any of such Grantor’s right, title or interest in any Excluded Collateral; provided that Excluded Collateral shall not include any Proceeds, substitutions or replacements of any Excluded Collateral unless such Proceeds, substitutions or replacements would constitute Excluded Collateral.

(b)    Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (it being understood and agreed that with respect to fixtures, the Collateral Agent shall be authorized to file or record financing statements only in the jurisdiction of organization of a Grantor, except in connection with a Mortgage) with respect to the Personal Property Collateral or any part thereof and amendments thereto that (i) indicate the Personal Property Collateral as “all assets” of such Grantor, whether now owned or hereafter acquired, or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code, or its equivalent, if applicable, in each applicable jurisdiction, for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any, if required in such jurisdiction, organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Personal Property Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon reasonable request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office, the United States Copyright Office, the Office for Harmonization in the Internal Market (European Community Trademarks), the World Intellectual Property Organization (Madrid Protocol Trademarks) or the Swiss Federal Institute of Intellectual Property (or, in each case, any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor in any Registered Intellectual Property included in the Personal Property Collateral and naming such Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c)    The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Personal Property Collateral.

(d)    Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests constituting partnership interests or limited liability company interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests constituting partnership interests or limited liability company interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.02    Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a)    Each Grantor has good and valid rights in the Personal Property Collateral that is material to the conduct of its business with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Personal Property Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

(b)    Schedule V correctly sets forth the exact legal name of each Grantor and its jurisdiction of organization as of the Closing Date.

(c)    The Security Interest constitutes a legal, valid and enforceable security interest in favor of the Collateral Agent for the benefit of the Secured Parties in all Personal Property Collateral (with respect to Personal Property Collateral consisting of Equity Interests of Non-U.S. Subsidiaries, to the extent a security interest therein can be created under the New York UCC) securing the payment and performance of the Obligations, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles. The Security Interest will constitute a valid and perfected security interest in all Personal Property Collateral (to the extent perfection may be obtained by the filings and other actions described in clause (i), (ii) or (iii) below) in favor of the Collateral Agent for the benefit of the Secured Parties, upon (i) with respect to Collateral in which a security interest may be perfected by filing a financing statement in the United States or any jurisdiction thereof pursuant to the Uniform Commercial Code in the relevant jurisdiction, the filing in the applicable filing offices of financing statements naming the applicable Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (ii) with respect to Instruments, Chattel Paper, Pledged Securities and negotiable Documents in which a security interest may be perfected by possession by the Collateral Agent, delivery to the Collateral Agent of all such Instruments, Chattel Paper, Pledged Securities and negotiable Documents in each case, accompanied by a stock power, note power or otherwise properly endorsed for transfer in blank and (iii) with respect to Registered Intellectual Property, the recording of a fully executed short-form agreement substantially in the form of Exhibit B, C or D, as applicable, with the United States Patent and Trademark Office, the Office for Harmonization in the Internal Market (European Community Trademarks), the World Intellectual Property Organization (Madrid Protocol Trademarks) or the Swiss Federal Institute of Intellectual Property (or, in each case, any successor office), as applicable, within 90 days from the execution date of such short-form agreement or in the United States Copyright Office, with respect to U.S. registered Copyrights, within 30 days from the execution date of such short-form agreement, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Personal Property Collateral, other than Permitted Liens.

(d)    The Personal Property Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. As of the date hereof, no Grantor has filed or consented to the filing of any financing statement (or analogous document under any other applicable laws covering any Collateral) or security agreement naming a Grantor as debtor and describing all or any portion of the Collateral that has not lapsed or been terminated except for financing statements or security agreements naming the Collateral Agent, on behalf of the Secured Parties, as the secured party, or otherwise permitted by the Credit Agreement.

SECTION 4.03    Covenants. Each Grantor hereby covenants and agrees with the Collateral Agent that, from and after the date of this Agreement until the Maturity Date:

(a)    Maintenance of Perfected Security Interest; Further Documentation.

(i)    Such Grantor shall maintain the Security Interest created by this Agreement as a perfected Security Interest having at least the priority required by the Credit Agreement and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Permitted Liens.

(ii)    Subject to the Agreed Security Principles, such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.

(iii)    Each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which, the Collateral Agent may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under this Section 4.03(a)(iii), all at the expense of such Grantor.

(iv)    Notwithstanding anything in this Section 4.03 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement and this Section 4.03.

(b)    Damage or Destruction of Collateral. The Grantors agree promptly to notify the Collateral Agent if any portion of the Collateral is damaged or destroyed in any manner which could reasonably be expected to have a Material Adverse Effect.

(c)    Notices. Each Grantor will advise the Collateral Agent promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would reasonably be expected to result in a Material Adverse Effect.

(d)    Changes in Locations, Name, Perfection Certificate updates etc. Each Grantor agrees to furnish to the Collateral Agent the information set forth in Section 5.10 of the Credit Agreement in accordance therewith.

(e)    Commercial Tort Claims. Each Grantor shall promptly notify the Collateral Agent of any Commercial Tort Claims at any time held or acquired by such Grantor and such Grantor shall promptly update Schedule IV attached hereto, thereby granting to the Collateral Agent a security interest in such Commercial Tort Claim(s). The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim is not reasonably estimated to exceed €5,000,000 held by each Grantor or to the extent such Grantor shall have previously notified the Agent with respect to such Commercial Tort Claim.

ARTICLE V

REMEDIES

SECTION 5.01    Remedies upon Default. Upon the occurrence and during the continuance of an Enforcement Event, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Personal Property Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Personal Property Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Personal Property Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine, and (b) with or without legal process but with prior notice or demand for performance to the extent required by applicable law, to take possession of the Personal Property Collateral and to enter any premises where the Personal Property Collateral may be located for the purpose of taking possession of or removing the Personal Property Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code of each applicable jurisdiction (including the New York UCC) or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give each applicable Grantor at least 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral in the United States. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such

Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default upon prior written notice to such Grantor. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of accounts, when collected by any Grantor, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor until said authority is curtailed or terminated by the Collateral Agent and such payments are turned over to the Collateral Agent.

At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall notify obligors on the accounts that the accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

As among each Grantor, the Collateral Agent and the Secured Parties, each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

SECTION 5.02    Application of Proceeds. The proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, shall be applied by the Collateral Agent in accordance with the terms of the Credit Agreement.

SECTION 5.03    Grant of License to Use Intellectual Property; Assignment of Licensed Intellectual Property to Collateral Agent.

(a)    For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants (but subject always to the then existing license agreements or other rights of third parties, to the extent such license agreements and other rights are Permitted Liens) to the Collateral Agent an irrevocable (until this Agreement is terminated), nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Personal Property Collateral consisting of Patents, Trademarks and Copyrights and any other Intellectual Property, in each case, now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license (but subject always to the then existing license agreements or other rights of third parties, to the extent such license agreements and other rights are Permitted Liens) access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The Collateral Agent undertakes that the use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Enforcement Event.

(b)    Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, at the request of the Collateral Agent, use commercially reasonable efforts to obtain all requisite consents or approvals of each licensor to Grantor under each Copyright License, Patent License or Trademark License that shall require such consent to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

(c)    If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, is no longer continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to the Collateral Agent of any rights, title and interest in and to the Intellectual Property shall have been previously made, and (iv) the Obligations shall not have become immediately due and payable, then, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been made by the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent in accordance with this Article V; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect. The rights, title and interests so reassigned shall be free and clear of all Liens other than Permitted Liens (if any).

ARTICLE VI

MISCELLANEOUS

SECTION 6.01    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 6.02    Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability relating to or against any Grantor of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement, except that a Grantor may assert the defense of payment in full of the Obligations (other than those expressly stated to survive the Maturity Date).

SECTION 6.03    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Maturity Date.

SECTION 6.04    Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors, indorsees, transferees and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 6.05    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.06    Collateral Agent’s Fees and Expenses; Indemnification.

(a)    The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable and documented out-of-pocket expenses incurred hereunder to the extent provided in Section 9.05 of the Credit Agreement.

(b)    The parties hereto agree that the Collateral Agent shall be entitled to the benefits of, and the Grantors shall jointly and severally have the indemnification obligations to the same extent as the Borrowers as described in Section 9.05 of the Credit Agreement.

SECTION 6.07    Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided that the Collateral Agent may only take actions as attorney-in-fact after the occurrence and during the continuance of any Event of Default. Without limiting the generality of the foregoing, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith.

At its option, during the continuance of an Event of Default, the Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not expressly permitted pursuant to the Loan Documents, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 6.08    Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.09    Waivers; Amendment.

(a)    No failure or delay by the Collateral Agent, the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 6.10    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

SECTION 6.11    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.12    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 6.04. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including by .pdf, .tif or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6.13    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.14    Jurisdiction; Consent to Service of Process.

(a)    Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America, sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court sitting in the Borough of Manhattan, and any appellate court from any thereof. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement, any other Loan Document or any Collateral against any Grantor or its properties in the courts of any jurisdiction.

(b)    Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in the Borough of Manhattan, and any appellate court from any thereof. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)    Each Grantor hereby irrevocably designates, appoints and empowers Corporation Service Company (whose current address is: 80 State Street, Albany, New York 12207-2543, U.S.A.) (including any replacement agent as provided below, the “Process Agent”), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent’s above address, and each of the parties hereto hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing in this Agreement will affect the right of the Collateral Agent to serve process in any other manner permitted by law. Each of the parties hereto agrees that a failure by the Process Agent for service of process to notify the relevant Grantor of the process will not invalidate the proceedings concerned.

SECTION 6.15    Release.

(a)    Upon the effectiveness of any release of Liens on the Collateral provided for in Section 9.18 of the Credit Agreement, including upon the written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest granted hereby in such Collateral shall be automatically released. In addition, a Grantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Grantor shall be automatically released as set forth in Section 9.18 of the Credit Agreement upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary or a Guarantor.

(b)    This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate on the Maturity Date.

(c)    In connection with any release pursuant to paragraphs (a) or (b) above, the Collateral Agent shall promptly, in accordance with Section 9.18 of the Credit Agreement, execute and deliver to any Grantor, at such Grantor’s sole expense, all documents that such Grantor shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this Section 6.15 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party.

SECTION 6.16    Additional Grantors.

Pursuant and subject to Section 5.10 of the Credit Agreement, each Subsidiary that was not in existence or not a Subsidiary on the Closing Date is required to enter into this Agreement and each other applicable Security Document, as the case may be, as a Grantor upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 6.17    Conflicts. In the event of any conflict between the provisions contained herein and the provisions contained in the Credit Agreement or in any Security Document governed by the law of any jurisdiction other than the State of New York, the provisions contained in the Credit Agreement or such Security Document, as applicable, shall control.

SECTION 6.18    Limitations.

(a)    Grantors incorporated in Switzerland. The enforcement of the Collateral granted hereunder by any Grantor incorporated in Switzerland shall be limited in the same manner as the enforcement of the Guarantee by a Guarantor incorporated in Switzerland as set out in Section 1.11(e) of the Guarantee Agreement.

(b)    Grantors incorporated in Germany. The enforcement of the Collateral granted hereunder by any Grantor incorporated in the Federal Republic of Germany shall be limited in the same manner as the enforcement of the Guarantee by a Guarantor incorporated in the Federal Republic of Germany as set out in Section 1.11(d) of the Guarantee Agreement.

(c)    Grantors incorporated in France. The enforcement of the Collateral granted hereunder by any Grantor incorporated in France shall be limited in the same manner as the enforcement of the Guarantee by a Guarantor incorporated in France as set out in Section 1.11(e) of the Guarantee Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

This document has been executed as a deed by Claire’s (Gibraltar) Intermediate Holdings Limited and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED by CLAIRE’S (GIBRALTAR) INTERMEDIATE HOLDINGS LIMITED Acting by

)

)

)

Name:

Director in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness

[Signature Page to US Security Agreement]

CLAIRE’S GERMANY GMBH

By:
Name:
Title:

CLAIRE’S HOLDINGS S.À R.L.

By:
Name:
Title:

CLAIRE’S HOLDING GMBH

By:
Name:
Title:

CLAIRE’S EUROPEAN SERVICES LIMITED

By:
Name:
Title:

CLAIRE’S EUROPEAN DISTRIBUTION LIMITED

By:
Name:
Title:

CLAIRE’S LUXEMBOURG S.A R.L.

By:
Name:
Title:

CLAIRE’S ACCESSORIES UK LTD.

By:
Name:
Title:

[Signature Page to US Security Agreement]

CLAIRE’S SWITZERLAND GMBH

By:
Name:
Title:

CLAIRE’S ACCESSORIES SPAIN, S.L.

By:
Name:
Title:

CLAIRE’S FRANCE S.A.S.

By:
Name:
Title:

CSI LUXEMBOURG S.A R.L.

By:
Name:
Title:

Executed as a deed:

CLAIRE’S FASHION PROPERTY CORP.

By:
Name:
Title:

[Signature Page to US Security Agreement]

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

By:
Name:
Title:

[Signature Page to US Security Agreement]

Schedule I

Pledged Equity Interests

Issuer	Pledgor / Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule II

Pledged Debt Securities

Schedule III

Intellectual Property

Trademarks

Patents

Copyrights

Schedule IV

Commercial Tort Claims

Schedule V

Grantor Name; Jurisdiction

Ref	Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State (if applicable)	Country
1.

Exhibit A

to the U.S. Collateral Agreement

SUPPLEMENT NO.     , dated as of, 20[    ], to the U.S. Collateral Agreement, dated as of January 5, 2017 (the “Collateral Agreement”), among CLAIRE’S (GIBRALTAR) INTERMEDIATE HOLDINGS LIMITED (“Holdings”) and CLAIRE’S GERMANY GMBH (together with Holdings, each, a “Borrower” and collectively, the “Borrowers”), each of the Subsidiaries listed on the signature pages thereto or that becomes a party thereto pursuant to Section 6.16 thereof (together with the Borrowers (each in its capacity thereunder), each a “Grantor” and, collectively, the “Grantors”) and CORLAND CAPITAL MARKET SERVICES LLC, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Secured Parties.

A. Reference is made to the Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto (the “Lenders”), Boticelli, L.L.C., as administrative agent (the “Administrative Agent”) and Lender, and the Collateral Agent.

B. Capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.

C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make the Loans. Section 6.16 of the Collateral Agreement provides that additional Subsidiaries shall become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Collateral Agreement to become a Grantor under the Collateral Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder (giving effect to any supplements to schedules thereto delivered in connection herewith) are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent for the benefit of the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by any applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors’ rights generally and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement, which when taken together, bears the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission (including by .pdf, .tif or similar format) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that attached to this Agreement are duly completed schedules and, if applicable, short-form agreements substantially in the form of Exhibits C, D or E to the Collateral Agreement, as applicable, in each case, with respect to the New Subsidiary (the “Supplemental Schedules”). The New Subsidiary represents and warrants that the information contained on each of the Supplemental Schedules with respect to such New Subsidiary and its properties and affairs is true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true in all respects) as of the date hereof.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent in accordance with Section 6.06(a) of the Collateral Agreement.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

By:
Name:
Title:

Exhibit B to

the U.S. Collateral Agreement

[Form of]

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT, dated as of [            ], 20[    ] (this “Agreement”), among [                    ], a [                    ] located at [                    ], and [                    ], a [                    ] located at [                    ] (each a “Grantor” and collectively the “Grantors”), and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral agent (in such capacity, the “Collateral Agent”).

Reference is made to (a) the U.S. Collateral Agreement dated as of January 5, 2017 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Grantors from time to time party thereto and the Collateral Agent and (b) the Credit Agreement, dated as of January 5, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent.

The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor is an affiliate of the Company, will derive substantial benefits from the extensions of credit to the Borrowers pursuant to the Credit Agreement and is willing to execute and deliver the Collateral Agreement and this Agreement in order to induce the Lenders to extend such credit. Pursuant to the Collateral Agreement, the Grantor is required to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not defined in this Agreement has the meaning given or ascribed to it in the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a)    the United States Trademark applications and registrations of such Grantor listed on Schedule I attached hereto (but excluding any Trademark applications filed in the United States Patent and Trademark Office (or similar governmental authority) on the basis of a Grantor’s “intent-to-use” such Trademark prior to the filing with and acceptance by the United States Patent and Trademark Office (or similar governmental authority) of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, only to the extent, if any, the grant of a security interest therein could impair the validity or enforceability of such intent-to-use Trademark application (or any Trademark registration therefrom) under applicable law);

(b)    all goodwill associated therewith or symbolized thereby; and

(c)    all Proceeds and products of any and all of the foregoing, all Supporting Obligations and all collateral security and guarantees given by any Person with respect to any of the foregoing.

SECTION 3. Recordation. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. Each Grantor authorizes and requests that the Commissioner of Trademarks record this Agreement.

SECTION 4. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern, and for the avoidance of doubt, Trademark Collateral shall not include any Excluded Collateral.

SECTION 5. Term. The term of this Agreement shall be co-terminus with the Collateral Agreement as its term is set forth therein.

SECTION 6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 6.04 of the Collateral Agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission (including by .pdf, .tif or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

Acknowledged and Agreed by:

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

By:
Name:
Title:

SCHEDULE I TO

TRADEMARK SECURITY AGREEMENT

Trademark Registrations and Applications

Exhibit C to

The U.S. Collateral Agreement

[Form of]

PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT, dated as of [            ], 20[    ] (this “Agreement”), among [                    ], a [                    ] located at [                    ], and [                    ], a [                    ] located at [                    ] (each a “Grantor” and collectively the “Grantors”), and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral agent (in such capacity, the “Collateral Agent”).

Reference is made to (a) the U.S. Collateral Agreement dated as of January 5, 2017 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Grantors from time to time party thereto and the Collateral Agent and (b) the Credit Agreement, dated as of January 5, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent.

The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor is an affiliate of the Company, will derive substantial benefits from the extensions of credit to the Borrowers pursuant to the Credit Agreement and is willing to execute and deliver the Collateral Agreement and this Agreement in order to induce the Lenders to extend such credit. Pursuant to the Collateral Agreement, the Grantor is required to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not defined in this Agreement has the meaning given or ascribed to it in the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

(a)    the United States Patents and Patent applications of such Grantor listed on Schedule I attached hereto;

(b)    all Proceeds and products of any and all of the foregoing, all Supporting Obligations and all collateral security and guarantees given by any Person with respect to any of the foregoing.

SECTION 3. Recordation. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. Each Grantor authorizes and requests that the Commissioner of Patents record this Agreement.

SECTION 4. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern, and for the avoidance of doubt, Patent Collateral shall not include any Excluded Collateral.

SECTION 5. Term. The term of this Agreement shall be co-terminus with the Collateral Agreement as its term is set forth therein.

SECTION 6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 6.04 of the Collateral Agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission (including by .pdf, .tif or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

Acknowledged and Agreed by:

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

By:
Name:
Title:

SCHEDULE I TO

PATENT SECURITY AGREEMENT

Patents and Patent Applications

Grantor	Title	Appl. No.	Patent No.

Exhibit D to

the U.S. Collateral Agreement

[Form of]

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT. dated as of [        ], 20[    ] (this “Agreement”), among [                    ], a [                    ] located at [                    ], and [                    ], a [                    ] located at [                    ] (each a “Grantor” and collectively the “Grantors”), and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral agent (in such capacity, the “Collateral Agent”).

Reference is made to (a) the U.S. Collateral Agreement dated as of January 5, 2017 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Grantors from time to time party thereto and the Collateral Agent and (b) the Credit Agreement, dated as of January 5, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent.

The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Grantor is an affiliate of the Company, will derive substantial benefits from the extensions of credit to the Borrowers pursuant to the Credit Agreement and is willing to execute and deliver the Collateral Agreement and this Agreement in order to induce the Lenders to extend such credit. Pursuant to the Collateral Agreement, the Grantor is required to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not defined in this Agreement has the meaning given or ascribed to it in the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the United States Copyright applications and registrations of such Grantor listed on Schedule I attached hereto and all Proceeds and products of any and all of the foregoing, all Supporting Obligations and all collateral security and guarantees given by any Person with respect to any of the foregoing.

SECTION 3. Recordation. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office. Each Grantor authorizes and requests that the Register of Copyrights record this Agreement.

SECTION 4. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern, and for the avoidance of doubt, Copyright Collateral shall not include any Excluded Collateral.

SECTION 5. Term. The term of this Agreement shall be co-terminus with the Collateral Agreement as its term is set forth therein.

SECTION 6. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 6.04 of the Collateral Agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission (including by .pdf, .tif or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

Acknowledged and Agreed by:

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

By:
Name:
Title:

SCHEDULE I TO

COPYRIGHT SECURITY AGREEMENT

Copyrights

Title	Owner	Registration No.

Exhibit C

Exhibit C

[Form of]

Note

$	New York, New York
December [●], 2016

FOR VALUE RECEIVED, CLAIRE’S (GIBRALTAR) INTERMEDIATE HOLDINGS LIMITED (“CGIH” or “Holdings”) and CLAIRE’S GERMANY GMBH, as borrowers (together with Holdings, each a “Borrower” and together, the “Borrowers”) hereby promise to pay to [                    ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, on the Maturity Date the principal sum of                      DOLLARS ($        ) or, if less, the unpaid principal amount of all Term Loans made by the Lender pursuant to the Credit Agreement (as defined below), payable at such times and in such amounts as are specified in the Credit Agreement. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Borrowers also promise to pay interest on the unpaid principal amount of each Term Loan made by the Lender from the date hereof until paid at the rates and at the times provided in Section 2.13 of the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of December [●], 2016 (as amended, restated, amended and restated, supplemented and/or modified from time to time, the “Credit Agreement”), among inter alios the Borrowers, the various lenders from time to time party thereto, and Botticelli LLC, as administrative agent (in such capacity, the “Administrative Agent”) and is entitled to the benefits thereof and of the other Loan Documents. This Note is secured by the Security Documents and is entitled to the benefits of the Guarantee Agreement. As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

BORROWERS:

CLAIRE’S (GIBRALTAR) INTERMEDIATE HOLDINGS LIMITED

By:
Name:
Title:

CLAIRE’S GERMANY GMBH

By:
Name:
Title:

[TERM NOTE]